Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of February 18, 2014 (the “Execution Date”), by and among: (a) Edison Mission Energy (the “Company” or “EME”) on behalf of itself and its direct and indirect subsidiaries (such subsidiaries, including each of the Debtors (as defined herein), collectively, the “Company Subsidiaries”); (b) Edison International (“EIX”) on behalf of itself and its subsidiary Edison Mission Group Inc. (“EMG”) and EMG’s direct and indirect subsidiaries other than the Company and the Company Subsidiaries (EMG and such subsidiaries, collectively, the “EMG Subsidiaries”); and (c) certain holders of the Senior Notes (as defined herein) that are party hereto (each a “Consenting Noteholder” and collectively, the “Consenting Noteholders”). The parties above are each sometimes referred to herein as a “Party,” and collectively, as the “Parties.” Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 hereof.

RECITALS

WHEREAS, EIX is the common parent of the affiliated group of corporations which duly elects to file a Consolidated Return (the “Consolidated Group”);

WHEREAS, the Company directly or indirectly owns and holds equity interests in each Company Subsidiary (including each Debtor);

WHEREAS, the Company issued the Senior Notes in the original principal amount of $3,700,000,000 pursuant to the Indentures;

WHEREAS, following the commencement of the Chapter 11 Cases, the Debtors and the Official Committee of Unsecured Creditors conducted an extensive investigation on behalf of the Debtors’ bankruptcy estates into causes of action and Claims that the estates and their creditors potentially could assert against EIX, its subsidiaries, and directors and officers of EIX, its subsidiaries, and EME and, as a result of this investigation and discussions among the Parties, the Debtors have determined, in their reasonable judgment and with the approval of the Consenting Noteholders that are party to this Agreement, that the settlement transaction contemplated by this Agreement is in the best interests of the Debtors, their estates, and their respective creditors and other stakeholders;

WHEREAS, the Plan of Reorganization shall be amended on the terms set forth in the amended Plan of Reorganization attached as Exhibit A to implement the terms of this Agreement and effect the settlement and release of EIX, its subsidiaries, and the directors and officers of EIX, its subsidiaries, and EME by the Debtors, their estates, their respective creditors and other stakeholders, and the Company Subsidiaries and their creditors, on the terms set forth in this Agreement and the amended Plan of Reorganization attached as Exhibit A; and

WHEREAS, the Parties have negotiated, and now seek to effectuate, the Settlement Transaction through the Parties’ entry into this Agreement and consummation of the transactions contemplated thereby.

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NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows.

AGREEMENT

1.	Definitions.

a.	“2012 California EIX Group Apportionment Factor” means 74%.

b.	“2013 California EIX Group Apportionment Factor” means 67%.

c.	“2013 Tax Attributes” means a good faith estimate of the tax effected federal and net California taxable losses (income) and credits of the Company and the Company Consolidated Subsidiaries in 2013, consistent with past EME practice and filed tax returns, less $11,233,000 of tax sharing payments made under the Tax Sharing Agreements, as determined pursuant to the provisions of Section 3 of this Agreement. The 2013 Tax Attributes shall be determined by using the 2013 California EIX Group Apportionment Factor for purposes of determining the tax effected net California losses (income) of the Company and Company Consolidated Subsidiaries.

d.	“2014 Tax Attributes” means a good faith estimate of the tax effected federal and net California taxable losses (income) and credits of the Company and the Company Consolidated Subsidiaries from January 1, 2014 through the Effective Date, consistent with past EME practice and filed tax returns, including Tax Effected Federal NRG Transaction Gain/Loss and Tax Effected California NRG Transaction Gain/Loss, and income arising from discharge of interest on the Senior Notes accrued from December 17, 2012, through December 31, 2013, but excluding any reduction due to cancellation of indebtedness income, as determined pursuant to the provisions of Section 3 of this Agreement.

e.	“2014 California EIX Group Apportionment Factor” means 87.66%.

f.	“2015 Note Amount” means one-half of the Adjustment Amount plus an amount equal to 5.0 percent per annum of one-half of the Adjustment Amount compounded semiannually from the Effective Date through September 30, 2015, subject to the terms and conditions of the EIX 2015 Note.

g.	“2016 Note Amount” means one-half of the Adjustment Amount plus an amount equal to 5.0 percent per annum of one-half of the Adjustment Amount compounded semiannually from the Effective Date through September 30, 2016, subject to the terms and conditions of the EIX 2016 Note.

h.	“Adjusted NRG Proceeds Amount” means (i) the sum of the Cash Purchase Price (as defined in the NRG Agreement) and the fair market value of the Stock Purchase

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Price (as defined in the NRG Agreement) on the Effective Date; minus (ii) the Waterfall Payment Amount.

i.	“Adjustment Amount” means the product of (i) 50% and (ii) the amount of (A) Total Company Tax Attributes in excess of (B) four hundred fifty million U.S. dollars ($450,000,000).

j.	“Agreement” has the meaning ascribed to it in the preamble.

k.	“Amended Plan of Reorganization” means the Plan of Reorganization as modified as set forth on Exhibit A attached hereto, as may be further amended or modified from time to time in a manner not inconsistent with this Agreement (and with respect to terms implementing this Agreement, by agreement of EME, EIX, and the Required Consenting Noteholders).

l.	“APA Notice of Disagreement” means the “Notice of Disagreement” as defined in the NRG Agreement.

m.	“Approval Order” means an order of the Bankruptcy Court approving this Agreement and the Settlement Transaction, which order shall be acceptable to the Debtors, the Consenting Noteholders, and EIX. The Approval Order may be the Confirmation Order, provided that the Confirmation Order must be acceptable to EIX solely with respect to terms that affect the rights of EIX under this Agreement.

n.	“Asserted Claims” means all Claims against the entities and individuals named as defendants in the draft complaint attached to the Motion of Official Committee of Unsecured Creditors of Edison Mission Energy, et al., Pursuant to 11 U.S.C. §§ 105(a), 1103(c) and 1109(b), for Entry of an Order (A) Granting Leave, Standing and Authority to Prosecute, and Sole Authority to Settle, Certain Claims on Behalf of the Debtors’ Estates and (B) Authorizing the Committee to Direct and Control Certain Accounting Professionals [Docket No. 1054].

o.

“Assumed Liabilities” means, collectively, any liability, whether or not contingent, on account of any of the following: (i) any United States federal or any state income taxes of the Consolidated Group, the Company, or any Company Subsidiary, including any interest or penalties and any taxes or charges on account of any audit related to Edison Mission Energy Taupo Ltd.; and (ii) any and all obligations or liabilities of the Company or the Company Subsidiaries (or any affiliate for purposes of the Employee Retirement Income Security Act of 1974) in respect of current and/or former employees of the Company or the Company Subsidiaries (and their respective beneficiaries) or otherwise (including with respect to any operational or documentary defects, prohibited transactions, or fiduciary breaches), whether direct to participants or to any plan, trust (including any multi-employer fund), the Pension Benefit Guaranty Corporation, or otherwise, under or in respect of any qualified pension plan, any non-qualified executive pension plan, other executive retirement plan, or deferred compensation plan administered, sponsored, or maintained, or required to be contributed to by EIX or

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SCE (or their affiliates other than the Company and/or the Company subsidiaries), for which the Company or the Company Subsidiaries could have liability; provided that, for the avoidance of doubt, (1) such plans shall include those plans listed on Schedule 4 and (2) the “Assumed Liabilities” shall not include the Retained Liabilities specified in clauses (i)–(iii) of Section 1.yyy hereof.

p.	“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

q.	“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, such other court having jurisdiction over all or any portion of the Chapter 11 Cases.

r.	“Bankruptcy Expenses Adjustment Amount” means the portion of the $22,440,269 of bankruptcy expenses of the Company and Company Subsidiaries that were deducted on the 2012 Consolidated Return of the Consolidated Group which should have been capitalized.

s.	“Business Days” has the meaning ascribed to it in the Amended Plan of Reorganization.

t.	“Capistrano” means Capistrano Wind Holdings, Inc.

u.	“Chapter 11 Cases” means the jointly administered chapter 11 cases commenced by the Debtors in the Bankruptcy Court and styled In re Edison Mission Energy, et al., No. 12-49219 (JPC).

v.	“Claim” means all legal and equitable claims, causes of action and/or rights to relief, including any claims encompassed within the definition of Claim in section 101(5) of the Bankruptcy Code, including, but not limited to, Asserted Claims.

w.	“Commercial Relationship Claims” mean any Claims deriving from contractual or commercial arrangements among SCE and certain of the Company Subsidiaries as set forth on Schedule 3 to this Agreement.

x.	“Committee” has the meaning ascribed to it in the Amended Plan of Reorganization.

y.	“Company” has the meaning ascribed to it in the preamble.

z.	“Company Consolidated Subsidiaries” means those corporations, the majority of whose voting stock or other controlling ownership interest is owned, directly or indirectly, by the Company and which are included in a Consolidated Return filed by the Consolidated Group.

aa.	“Company Subsidiaries” has the meaning ascribed to it in the preamble.

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bb.	“Conditions Precedent” means (i) the delivery to EIX of an opinion from Kirkland & Ellis LLP, substantially in the form previously agreed to by the Parties; (ii) execution of the Escrow Agreement by the Reorganization Trust and the Escrow Agent and funding of the Escrow Account, (iii) execution of the NRG Side Letter and compliance by the Company with the obligations under Sections 1 and 2 of the NRG Side Letter prior to the closing of the NRG Transactions; (iv) the Approval Order has been entered in the Chapter 11 Cases, and (v) the Confirmation Order has been entered in the Chapter 11 Cases.

cc.	“Confirmation Order” means the order of the Bankruptcy Court, which order shall be acceptable to the Debtors, the Consenting Noteholders, and (solely with respect to terms that affect the rights of EIX under this Agreement) EIX, confirming the Amended Plan of Reorganization under section 1129 of the Bankruptcy Code.

dd.	“Consenting Noteholder” has the meaning ascribed to it in the preamble. For the avoidance of doubt, each Consenting Noteholder shall also be a party to the Plan Sponsor Agreement.

ee.	“Consolidated Group” has the meaning ascribed to it in the preamble.

ff.	“Consolidated Return” means a federal income tax return filed with respect to the Consolidated Group pursuant to Section 1551 of the Tax Code and/or a California franchise or income tax return or report filed with respect to the Consolidated Group pursuant to applicable sections of the California tax code.

gg.	“Debtors” collectively refers to the Company; Camino Energy Company; Chestnut Ridge Energy Company; Edison Mission Energy Fuel Services, LLC; Edison Mission Fuel Resources, Inc.; Edison Mission Finance Co.; Edison Mission Fuel Transportation, Inc.; Edison Mission Holdings Co.; Edison Mission Midwest Holdings Co.; EME Homer City Generation L.P.; Homer City Property Holdings, Inc.; Midwest Finance Corp.; Midwest Generation EME, LLC; Midwest Generation, LLC; Midwest Generation Procurement Services, LLC; Midwest Peaker Holdings, Inc.; Mission Energy Westside, Inc.; San Joaquin Energy Company; Southern Sierra Energy Company; and Western Sierra Energy Company.

hh.	“Disagreement Notice Date” has the meaning ascribed to it in Section 3.c of this Agreement.

ii.	“Disputed Claim” has the meaning ascribed to it in the Amended Plan of Reorganization.

jj.	“Disputed Claims Reserve Amount” has the meaning ascribed to it in the Amended Plan of Reorganization.

kk.	“Effective Date” has the meaning ascribed to it in the Amended Plan of Reorganization.

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ll.	“Effective Date Cash Amount” means two hundred twenty-five million U.S. dollars ($225,000,000) in immediately available funds.

mm.	“EIX” has the meaning ascribed to it in the preamble.

nn.	“EIX 2015 Note” means a zero-coupon note issued by EIX in favor of the Reorganization Trust in the amount of the 2015 Note Amount, which note shall be divisible in accordance with Section 2.c of this Agreement. For the avoidance of doubt, the principal amount of the EIX 2015 Note shall be equal to the 2015 Note Amount.

oo.	“EIX 2016 Note” means a zero-coupon note issued by EIX in favor of the Reorganization Trust in the amount of the 2016 Note Amount, which note shall be divisible in accordance with Section 2.c of this Agreement. For the avoidance of doubt, the principal amount of the EIX 2016 Note shall be equal to the 2016 Note Amount.

pp.	“EIX Notes” means, collectively, the EIX 2015 Note and the EIX 2016 Note, the form of which is attached hereto as Exhibit B.

qq.	“EIX Released Parties” means EIX, the EMG Subsidiaries, Post-Reorganization EME, SCE, their respective subsidiaries (other than the Company and the Company Subsidiaries), and their respective current and former officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, insurers (but only if the insurer has given the EME Released Parties a release on substantially the same terms set forth in Section 2.g of this Agreement), representatives, and other professionals, in each case in their capacity as such, and/or in any such capacity on behalf of the Company, including, but not limited to, all entities and individuals named as proposed defendants with respect to Asserted Claims.

rr.	“EIX Releasing Parties” means EIX, the EMG Subsidiaries, Post-Reorganization EME, their respective subsidiaries (other than the Company, the Company Subsidiaries, and SCE and its subsidiaries), and their respective current and former respective officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, insurers (but only if the insurer has given the EME Released Parties a release on substantially the same terms set forth in Section 2.g of this Agreement), representatives, and other professionals, in each case in their capacity as such.

ss.	“EME Released Parties” means the Company, the Company Subsidiaries, the Reorganization Trust and their respective current and former respective officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, representatives, and other professionals, in each case in their capacity as such.

tt.	“EME Releasing Parties” means the Company, the Company Subsidiaries, the Reorganization Trust and their respective current and former respective officers,

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directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, trustees, managers, consultants, representatives, and other professionals, in each case in their capacity as such.

uu.	“EMG Subsidiaries” has the meaning ascribed to it in the preamble.

vv.	“Escrow Account” has the meaning ascribed to it in Section 8.d of this Agreement.

ww.	“Escrow Agent” means the third-party escrow agent under the Escrow Agreement.

xx.	“Escrow Agreement” means the agreement between EIX, the Reorganization Trust, and the Escrow Agent, which agreement shall be consistent with the terms set forth in Exhibit C hereof.

yy.	“Execution Date” has the meaning set forth in the preamble.

zz.	“Final Cash Purchase Price” has the meaning ascribed to it in the NRG Agreement.

aaa.	“Final Schedule” has the meaning ascribed to it in Section 3.b of this Agreement.

bbb.	“Indentures” means: (i) that certain Indenture, dated as of June 6, 2006, as the same has been amended, modified, waived, or supplemented through the date hereof, by and among the Company and Wells Fargo Bank, N.A., as trustee, providing for the issuance of 7.50 percent Senior Notes due 2013 and 7.75 percent Senior Notes due 2016; and (ii) that certain Indenture, dated as of May 7, 2007, as the same has been amended, modified, waived, or supplemented through the date hereof, by and among the Company and Wells Fargo Bank, N.A., as trustee, providing for the issuance of 7.00 percent Senior Notes due 2017, 7.20 percent Senior Notes due 2019, and 7.625 percent Senior Notes due 2027.

ccc.	“Initial Escrow Amount” means $50,000,000 in cash or an equivalent face amount of EIX Notes.

ddd.	“KPMG Spreadsheet” means that certain spreadsheet entitled Estimated EME Attributes 2 14 14_v5 KPMG.xlsx forwarded to EIX by email at 10:42 AM CST, February 14, 2014.

eee.	“Noteholders” means the holders of the Senior Notes.

fff.	“Notice of Disagreement” has the meaning ascribed to it in Section 3.c of this Agreement.

ggg.	“NRG” means NRG Energy, Inc.

hhh.	“NRG Agreement” means that certain Asset Purchase Agreement dated October 18, 2013, by and among EME, NRG and NRG Energy Holdings, Inc., a Delaware corporation, as amended.

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iii.	“NRG Bankruptcy Expenses Adjustment Amount” means the portion of the Bankruptcy Expenses Adjustment Amount which should have been capitalized into the basis of EME assets being sold to NRG.

jjj.	“NRG Side Letter” means that certain letter agreement, dated as of the date hereof, among EIX, EME, and NRG related to Capistrano, Mission Funding Alpha, LLC, and certain other matters.

kkk.	“NRG Transaction” means the asset sale and related transactions contemplated by the NRG Agreement and the Plan Sponsor Agreement.

lll.	“Party” has the meaning ascribed to it in the preamble.

mmm.	“Plan of Reorganization” means the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated December 19, 2013 [Docket No. 1720], as amended, modified, or supplemented from time to time.

nnn.	“Plan Sponsor Agreement” means that certain Plan Sponsor Agreement, dated as of October 17, 2013, among the Debtors, the Committee, the holders of the Senior Notes party thereto, and NRG, as approved by the Bankruptcy Court pursuant to the Order Granting Motion to Approve (I) Entry into Plan Sponsor Agreement, (II) Sponsor Protections, and (III) Related Relief, dated October 24, 2013 [Docket No. 1424].

ooo.	“Plan Supplement” has the meaning ascribed to it in the Amended Plan of Reorganization.

ppp.	“Post-Reorganization EME” means Edison Mission Energy as retained by Mission Energy Holding Company following the Effective Date of the Amended Plan of Reorganization.

qqq.	“Pre-2013 Tax Attributes” means the sum of (i) Pre-2013 Tax Effected Federal Attributes, and (ii) Pre-2013 Tax Effected California NOLs.

rrr.	“Pre-2013 Tax Effected Federal Attributes” means $1,112,904,916 minus the product of (i) 35% and (ii) the Bankruptcy Expenses Adjustment Amount.

sss.	“Pre-2013 Tax Effected California NOLs” means $73,684,715 minus the product of (i) 5.746%, (ii) the Bankruptcy Expenses Adjustment Amount, and (iii) the 2012 California EIX Group Apportionment Factor.

ttt.

“Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers Claims against the Company and its affiliates (including debt securities, the Senior Notes or other debt) or enter with customers into long and short positions in Claims against the Company and its affiliates (including debt securities, the Senior Notes or other debt), in its capacity as a dealer or market maker in such Claims against the Company and its affiliates and (ii) is in fact

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regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

uuu.	“Release of EIX Released Parties” means the release by each EME Releasing Party in favor of each EIX Released Party pursuant to Section 2.f of this Agreement.

vvv.	“Release of EME Released Parties” means the release by each EIX Releasing Party in favor of each EME Released Party pursuant to Section 2.g of this Agreement.

www.	“Reorganization Trust” means the trust or other entity to be established on the Effective Date in accordance with, and to implement, the Amended Plan of Reorganization, which, among other things, is a successor to the Company with respect to certain rights and obligations as set forth in Section 27 of this Agreement.

xxx.	“Required Consenting Noteholders” means the Noteholders representing at least 75 percent of the outstanding principal amount of Senior Notes held by all Consenting Noteholders.

yyy.	“Retained Liability” means, collectively: (i) any Retiree Benefits; (ii) any liabilities of the Company to NRG in connection with the NRG Transaction; (iii) any liabilities of the Reorganization Trust under Section 6.b of this Agreement; and (iv) any other liabilities of the Company and the Company Subsidiaries that are not Assumed Liabilities, including liabilities for taxes other than United States federal or state income taxes.

zzz.	“Retiree Benefits” means the retiree benefits (as such term is defined under section 1114(a) of the Bankruptcy Code) and any retiree employee assistance benefits that are or have been maintained, sponsored, or funded by the Company or Company Subsidiaries under the Edison International Welfare Benefit Plan prior to the Effective Date.

aaaa.	“Review Period” has the meaning ascribed to it in Section 3.c of this Agreement.

bbbb.	“SCE” means Southern California Edison.

cccc.	“Schedule Submission Date” has the meaning ascribed to it in Section 3.d of this Agreement.

dddd.	“Senior Notes” means the notes issued pursuant to the Indentures.

eeee.	“Settlement Ancillary Documents” means the EIX Notes, the NRG Side Letter, and any other agreements, instruments, or other documents executed by any Party in connection with this Agreement.

ffff.	“Settlement Transaction” means the transactions contemplated by this Agreement, including confirmation of the Amended Plan of Reorganization.

gggg.	“Tax Code” means the Internal Revenue Code of 1986, as amended.

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hhhh.	“Tax Attribute Reduction Amount” means $29,000,000.

iiii.	“Tax Effected California CODI” means $1,519,012.

jjjj.	“Tax Effected California NRG Transaction Gain/Loss” means the product of (i) 5.746%, (ii) the 2014 California EIX Group Apportionment Factor, and (iii) subject to adjustment in accordance with Schedule 2, (A) an estimate of the Cash Purchase Price (as defined in the NRG Agreement), plus (B) an estimate of the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) as of the Effective Date, plus (C) an estimate of the amount treated as realized by the Company for California income tax purposes as a result of the assumption of liabilities in connection with the NRG Transaction determined in accordance with Section 1001 of the Tax Code and other applicable law, minus (D) an estimate of the adjusted California tax basis of assets of the Company and the Company Subsidiaries as of the Effective Date, which assets are to be transferred to NRG pursuant to the NRG Agreement. If the amount computed pursuant to the preceding sentence is positive, such amount shall constitute a Tax Effected California NRG Transaction Gain and if the amount computed pursuant to the preceding sentence is negative, such amount shall constitute a Tax Effected California NRG Transaction Loss.

kkkk.	“Tax Effected Federal CODI” means the product of (i) 35% and (ii) the excess of (A) the sum of (x) $3,853,993,752 of principal and accrued interest on the Senior Notes as of December 17, 2012 and (y) a good faith estimate of any other accrued liabilities of EME being discharged pursuant to the Amended Plan of Reorganization to the extent that payment of such liabilities would not have given rise to a deduction for federal income tax purposes over (B) subject to adjustment in accordance with Schedule 2, the sum of (1) the Adjusted NRG Proceeds Amount, (2) the Effective Date Cash Amount, (3) the 2015 Note Amount, and (4) the 2016 Note Amount, as determined pursuant to the provisions of Section 3 of this Agreement.

llll.	“Tax Effected Federal NRG Transaction Gain/Loss” means the product of (i) 35% and (ii) subject to adjustment in accordance with Schedule 2, (A) an estimate of the Cash Purchase Price (as defined in the NRG Agreement), plus (B) an estimate of the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) as of the Effective Date, plus (C) an estimate of the amount treated as realized by the Company for federal income tax purposes as a result of the assumption of liabilities in connection with the NRG Transaction determined in accordance with Section 1001 of the Tax Code and other applicable law, minus (D) an estimate of the adjusted federal tax basis of assets of the Company and the Company Subsidiaries as of the Effective Date, which assets are to be transferred to NRG pursuant to the NRG Agreement. If the amount computed pursuant to the preceding sentence is positive, such amount shall constitute a Tax Effected Federal NRG Transaction Gain and if the amount computed pursuant to the preceding sentence is negative, such amount shall constitute a Tax Effected Federal NRG Transaction Loss.

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mmmm.	“Tax Sharing Agreements” means that certain Mission Energy Holding Company Amended and Restated Tax Allocation Agreement, dated as of February 13, 2012, among Mission Energy Holding Company (“MEHC”), EME, and Capistrano Wind Holdings, Inc. and that certain “Administrative Agreement Re Tax Allocation Payments,” dated July 2, 2001, by and among EIX, SCE, EMG, Edison Capital, MEHC, EME, Edison O&M Services, Edison Enterprises, and Mission Land Company.

nnnn.	“Total Company Tax Attributes” means the sum of (i) Pre-2013 Tax Attributes, (ii) 2013 Tax Attributes, and (iii) 2014 Tax Attributes, less (x) Tax Effected Federal CODI, (y) Tax Effected California CODI, and (z) the Tax Attribute Reduction Amount.

oooo.	“Transfer” has the meaning ascribed to it in Section 14.e of this Agreement.

pppp.	“True-Up Statement” has the meaning set forth in the NRG Agreement.

qqqq.

“Waterfall Payment Amount” means, to the extent not assumed by EIX under this Agreement or NRG under the NRG Agreement, the sum of the following without duplication (as such terms are defined in the Amended Plan of Reorganization, but in each case solely as such terms apply to Debtors (other than the Homer City Debtors, except to the extent that amounts are paid from proceeds referenced in clause (i) of the definition of Adjusted NRG Proceeds Amount) and Non-Debtor Subsidiaries): (a) Allowed Secured Claims; (b) Allowed Administrative Claims (including, without limitation, Accrued Professional Compensation Claims and the Professional Fee Escrow Amount (and any estimates thereof under Article III.C.3 of the Amended Plan of Reorganization); (c) Allowed Priority Tax Claims; (d) Allowed Other Priority Claims; (e) Allowed General Unsecured Claims against Debtor Subsidiaries; (f) the Agreed PoJo Cure Amount; (g) the Compensation and Benefits Fund Escrow; (h) amounts necessary under the Exit Plan; (i) the Supporting Noteholder Fees, (j) the PoJo Restructuring Fees, (k) the EME Senior Notes Indenture Trustee Fees; (l) the Disputed Claims Reserve Amount (including amounts reserved to pay the “PBOP” claims (referenced in cell D65 of the 2014 tab of the KPMG Spreadsheet), portions of the “State tax matters” (referenced in cell D66 of the 2014 tab of the KPMG Spreadsheet), and Class B3 Unsecured Claims (referenced in cell D68 of the 2014 tab of the KPMG Spreadsheet)); (m) any additional amount reserved by the Reorganization Trust to pay Retained Liabilities that do not constitute Disputed Claims (other than the Initial Escrow Amount) (including amounts reserved to pay liabilities of Non-Debtor Subsidiaries including the remainder of the “State tax matters” (referenced in cell D66 of the 2014 tab of the KPMG Spreadsheet); provided, however, that, for purposes of determining the Waterfall Payment Amount, the sum of (l) and (m) shall not exceed $182,000,000; and (n) any other amounts paid under the Amended Plan of Reorganization or the Confirmation Order (other than the Initial Escrow Amount) from proceeds referenced in clause (i) of the definition of Adjusted NRG Proceeds Amount other than (1) amounts paid to the Noteholders or for liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI,” (or to the

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Reorganization Trust for the benefit of the Noteholders or holders of Claims for such liabilities), (2) the Wind Down Budget for future expenditures of the Reorganization Trust, or (3) other expenses incurred by the Reorganization Trust for the benefit of the Noteholders or holders of Claims for liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI.”

2.	Settlement Transaction.

a.	Effectiveness of Agreement. Following the execution of this Agreement by the Company (on behalf of itself and the Company Subsidiaries), EIX (on behalf of itself and the EMG Subsidiaries), and Consenting Noteholders holding at least a majority of the outstanding principal amount of the Senior Notes, the obligation of the Parties to perform under this Agreement shall become effective and binding upon each of the Parties (except with respect to the Company and the Company Subsidiaries, whose obligations hereunder shall become effective and binding upon entry of the Approval Order by the Bankruptcy Court).

b.	Settlement Consideration. In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Claim by the EME Releasing Parties against the EIX Released Parties, including EIX, its officers and directors, and those pre-petition officers and directors of EME against whom the Company and its creditors have asserted Claims, and other consideration set forth herein, EIX, on behalf of itself and the other EIX Released Parties, including its officers and directors and those pre-petition officers and directors of EME against whom the Company and its creditors have asserted Claims, shall pay to the Reorganization Trust (or, with respect to the EIX Notes, the permitted assignees thereof), an amount equal to the sum of (x) the Effective Date Cash Amount plus (y) the Adjustment Amount plus (z) interest on the Adjustment Amount as set forth in the calculation of the 2015 Note Amount and the 2016 Note Amount, and shall assume the Assumed Liabilities.

(i)	Effective Date Payment. On the Effective Date, EIX shall pay the Effective Date Cash Amount to the Reorganization Trust by wire transfer of immediately available funds.

(ii)	Adjustment Amount and Interest. EIX shall pay the 2015 Note Amount on or before September 30, 2015 and the 2016 Note Amount on or before September 30, 2016, in each case to the Reorganization Trust or the permitted assignees of the EIX Notes pursuant to the terms and conditions of the applicable EIX Notes.

c.	EIX Notes. EIX’s obligation to pay the Adjustment Amount shall be evidenced by the EIX Notes. The EIX Notes shall be zero-coupon notes, transferable in whole or in part (and, if in part, in face amounts of not less than $10 million), and shall have no other restrictions on assignment, participation, or other disposition thereof. The obligations of EIX under the EIX Notes shall be absolute and not subject to offset, defense, or counterclaim of any kind. EIX shall be entitled to prepay the EIX Notes

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(provided that for the avoidance of doubt any prepayment of the principal of the EIX Notes includes interest pursuant to the definition of such EIX Notes herein). The Reorganization Trust or its designee shall act as paying agent with respect to the EIX Notes and will register all transfers by any holders of the EIX Notes. At the Reorganization Trust’s expense, the Parties shall cooperate in good faith regarding the establishment of a third-party paying and/or transfer agent with respect to the EIX Notes. EIX shall issue, execute, and deliver to the Reorganization Trust the EIX Notes (in such number and denominations as requested by the Reorganization Trust but in no event shall any EIX Note be in a face amount less than $10 million) at the following times and in the following amounts:

(i)	Subject to subparagraph (iii) below, if EIX does not provide a Notice of Disagreement on or before the Disagreement Notice Date, then on the date that is five Business Days after the Disagreement Notice Date, EIX shall issue, execute and deliver to the Reorganization Trust (A) EIX 2015 Notes in an aggregate principal amount equal to the 2015 Note Amount and (B) EIX 2016 Notes in an aggregate principal amount equal to the 2016 Note Amount.

(ii)	Subject to subparagraph (iii) below, if EIX provides a Notice of Disagreement by the Disagreement Notice Date, then: (x) on the date that is five Business Days after Schedule Submission Date, EIX shall, issue, execute and deliver to the Reorganization Trust (A) EIX 2015 Notes in an aggregate principal amount equal to the 2015 Note Amount and (B) EIX 2016 Notes in an aggregate principal amount equal to the 2016 Note Amount, in the case of each of (A) and (B), calculated as if the Adjustment Amount were determined on the basis of EIX’s Final Schedule, and (y) if Ernst & Young[1] chooses the Reorganization Trust’s Final Schedule, on the date that is five Business Days after such determination, EIX shall issue, execute and deliver to the Reorganization Trust (X) EIX 2015 Notes in an aggregate principal amount equal to the difference between the 2015 Note Amount calculated on the basis of the Reorganization Trust’s Final Schedule minus the 2015 Note Amount calculated pursuant to clause (A) above and (Y) EIX 2016 Notes in an aggregate principal amount equal to the difference between the 2016 Note Amount calculated on the basis of the Reorganization Trust’s Final Schedule minus the 2016 Note Amount calculated pursuant to clause (B) above.

(iii)	If the Final Cash Purchase Price has not been determined pursuant to Section 1.3(b) of the NRG Agreement on or prior to the date that is five (5) Business Days before EIX is otherwise required to deliver EIX 2015 Notes or EIX 2016 Notes pursuant to subparagraphs (i) or (ii) above, then (x) the 2015 Note Amount and the 2016 Note Amount shall, for purposes of

[1]	As used herein, “Ernst & Young” means Ernst & Young or, if Ernst & Young declines the assignment, another accounting firm to be named.

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subparagraph (i) or (ii), be calculated as if the Adjustment Amount were determined on the basis of the Cash Purchase Price set forth in the True-Up Statement or the APA Notice of Disagreement which results in the lower Adjustment Amount, and (y) on the date that is five Business Days after the Final Cash Purchase Price has been determined pursuant to Section 1.3(b) of the NRG Agreement, EIX shall issue, execute and deliver to the Reorganization Trust (A) EIX 2015 Notes in an aggregate principal amount equal to the difference between the 2015 Note Amount calculated on the basis of the Final Cash Purchase Price minus the 2015 Note Amount calculated pursuant to clause (x) above and (B) EIX 2016 Notes in an aggregate principal amount equal to the difference between the 2016 Note Amount calculated on the basis of the Final Cash Purchase Price minus the 2016 Note Amount calculated pursuant to clause (y) above.

d.	Assumed Liabilities Settlement Consideration. EIX shall, effective as of the Effective Date, irrevocably assume and shall faithfully pay, perform, discharge, and fulfill, and if applicable, comply with, in each case when due or required, all of the Assumed Liabilities. EIX shall indemnify and hold harmless the Reorganization Trust, and the Company Subsidiaries, as applicable, from any obligation to satisfy, pay, perform, discharge, or otherwise fulfill, the Assumed Liabilities under the Amended Plan of Reorganization or otherwise. EIX, on behalf of itself and each of the EMG Subsidiaries, waives all rights of contribution, reimbursement, subrogation, or other rights against the Company Subsidiaries, the Reorganization Trust, or NRG, as applicable, with respect to the Assumed Liabilities.

e.	Retained Liabilities. The Company and the Company Subsidiaries hereby (i) agree, on behalf of themselves and the EME Released Parties, that no EIX Released Party has any obligation under, or liability for, any Retained Liabilities, and (ii) waive all rights of contribution, reimbursement, subrogation, or other rights against the EIX Released Parties with respect to the Retained Liabilities. The Company and the Company Subsidiaries shall indemnify and hold harmless, the EIX Released Parties from any obligation to satisfy, pay, perform, discharge, or otherwise fulfill, Claims on account of Retained Liabilities provided that such indemnity shall be payable and satisfied solely from the Escrow Account pursuant to Section 8 of this Agreement. Nothing in this Section 2.e shall be deemed or construed as a commitment to pay or an allowance of any Claim arising under or relating to the Retained Liabilities. All Parties’ rights to object to such Claims are expressly preserved and any allowed Claims arising under or relating to Retained Liabilities shall be satisfied, compromised, settled, released and discharged in accordance with the provisions of the Amended Plan of Reorganization.

f.

Release of EIX Released Parties. Effective on and after the Effective Date, each EME Releasing Party hereby releases each EIX Released Party from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative or representative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law,

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equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that the EME Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or interest that is treated in this Agreement or the Amended Plan of Reorganization, the business or contractual arrangements between any EME Releasing Party and any EIX Released Party, the restructuring of Claims and interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of this Agreement or the Settlement Ancillary Documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including, but not limited to, for the avoidance of doubt, the Asserted Claims; provided that, nothing in this paragraph shall release any (i) claims against any Party arising under this Agreement or the Settlement Ancillary Documents, (ii) Commercial Relationship Claims between SCE and any Company Subsidiary, or (iii) Claims of an EME Releasing Party in its capacity as an insured against any insurer in its capacity as an EIX Released Party.

g.	Release of EME Released Parties. Effective on and after the Effective Date, each EIX Releasing Party hereby releases each EME Released Party from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative or representative claims, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that the EIX Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or interest that is treated in this Agreement or the Amended Plan of Reorganization, the business or contractual arrangements between any EIX Releasing Party and any EME Released Party, the restructuring of Claims and interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the this Agreement, the Settlement Ancillary Documents, or related agreements, instruments, or other documents, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that nothing in this paragraph shall release any (i) claims against any Party arising under this Agreement or the Settlement Ancillary Documents, (ii) Commercial Relationship Claims between SCE and any Company Subsidiary, or (iii) any Claims of the EIX Releasing Parties that are Assumed Liabilities (as defined under the NRG Agreement), which shall be paid and treated in accordance with the Amended Plan of Reorganization and the NRG Agreement.

h.

Withdrawal of Claims. Upon the Effective Date, EIX, SCE, each EMG Subsidiary, and each other EIX Releasing Party shall be deemed to have withdrawn with prejudice all Proofs of Claim (as defined in the Amended Plan of Reorganization)

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asserted against any Debtor in the Chapter 11 Cases, other than Proofs of Claim asserting Claims that are Assumed Liabilities (as defined under the NRG Agreement), which shall be paid and treated in accordance with the Amended Plan of Reorganization and the NRG Agreement. The Approval Order shall authorize and direct the claims agent to designate the foregoing claims as expunged from the claims register as of the Effective Date.

i.	EME Releasing Parties’ Covenant Not to Sue. Effective on and after the Effective Date, each EME Releasing Party, hereby absolutely, unconditionally, and irrevocably covenants and agrees that it will not sue (at law, in equity, in any regulatory proceeding, directly, derivatively, or in a representative capacity, or otherwise) any EIX Released Party on the basis of any claim or matter encompassed in whole or in part within the Release of EIX Released Parties, and will not induce, assist or encourage any other person to assert or pursue any such claims.

j.	EIX Releasing Parties’ Covenant Not to Sue. Effective on and after the Effective Date, each EIX Releasing Party, hereby absolutely, unconditionally, and irrevocably covenants and agrees that it will not sue (at law, in equity, in any regulatory proceeding, directly, derivatively, or in a representative capacity, or otherwise) any EME Released Party on the basis of any claim or matter encompassed in whole or in part within the Release of EME Released Parties, and will not induce, assist or encourage any other person to assert or pursue any such claims.

k.	Third Party Releases.

(i)	The EIX Released Parties shall be included in the third-party release, exculpation and injunction provisions of the Amended Plan of Reorganization as “Released Parties” and “Exculpated Parties” (each as defined therein). EIX hereby agrees on behalf of itself and the EMG Subsidiaries to be bound by the third-party release, exculpation, and injunction provisions of the Amended Plan of Reorganization with respect to all Released Parties (as defined therein), including the Consenting Noteholders. Each Consenting Noteholder hereby agrees on behalf of itself to be bound by the third-party release, exculpation, and injunction provisions of the Amended Plan of Reorganization with respect to all Released Parties (as defined in the Amended Plan of Reorganization), including the EIX Released Parties.

(ii)

Article VIII.G of the Plan of Reorganization shall be amended by deleting it in its entirety and replacing it with the following in the Amended Plan of Reorganization: “In addition to the injunction set forth under Article VIII.F hereof, on the Confirmation Date and effective as of the Effective Date, all Claims or other Causes of Action that may otherwise be asserted against the EIX Released Parties or their respective property (other than (1) Claims or other liabilities against the EIX Released Parties arising under the EIX

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Settlement Agreement and the EIX Settlement Ancillary Documents, (2) the Commercial Relationship Claims (as defined in the EIX Settlement Agreement), and (3) the Settlement Assumed Liabilities) shall be permanently released and enjoined pursuant to the Plan, and any such Claims or Causes of Action shall be paid or treated pursuant to the terms of the Plan.”

l.	Modifications to the Plan of Reorganization.

(i)	The Amended Plan of Reorganization and Plan Supplement shall be consistent with this Agreement and shall provide, among other things, that (A) Mission Energy Holding Company shall retain 100% of the equity interests of the Company, (B) the Tax Sharing Agreements shall be deemed to have terminated pursuant to their terms on December 31, 2013, with respect to the Company, and shall not be assumed by the Company or assigned to NRG, (C) each EIX Released Party shall be identified as a “Released Party” and an “Exculpated Party;” (D) each EIX Released Party shall be afforded the protections under the injunction and exculpation provisions under Article VIII of the Amended Plan of Reorganization; (E) the Reorganization Trust is the successor in interest of the Company and Company Subsidiaries for purposes of performing the obligations under, enforcing, and obtaining the benefits of, the terms of this Agreement; (F) the Reorganization Trust shall assume all rights and obligations of the Company and the Company Subsidiaries under the Amended Plan of Reorganization and this Agreement; (G) the Debtors’ Motion to Establish Notification and Hearing Procedures For Transfers of, or Claims of Worthlessness with Respect to, Certain Equity Securities and for Related Relief [Docket No. 16] and any interim or final orders granting that motion shall cease to be of any further force and effect on and after the Effective Date; (H) the examination under rule 2004 commenced by the Debtors and the official committee of unsecured creditors and all related orders or subpoenas authorizing or issued pursuant to the rule 2004 examination shall be deemed terminated and cease to be of any further force or effect on and after the Effective Date; and (I) the Company will retain certain assets after the Effective Date pursuant to Section 4.c. Further, to the extent not already so provided, the Conditions Precedent shall be added to Article X of the Amended Plan of Reorganization as conditions precedent to consummation of the Amended Plan of Reorganization and shall be conditions to the consummation of the Settlement Transaction, which conditions shall be deemed irrevocably satisfied or waived upon consummation of the Amended Plan of Reorganization.

(ii)

Notwithstanding anything to the contrary in the Order Approving (A) the Adequacy of the Disclosure Statement, (B) Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization, (C) the Form of Ballots and Notices in Connection Therewith, and (D) the Scheduling of Certain Dates with Respect Thereto

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[Docket No. 1718], the Debtors shall provide notice to Holders of Impaired Claims and Impaired Interests (as such terms are defined under the Amended Plan of Reorganization) of the Amended Plan of Reorganization and provide such Holders an opportunity of not less than ten (10) Business Days to change their votes to accept or reject the Amended Plan of Reorganization, or to object to confirmation of the Amended Plan of Reorganization.

m.	Books and Records Access. From and after the Execution Date through the Effective Date: (i) the Company will reasonably cooperate (subject to customary nondisclosure or nonuse agreements) with EIX in (A) making the Company’s records relating to the Company’s business prior to the Effective Date available to EIX and its representatives, attorneys and accountants on an ongoing basis, (B) allowing EIX to make and retain non-privileged copies of such records (including, but not limited to, SAP records) as may reasonably be related to any Assumed Liabilities or otherwise required to implement the terms of this Agreement, and (C) making available its personnel and legal and accounting advisors during regular business hours for that purpose; and (ii) EIX will reasonably cooperate (subject to customary nondisclosure or nonuse agreements) with the Company in (A) making EIX records relating to the Company’s business prior to the Effective Date available to the Company and its representatives, attorneys and accountants on an ongoing basis and (B) making available its personnel and legal and accounting advisors during regular business hours for that purpose. The Reorganization Trust shall retain or maintain access to all non-privileged books and records (or copies thereof) of the Company and the Company Subsidiaries (not including books and records maintained by the Company for the EMG Subsidiaries under services agreements) related to any Assumed Liabilities or otherwise required to implement the terms of this Agreement and shall make such books and records reasonably available to EIX and its representatives, attorneys and accountants; provided that the Parties acknowledge that the obligations of NRG with respect to access to books and records by the Reorganization Trust are limited to those set forth in the NRG Agreement and that the Reorganization Trust will have no obligation to maintain access to such books and records not provided for in the NRG Agreement. Notwithstanding the foregoing, at any time after the Effective Date, the Reorganization Trust may destroy any books and records in its sole discretion, provided that, the Reorganization Trust shall have given EIX no less than 60-days’ prior written notice of its intent to destroy any such books and records, and EIX shall have been provided reasonable opportunity to make copies of or take possession of such books and records at EIX’s sole cost.

3.	Adjustment Amount.

a.

The Parties acknowledge and agree that Schedule 1 sets forth (x) the Pre-2013 Tax Attributes, Tax Effected California CODI and the Tax Attribute Reduction Amount, and (y) a good faith estimate based on best available information as of the Execution Date of (i) the 2013 Tax Attributes, (ii) the 2014 Tax Attributes, (iii) the

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Tax Effected Federal CODI, and (iv) the Total Company Tax Attributes. The parties agree that Schedule 1 and the calculations associated with the defined terms referenced therein are based on the KPMG Spreadsheet.

b.	Within five (5) Business Days after the later of (a) 30 calendar days after the last day of the month that includes the Effective Date, and (b) the Reorganization Trust having delivered to EIX a certificate setting forth its good faith estimate of the Waterfall Payment Amount and any liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI”, the Reorganization Trust shall cause KPMG to deliver to EIX, on behalf of the Reorganization Trust (x) a schedule setting forth (1) revised estimates of the amounts set forth in clauses (i) through (iii) of Section 3.a(y) of this Agreement computed in accordance with the methodology set forth in Schedule 2, (2) the amounts set forth in Section 3.a(x) (adjusted to to take into account any changes in the Bankruptcy Expenses Adjustment Amount computed in accordance with Schedule 2), and (3) the Total Company Tax Attributes calculated on the basis of the amounts set forth in the immediately preceding clauses (1) and (2) (the “Final Schedule”) and (y) a written summary setting forth in reasonable detail the reasons for any changes in excess of $1,000,000 between Total Company Tax Attributes shown on Schedule 1 and the proposed Final Schedule. The Company shall provide EIX with copies of all notices and documents delivered by the Company or NRG pursuant to Sections 1.3(a) and 1.3(b) of the NRG Agreement, including the True-Up Statement and any Notice of Disagreement. As part of KPMG’s development of the Final Schedule of Total Company Tax Attributes, KPMG shall include in their scope of work a review of the amount of assumed liabilities for purposes of determining EME’s “amount realized” for U.S. federal and California income tax purposes for purposes of calculating Tax Effected California NRG Transaction Gain/Loss and Tax Effected Federal NRG Transaction Gain/Loss, KPMG shall affirm in writing that, based on their review and in their professional judgment, the amount of liabilities included in “amount realized” is the appropriate amount to be utilized in determining EME’s Tax Effected California NRG Transaction Gain/Loss and Tax Effected Federal NRG Transaction Gain/Loss and shall describe any changes in the amount of such liabilities included from the amount of liabilities assumed included in preparation of Schedule 1 to this Agreement.

c.

During the thirty (30) Business Days immediately following delivery of the proposed Final Schedule (the “Review Period”), EIX shall have the right to review the proposed Final Schedule. The Reorganization Trust shall make KPMG’s and its relevant personnel, if any, and books and records in its possession (including pertinent accounting work papers) reasonably available to EIX and its representatives, attorneys and accountants (subject to signing customary “hold harmless” letters as may be reasonably required by KPMG) for purposes of EIX’s review of the proposed Final Schedule, and shall make reasonable efforts to enable and facilitate access to the relevant personnel and books and records of NRG; provided that the Parties acknowledge that the obligations of NRG with respect to such access are limited to those set forth in the NRG Agreement and that the Reorganization Trust will have no obligation to obtain or ensure access not

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provided for in the NRG Agreement. EIX will be deemed to have agreed to the proposed Final Schedule, unless it provides a notice of disagreement (a “Notice of Disagreement”) no later than five (5) business days after the close of the Review Period (the “Disagreement Notice Date”). The Notice of Disagreement shall include EIX’s proposed revisions to the proposed Final Schedule and an explanation of its disagreement, specifying the impact based on revised information for items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement or the Bankruptcy Expenses Adjustment Amount. A Notice of Disagreement may only be based upon calculation errors or changed, updated and/or additional information since the Execution Date for items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement or the Bankruptcy Expenses Adjustment Amount.

d.	If a Notice of Disagreement is provided, then the Reorganization Trust will have twenty (20) Business Days immediately following the delivery of such notice to review such notice, and EIX shall make its relevant personnel and books and records reasonably available to the Reorganization Trust. If EIX and the Reorganization Trust do not resolve their differences regarding the Final Schedule within such period, then, within five (5) Business Days after the end of such period (the last date of such period, the “Schedule Submission Date”), the Reorganization Trust and EIX shall each prepare a proposed Final Schedule and submit it to Ernst & Young. Ernst & Young shall choose either the Final Schedule proposed by the Reorganization Trust or the Final Schedule proposed by EIX as the more accurate calculation of the items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement computed in accordance with the methodology set forth in Schedule 2 (it being agreed that for purposes of calculation, a Party cannot submit a range). The determination by Ernst & Young shall be based on its assessment of which of the alternative Final Schedules more accurately incorporates revised, updated, or changed information since the Execution Date for items set forth in clauses (y)(i) through (y)(iv) of Section 3.a of this Agreement or the Bankruptcy Expenses Adjustment Amount. The determination by Ernst & Young shall be final and binding, in writing, and made within sixty (60) days of submission, and each Party will cooperate with Ernst & Young to provide it with such information as Ernst & Young reasonably requests. Expenses of Ernst & Young for its work under this Section 3.d of this Agreement will be paid by the losing party, i.e., EIX or the Reorganization Trust, as the case may be, except if Ernst & Young is not called upon to determine the Final Schedule, then its expenses will be shared equally by EIX and the Reorganization Trust.

e.	The Final Schedule that results from the process described in Section 3.d of this Agreement shall be deemed the Final Schedule of the Total Company Tax Attributes and shall be attached to this Agreement in substitution for Schedule 1. The Adjustment Amount shall be computed based on the Total Company Tax Attributes set forth in such Final Schedule.

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4.	Tax Matters.

a.	Neither the Company (before the Effective Date) nor the Reorganization Trust (after the Effective Date) shall take any actions outside the ordinary course that would reasonably be expected to increase the income tax liabilities of the Company and Company Consolidated Subsidiaries assumed by EIX pursuant to this Agreement. None of the Reorganization Trust, the Company (prior to determination of the Final Schedule) or EIX (prior to determination of the Final Schedule) shall take any actions outside the ordinary course that would reasonably be expected to impede the use of or negatively impact Total Company Tax Attributes of the Company and the Company Consolidated Subsidiaries, other than the NRG Transaction and the confirmation of, and performance in accordance with, the Amended Plan of Reorganization and the orders of the Bankruptcy Court.

b.	EIX and the Reorganization Trust shall cooperate fully, and the Reorganization Trust shall use its commercially reasonable efforts to facilitate NRG’s cooperation, as and to the extent reasonably requested by the other Party, in connection with any audit, litigation or other proceeding with respect to income taxes; provided that the parties acknowledge that the obligations of NRG with respect to such cooperation are limited to those previously set forth in the NRG Agreement and that the Reorganization Trust will have no obligation to obtain access not provided for in the NRG Agreement, and provided, further, that the Reorganization Trust shall not have any obligation to provide such cooperation from and after September 30, 2016.

c.	The Company and the Reorganization Trust shall comply with the terms of the NRG Side Letter; provided that such actions do not adversely affect any Party (and the computation of Total Company Tax Attributes shall be determined without taking into account any of the actions taken pursuant to this Section 4.c).

5.	Temporary Tolling of Litigation. From and after the Execution Date through and including the Effective Date, the Parties agree to suspend any litigation between them, including, without limitation, the Debtors’ investigation under rule 2004 of the Federal Rules of Bankruptcy Procedure of EIX, the Renewed Joint Motion of the Debtors and the Official Committee of Unsecured Creditors to Compel Production of Documents and Information Withheld on Privilege Grounds [Docket No. 1727] and any related depositions to the rule 2004 investigation or the motion to compel, the Debtors’ Sixth Omnibus Objection to Certain Proofs of Claim (No Liability Claims) [Docket No. 1748], the Debtors’ Motion to Estimate Disputed Claims [Docket No. 1747], and the Motion to Withdraw the Reference with Respect to Provision of the Debtors’ Second Amended Joint Chapter 11 Plan [Docket No. 1853]. The Parties further agree to toll the statute of limitations for the filing of any Claim released or compromised pursuant to the terms of this Agreement. The period of time that such statutes are so tolled shall be added to the time for bringing an action for each Claimant’s respective Claim, pursuant to applicable law, if this Agreement terminates under Section 15 of this Agreement.

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6.	Shared Services and Other Matters.

a.	Nothing in this Agreement, the Amended Plan of Reorganization, or the Confirmation Order shall limit or impair the obligations of the Company and the Company Subsidiaries under the Order Authorizing Extension of Intercompany and Shared Services Arrangements and Other Benefit Plans dated November 6, 2013 [Docket No. 1563]. After the Effective Date, EIX shall continue (and shall cause the EMG Subsidiaries and SCE to continue) to provide mutually agreed-upon services to NRG through July 31, 2014, on terms acceptable to EIX and NRG. At and to the extent of the Reorganization Trust’s request, EIX shall continue to administer Retiree Benefits (as they may be modified) for the Reorganization Trust and otherwise cooperate in connection therewith, at the Reorganization Trust’s cost and expense, and on other terms acceptable to EIX and the Reorganization Trust for up to twelve months after the Effective Date. (For clarity, the Reorganization Trust’s obligations for such costs and expenses shall not be subject to the limitations on indemnification under Section 8 of this Agreement). EIX and the Company shall cooperate to enter into a buyout of certain workers compensation insurance with American International Group which shall discharge EIX of any liability for such claims.

b.	As of the Effective Date, Post-Reorganization EME shall have no employees, and all liabilities, if any, to former EME employees for severance or other benefits in connection with the termination of their employment with EME shall be Retained Liabilities. Nothing in this Section 6.b shall limit, amend, or waive any rights of the Company or the Company Subsidiaries (or, after the Effective Date, the Reorganization Trust) or the obligations of NRG under the NRG Agreement.

c.	Subject to EIX’s compliance with Section 13.f of this Agreement, EME shall, as promptly as practicable and in any event before the Effective Date, (i) file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and (ii) promptly thereafter, but in any event before the Effective Date, file with the SEC a certification on Form 15 to terminate the registration of EME’s securities under section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”), and to suspend EME’s duty under section 15(d) of the 1934 Act to file reports required by section 13(a) of the 1934 Act.

7.	No Effect on Plan Sponsor Agreement.

a.	Except as expressly provided in this Agreement or the NRG Agreement, no term or provision of this Agreement or the Amended Plan of Reorganization shall modify the Plan Sponsor Agreement or modify, limit, or otherwise affect the obligations of any party thereunder.

b.

EIX acknowledges and agrees that neither the existence of the Plan Sponsor Agreement, nor the performance by the Company, the Company Subsidiaries or the Consenting Noteholders of their respective obligations thereunder, shall constitute

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a breach of this Agreement and, further, that EIX does not intend to induce a breach by any Party under the Plan Sponsor Agreement through such Party’s entry into or performance under this Agreement.

8.	Indemnities and Escrow Account.

a.	EIX shall defend, indemnify, and hold harmless the EME Released Parties from any claims, liabilities, or damages arising from (i) Assumed Liabilities, (ii) Claims released by the EIX Releasing Parties under Section 2.f of this Agreement or subject to Subject 2.j of this Agreement and (iii) actual damages arising from EIX’s breach of its obligations under this Agreement, provided that nothing in this clause (iii) shall be deemed or construed as an obligation of EIX to pay the legal fees of the Reorganization Trust in any dispute arising from an alleged breach of this Agreement. EIX’s obligations to indemnify the EME Released Parties pursuant to this Agreement are subject to the Reorganization Trust’s obligation to provide EIX with prompt notice of any actual or potential claim, but in no event more than 30 days following, the Reorganization Trust receiving notice of the claim against a released party. If the Reorganization Trust provides EIX with notice of any claim pursuant to this provision, the Reorganization Trust shall provide EIX with a description of the claim in reasonable detail, and shall provide copies of all documents (including court papers) related to the claim. EIX shall assume control of the defense of the matter at its expense and select counsel to represent the EME Released Party in the matter, unless the EME Released Party advises EIX in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both EIX and the EME Released Party, in which case the EME Released Party shall be entitled to retain its own counsel at EIX’s cost and expense (except that EIX will only be liable for the legal fees and expenses of one law firm for all EME Released Parties in the matter). All EME Released Parties shall cooperate with EIX and its chosen counsel in the defense of any such matter. The EME Released Party shall not settle or compromise such claim so long as EIX is defending it. If EIX elects not to defend a third party claim, the EME Released Party may undertake its defense, and EIX will be bound by the result obtained by the EME Released Party, and the EME Released Party’s defense costs shall be included as damages subject to this indemnity. EIX shall not admit liability or consent to the entry of any order or judgment with respect to any claim for which indemnification is sought without the prior written consent of the EME Released Party unless such settlement or compromise includes an unconditional release of the EME Released Party from all liability arising out of such claim.

b.

Subject to the conditions and limitations in Section 8.c–8.f of this Agreement, the Reorganization Trust shall defend, indemnify, and hold harmless the EIX Released Parties from any claims, liabilities, or damages arising from (i) Retained Liabilities, (ii) Claims released by the EME Releasing Parties under Section 2.e of this Agreement or subject to Subject 2.i of this Agreement, and (iii) actual damages arising from the Reorganization Trust’s breach of its obligations under this Agreement provided, that nothing in this clause (iii) shall be deemed or construed

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as an obligation of the Reorganization Trust to pay the legal fees of EIX in any dispute arising from an alleged breach of this Agreement. No claim for indemnity, liability or damages shall be recoverable by any EIX Released Party from funds other than those in the Escrow Account, if any. For the avoidance of doubt, no distributions or payments under the Amended Plan of Reorganization need be suspended or otherwise delayed while claims for potential actual damages by EIX Released Parties are asserted or pending against the Escrow Account, and neither the Reorganization Trust, nor any person acting on its behalf, shall incur any liability for continuing to make distributions under the Amended Plan of Reorganization while such claims for potential actual damages by EIX Released Parties are pending.

c.	The Reorganization Trust’s obligations to indemnify the EIX Released Parties pursuant to this Agreement are subject to EIX’s obligation to provide the Reorganization Trust with prompt notice of any actual or potential claim, but in no event more than 30 days following, EIX receiving notice of the claim against the EIX Released Party. If EIX provides the Reorganization Trust with notice of any claim, EIX shall provide to the Reorganization Trust a description of the claim in reasonable detail, and shall provide copies of all documents (including court papers) related to the claim. The Reorganization Trust shall assume control of the defense of the matter at its expense and select counsel to represent the EIX Released Party in the matter, unless the EIX Released Party advises the Reorganization Trust in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both the Reorganization Trust and the EIX Released Party, in which case the EIX Released Party shall be entitled to retain its own counsel at the Reorganization Trust’s cost and expense (except that the Reorganization Trust will only be liable for the legal fees and expenses of one law firm for all EIX Released Parties in the matter). All EIX Released Parties shall cooperate with the Reorganization Trust and its chosen counsel in the defense of any such matter. The EIX Released Party shall not settle or compromise such claim so long as the Reorganization Trust is defending it. If the Reorganization Trust elects not to defend a third party claim, the EIX Released Party may undertake its defense, and the Reorganization Trust will be bound by the result obtained by the EIX Released Party, and the EIX Released Party’s defense costs shall be included as damages subject this indemnity. The Reorganization Trust shall not admit liability or consent to the entry of any order or judgment with respect to any claim for which indemnification is sought without the prior written consent of the EIX Released Party unless such settlement or compromise includes an unconditional release of the EIX Released Party from all liability arising out of such claim.

d.

On the Effective Date, the Reorganization Trust shall establish, and transfer the Initial Escrow Amount to, an escrow account with a third-party escrow agent as a reserve for potential or actual damages incurred by any EIX Released Party arising from a breach by the Reorganization Trust of its obligations under this Agreement (the “Escrow Account”). Recourse to the Escrow Account shall be EIX’s and/or any other EIX Released Party’s sole and exclusive remedy for any indemnity claim

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pursuant to this Agreement or for damages for any other breaches of this Agreement by the Reorganization Trust. If there are no funds remaining in the Escrow Account. EIX and/or other EIX Released Parties shall have no right to indemnification pursuant to this Agreement. Nothing contained in this Section 8 will limit a Party’s remedy of specific performance with respect to any breach of this Agreement.

e.	On December 31, 2014, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Account to the Reorganization Trust such that the remaining amount then held in the Escrow Account is the greater of (i) $25,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date based on a third-party claim.

f.	On September 30, 2015, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Account to the Reorganization Trust such that the remaining amount then held in the Escrow Account is the greater of (i) $15,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date based on a third-party claim.

g.	On the later of September 30, 2016, and the resolution of any Claim Notice (as defined in Exhibit C attached hereto) outstanding as of September 30, 2016 based on a third-party claim, any unused funds in the Escrow Account shall be paid to the Reorganization Trust for distribution pursuant to terms of the Amended Plan of Reorganization, and, following such distribution, the Escrow Agreement shall automatically terminate.

h.	At any time, at the option of the Reorganization Trust, it may deposit into the Escrow Account an equivalent face amount of the EIX Notes in lieu of a corresponding amount of cash, or it may deposit cash in exchange for a corresponding face amount of EIX Notes. If the Reorganization Trust shall elect to deposit EIX Notes into the Escrow Account in lieu of cash, then such EIX Notes (but, for the avoidance of doubt, none of the other EIX Notes) may be reduced by actual damages arising from breach of the Reorganization Trust’s obligations under Section 8.b of this Agreement in an amount agreed upon by the Reorganization Trust and EIX or by a final, non-appealable order of the Bankruptcy Court. Other than the foregoing right of reduction, the deposit of any EIX Notes into the Escrow Account shall not affect any terms or conditions of such EIX Notes, including, without limitation, the accrual of interest or the entitlement to payment of interest upon any prepayment of such EIX Notes.

9.	Representations and Warranties of the Company. The Company (on behalf of itself and the Company Subsidiaries) represents and warrants to the other Parties that, as of the date of this Agreement:

a.

Power and Authority; Non-Contravention. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement, and the execution, delivery, and

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performance by it of this Agreement will not contravene any applicable provision of any law, statute, rule, or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or those of the Company Subsidiaries.

b.	Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

c.	Binding Obligation. Subject to approval by the Bankruptcy Court, this Agreement is the legally valid and binding obligation of the Company and the Company Subsidiaries and is enforceable against the Company and the Company Subsidiaries, as applicable, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d.	Governmental Consents. Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect to its performance hereunder, the Bankruptcy Court and the Securities and Exchange Commission, as applicable.

e.	No Solicitation. (i) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the EIX Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”); (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the EIX Notes except: (A) within the United States to persons whom it reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A under the 1933 Act (“Rule 144A”) in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the EIX Notes is aware that such sale is being made in reliance on Rule 144A; or (B) outside of the United States only in accordance with Regulation S under the 1933 Act or Rule 144A or any other available exemption from registration under the 1933 Act, and (iii) EIX will issue the EIX Notes in reliance upon the representations, warranties, and agreements of EME set forth in this Section 9.e.

10.	Representations and Warranties of EIX. EIX (on behalf of itself and the EMG Subsidiaries) represents and warrants to the other Parties that, as of the date of this Agreement:

a.	Power and Authority; Non-Contravention. It has all requisite power and authority to enter into this Agreement and the EIX Notes and to carry out the transactions

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contemplated by, and perform its obligations under, this Agreement and the EIX Notes, and the execution, delivery, and performance by it of this Agreement (including, without limitation, the issuance and performance under the EIX Notes) will not contravene any applicable provision of any law, statute, rule, or regulation, or any order writ, injunction, or decree of any court or governmental instrumentality or violate any provision of its organizational documents or those of the EMG Subsidiaries and will not conflict with any agreement or other contractual obligation of EIX.

b.	Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

c.	Binding Obligation. This Agreement is the legally valid and binding obligation of EIX and is enforceable against EIX in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d.	Governmental Consents. Except as expressly provided in this Agreement, the execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body other than, solely with respect to its performance hereunder, the Securities and Exchange Commission.

11.	Representations and Warranties of Consenting Noteholders. Each Consenting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) represents and warrants on a several (but not joint) basis to the Company and EIX that, as of the date of this Agreement:

a.	such Consenting Noteholder (i) either (A) is the sole beneficial owner of the principal amount of Senior Notes set forth in the letter to the Company and EIX delivered by counsel to the Consenting Noteholders simultaneously with this Agreement, or (B) has sole investment or voting discretion with respect to the principal amount of the Senior Notes Claims set forth in such letter and has the power and authority to bind the beneficial owner(s) of such Senior Notes Claims to the terms of this Agreement and (ii) has full power and authority to act on behalf of, vote, and consent to matters concerning such Senior Notes Claims and to dispose of, exchange, assign, and transfer such Senior Notes Claims, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

b.

such Consenting Noteholder has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of, and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Senior

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Notes Claims that are subject to this Agreement that conflict with the representations and warranties of such Consenting Noteholder herein or would render such Consenting Noteholder otherwise unable to comply with this Agreement and perform its obligations hereunder;

c.	such Consenting Noteholder (i) has the requisite knowledge and experience in financial and business matters of this type such that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision and has conducted an independent review and analysis of the business and affairs of the Company and its subsidiaries that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended);

d.	this Agreement constitutes the legally valid and binding obligation of each such Consenting Noteholder party thereto, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

e.	such Consenting Noteholder does not have actual knowledge of the occurrence of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

12.	Covenants of the Company. Subject to the terms and conditions of this Agreement and for so long as this Agreement has not been terminated in accordance with its terms, the Company (on behalf of itself and the Company Subsidiaries) agrees that it shall:

a.	use its commercially reasonable efforts to (i) support, complete, and satisfy the conditions to the consummation of the Settlement Transaction, and (ii) obtain any and all required regulatory or third-party approvals for the Settlement Transaction;

b.	timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of an examiner with expanded powers or a trustee, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

c.	timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company’s exclusive right to file or solicit acceptances of a chapter 11 plan;

d.	not take any action that is (i) inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, (ii) inconsistent in any material respect with this Agreement, or (iii) inconsistent with, or is intended [or is likely] to interfere with the consummation of the Settlement Transaction;

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e.	within two Business Days of the execution and delivery of this Agreement, file (and not withdraw) the Amended Plan of Reorganization with the Bankruptcy Court, and use reasonable best efforts to obtain an order of the Bankruptcy Court confirming same;

f.	except as required by law (as determined by outside counsel to the Company) and with reasonable prior written notice to the Consenting Noteholders, not and cause the Company Subsidiaries before the Effective Date not to (a) use the name of the Indenture Trustee or any specific Consenting Noteholder in any press release without such person’s prior written consent or (b) disclose to any person other than the legal and financial advisors to the Company the principal amount or percentage of any Senior Notes or any other securities of the Company or its subsidiaries held by any Consenting Noteholder; provided that the Debtors shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of the Senior Notes held by the Consenting Noteholders;

g.	comply with all of its obligations under this Agreement unless compliance is waived in writing by the Parties hereto; and

h.	comply with the provisions of Section 9.e with respect to offers and sales of the EIX Notes.

13.	Covenants of EIX. Subject to the terms and conditions of this Agreement and for so long as this Agreement has not been terminated in accordance with its terms, EIX (on behalf of itself and the EMG Subsidiaries) agrees that it shall:

a.	not directly or indirectly: (i) seek, solicit, support, encourage, or vote its Claims or interests (including, for the avoidance of doubt, any Claims or interests on behalf of any equity interests in any of the Debtors) for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of, any chapter 11 plan, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Debtors other than the Amended Plan of Reorganization; (ii) take any other action that is inconsistent with, intended to, or likely to interfere with or obstruct the Settlement Transaction, or the proposal, solicitation, confirmation, or consummation of the Amended Plan of Reorganization; (iii) otherwise support any plan or sale process proposed by any entity other than the Debtors following the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement; or (iv) take any other action that is inconsistent with this Agreement, including taking any action inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, or supporting any chapter 11 plan that does not incorporate the terms and conditions set forth in this Agreement;

b.	support confirmation of the Amended Plan of Reorganization;

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c.	comply with all of its obligations under this Agreement unless compliance is waived in writing by the Parties hereto;

d.	except as required by law (as determined by outside counsel to EIX) and with reasonable prior written notice to the Consenting Noteholders, not and cause its subsidiaries not to (a) use the name of the Indenture Trustee or any specific Consenting Noteholder in any press release without such person’s prior written consent or (b) disclose to any person other than the legal and financial advisors to EIX the principal amount or percentage of any Senior Notes or any other securities of the Company or its subsidiaries held by any Consenting Noteholder; provided that EIX shall be permitted to disclose at any time the aggregate principal amount of and aggregate percentage of the Senior Notes held by the Consenting Noteholders;

e.	not opt out of or object to any of the release provisions contained in Article VIII of the Amended Plan of Reorganization with respect to all Released Parties (as defined therein), including, without limitation, the Consenting Noteholders;

f.	reasonably cooperate and provide any necessary or appropriate information in connection with the Company’s filings with the SEC, including those filings set forth in Section 6.c of this Agreement; and

g.	concurrent with each original issuance of EIX Notes as provided for herein, deliver a legal opinion in form and substance reasonably acceptable to the Reorganization Trust covering the due authorization, validity, and enforceability of the EIX Notes (such opinion to be addressed to and relied upon only by the Reorganization Trust);

provided that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of EIX to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the Settlement Transaction.

14.	Covenants of the Consenting Noteholders. Subject to the terms and conditions of this Agreement and for so long as this Agreement has not been terminated in accordance with its terms, each Consenting Noteholder (solely on its own behalf and not on behalf of any other Noteholder) hereto agrees, severally and not jointly, that it shall:

a.

not directly or indirectly: (i) seek, solicit, support, encourage, or vote its Senior Notes Claims or other Claims or interests (including, for the avoidance of doubt, any Claims or interests on behalf of any equity interests in any of the Debtors) for, consent to, encourage, or participate in any discussions regarding the negotiation or formulation of, any chapter 11 plan, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Debtors that is inconsistent with this Agreement; (ii) take any other action that is inconsistent with,

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intended to, or likely to interfere with the Settlement Transaction, or the proposal, solicitation, confirmation, or consummation of the Amended Plan of Reorganization; (iii) otherwise support any plan or sale process proposed by any entity other than the Debtors following the entry of an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code that is inconsistent with this Agreement; or (iv) take any action that is inconsistent with this Agreement, including taking any action inconsistent with the satisfaction of the conditions precedent set forth in this Agreement, or supporting any chapter 11 plan that does not incorporate the terms and conditions set forth in this Agreement;

b.	comply with all of its obligations under this Agreement unless compliance is waived in writing by the Parties hereto;

c.	support confirmation of the Amended Plan of Reorganization and not change its vote with respect to the Plan of Reorganization;

d.	not opt out of or object to any of the release provisions contained in Article VIII of the Amended Plan of Reorganization with respect to all Released Parties (as defined therein), including, without limitation, the EIX Released Parties; and

e.	not (i) grant any proxies to any person in connection with its Senior Note Claims, or other Claims against or interests in any Debtor, to vote on the Amended Plan of Reorganization or (ii) sell, loan, issue, pledge, hypothecate, assign, transfer, or otherwise dispose of (including by participation) (the “Transfer”), directly or indirectly, in whole or in part, any Senior Notes Claim, or any option thereon or any right or interest therein, unless (x) the transferee is a Party to this Agreement or (y) if the transferee is not to a Party to this Agreement prior to the effectiveness of the Transfer, such transferee delivers to the Company, at or prior to the time of the proposed Transfer, an executed copy of a transfer agreement, in which event the transferee shall be deemed to be a Consenting Noteholder hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations. Each Consenting Noteholder agrees that any Transfer or purported Transfer that does not comply with this Agreement shall be deemed void ab initio. For the avoidance of doubt, this Agreement shall in no way be construed to preclude any holder of Senior Notes Claims from acquiring additional Senior Notes or any other interests in any of the Debtors; provided that any such additional Senior Notes or other interests in such Debtor shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement. For the avoidance of doubt, the Parties agree that credit default swaps shall not be deemed or construed to be Claims or interests in the Debtors;

provided that, except as otherwise expressly set forth in this Agreement, the foregoing provisions will not limit the rights of any Party under the Indentures or applicable law to appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code (or otherwise) concerning the Debtors, so long as such

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appearance and the positions advocated in connection therewith are not inconsistent with this Agreement, or the Settlement Transaction.

Notwithstanding anything in this Agreement to the contrary (i) a Consenting Noteholder may Transfer or participate any right, title or interest in Senior Note Claims to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Consenting Noteholder only if such Qualified Marketmaker has purchased such Senior Note Claims with a view to immediate resale of such Senior Note Claims to a transferee that has executed and delivered a Transfer Agreement, and (ii) to the extent that a Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer or participate any right, title, or interest in any Senior Notes that the Qualified Marketmaker acquires from a holder of the Senior Notes who is not a Consenting Noteholder without the requirement that the transferee be or become a Consenting Noteholder. For avoidance of doubt, a Qualified Marketmaker may purchase, transfer or participate any Claims against or interests in the Debtors other than Senior Note Claims without any requirement that the transferee be or become subject to this Agreement.

15.	Termination. This Agreement shall terminate, and (except as expressly provided herein) all obligations of the Parties shall terminate and be of no further force and effect, upon the earliest of: (a) the written agreement signed by the following Parties prior to the Effective Date: (i) the Company (on behalf of itself and the Company Subsidiaries); (ii) EIX (on behalf of itself and the EMG Subsidiaries); and (iii) the Required Consenting Noteholders; (b) if the NRG Agreement terminates by its terms; provided that the Company has complied with its obligation under Section 12.a of this Agreement by March 31, 2014; and (c) the Bankruptcy Court’s refusal to confirm the Amended Plan of Reorganization with the Settlement Transaction included therein, subject to the Company’s compliance with its obligations under Section 12 of this Agreement and the Consenting Noteholders’ compliance with their obligations under Section 14 of this Agreement. Notwithstanding any termination of this Agreement pursuant to the foregoing clause (b), EIX agrees that the Company may, on at least 14 days’ notice to EIX (during which time period EIX shall be entitled to file its objection to confirmation and take appropriate discovery), pursue confirmation of the Amended Plan of Reorganization with the Settlement Transaction severed therefrom, except that if such Amended Plan of Reorganization includes the NRG Transaction (whether under the NRG Agreement or a new agreement with NRG), such termination shall be of no force and effect and the Settlement Transaction shall be included in the Amended Plan of Reorganization, unless the Bankruptcy Court refuses to confirm the Amended Plan of Reorganization that includes the Settlement Transaction, subject to the Company’s compliance with its obligations under Section 12 of this Agreement and the Consenting Noteholders’ compliance with their obligations under Section 14 of this Agreement. Subject to the foregoing, for the avoidance of doubt, the Company reserves the right to proceed, on at least 14-days’ notice to EIX (during which time period EIX shall be entitled to file its objection to confirmation and take appropriate discovery), with the NRG Transaction with the Settlement Transaction severed therefrom if the Bankruptcy Court has refused to confirm the Amended Plan of Reorganization with the Settlement Transaction included therein.

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16.	No Admission of Liability. Neither the execution nor delivery of this Agreement by any Party or any of the related agreements to which such Party is a party nor the payment of any consideration by any entity (as defined in the Bankruptcy Code) incident to the Release of EME Released Parties or the Release of EIX Released Parties is an admission of any wrongdoing whatsoever on the part of any Party or other entity (as defined in the Bankruptcy Code).

17.	Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such other acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate this Agreement, the Settlement Ancillary Documents, or the Settlement Transaction, as applicable.

18.	Amendments and Waivers. Except as otherwise provided in this Agreement, no amendment, modification, waiver, or termination of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by (i) EME, (ii) EIX, and (iii) the Required Consenting Noteholders. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereafter. No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

19.	Survival. The representations and warranties of EIX set forth in this Agreement shall survive the Effective Date. The representations and warranties of the Company set forth in Section 9.e this Agreement shall survive the Effective Date. The other representations and warranties of the Company, and the representations and warranties of the Consenting Noteholders, shall terminate as of immediately prior to the Effective Date such that no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy may be brought after the Effective Date. Each covenant and agreement of any Party to the extent contemplating or requiring performance prior to the Effective Date shall terminate effective immediately as of the Effective Date such that not claim for breach or non-performance of any such covenant or agreement, detrimental reliance or any other right or remedy may be brought after the Effective Date. Each covenant or agreement of any Party to the extent contemplating or requiring performance after the Effective Date shall survive in accordance with the terms hereof.

20.	Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision of this Agreement.

21.

Governing Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other

33

jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

22.	Defaults. After the Effective Date, any alleged breach, default, or claim under this Agreement shall be deemed waived if no notice of such breach or default by the non-breaching party is delivered within 60 calendar days of the later of its alleged occurrence and the date the non-breaching party becomes aware thereof. Any notice of breach shall include a reasonably detailed description of the alleged breach and the specific performance to cure such breach or, in the case of a breach of Section 8.b, a specified amount of damages sought from the Escrow Account. On September 30, 2016, the Reorganization Trust shall be relieved of all further obligations under this Agreement and shall have no further liability to EIX of any kind, except to the extent of any unresolved dispute relating to a notice of breach delivered prior to such date.

23.	Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

a.	Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement, other than any dispute regarding the Final Schedule subject to resolution under Section 3.d of this Agreement, shall be brought in the Bankruptcy Court, and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the Bankruptcy Court. Each Party hereby further irrevocably waives any Claim that the Bankruptcy Court lacks jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the Bankruptcy Court, that any such court lacks jurisdiction over such Party, in each case with respect to any of the obligations arising under or relating to this Agreement, other than any dispute subject to resolution under Section 3.d of this Agreement. Notwithstanding the foregoing, any EIX Released Party or EME Released Party may assert the releases and/or covenants not to sue set forth in Section 2.e, Section 2.f, Section 2.i, and Section 2.j of this Agreement as defenses and/or counterclaims in any action or proceeding that is barred by or in violation of those provisions. Notwithstanding the foregoing, the Parties agree that any action to enforce the EIX Notes may be brought in a federal or state court sitting in the Borough of Manhattan in the city of New York.

b.	To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement in the Bankruptcy Court and hereby further irrevocably waives and agrees not to plead or claim that the Bankruptcy Court is not a convenient forum for any such suit, action, or proceeding.

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c.	The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit, or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction to the extent permitted by applicable law.

d.	EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR PROCEEDING REFERRED TO ABOVE. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUIT, ACTION, OR PROCEEDING REFERRED TO ABOVE ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

24.	Section 1542 Disclosure. IT IS UNDERSTOOD BY THE PARTIES THAT THERE IS A RISK THAT, SUBSEQUENT TO THE EXECUTION OF THIS RELEASE, THE CLAIMS OF ANY PARTY WITH RESPECT TO THE SUBJECT MATTER HEREOF MAY BE DISCOVERED TO BE GREATER OR LESS THAN ANY PARTY NOW EXPECTS OR ANTICIPATES. EACH PARTY ASSUMES THIS RISK AND AGREES THAT THAT THE FOREGOING RELEASES SHALL BE EFFECTIVE AS A BAR TO ANY AND ALL CLAIMS OF WHATSOEVER CHARACTER, NATURE AND KIND, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, DISCOVERED OR UNDISCOVERED. TO THE EXTENT SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR PROVISIONS OF APPLICABLE LAW ARE APPLICABLE TO THE FOREGOING RELEASES, THE PARTIES EXPRESSLY WAIVE ANY AND ALL RIGHTS AND BENEFITS CONFERRED UPON THEM BY SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR SIMILAR PROVISIONS OF APPLICABLE LAW. EACH PARTY HAS READ AND UNDERSTANDS THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 AND EXPRESSLY ACKNOWLEDGES AND AGREES THAT, ALTHOUGH IT MAY HEREAFTER DISCOVER FACTS OTHER THAN OR DIFFERENT FROM THOSE THAT IT KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE CLAIMS RELEASED PURSUANT TO THE PROVISIONS OF THIS RELEASE, FOR THE PURPOSE OF IMPLEMENTING A FULL AND COMPLETE RELEASE AND DISCHARGE OF THE PARTIES THIS RELEASE IS INTENDED TO INCLUDE IN ITS EFFECT WITHOUT LIMITATION ALL OF THE CLAIMS, CAUSES OF ACTION AND LIABILITIES WHICH THE PARTIES, AND EACH OF THEM DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF EXECUTION OF THIS RELEASE, AND THIS RELEASE CONTEMPLATES EXTINGUISHMENT OF ALL SUCH CLAIMS, CAUSES OF ACTION AND LIABILITIES. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING WAIVER OF THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE WAS BARGAINED FOR SEPARATELY.

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25.	Execution of Agreement. This Agreement may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

26.	Waiver. Any Party shall have the right at its option to waive in writing any conditions of this Agreement that are included for its benefit, and to proceed hereunder without regard to any non-performance or non-satisfaction thereof.

27.	Successors and Assigns, No Third Party Beneficiaries.

a.	Neither this Agreement nor any of the rights, interests or obligations under it may be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. For the avoidance of doubt, (a) the rights and obligations of the Company under this Agreement that survive the Effective Date shall become the rights and obligations of the Reorganization Trust on and after the Effective Date, and neither the Company nor Post-Reorganization EME shall be subject to such rights and obligations on or after the Effective Date (including with respect to Section 2.m of this Agreement) and (b) any permitted assignee of the EIX Notes shall succeed to and may assert the rights of a holder of such EIX Notes with respect to its EIX Notes. Other than as expressly provided for in Section 27.b of this Agreement, no other entity (as defined in the Bankruptcy Code) shall have or be entitled to assert rights or benefits hereunder.

b.	All parties agree that the EIX Released Parties and EME Released Parties shall be, and are hereby, named as express third-party beneficiaries of the provisions of Sections 8 of this Agreement, with full rights under such section.

28.	Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier, or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

36

If to the Company, to counsel at the following address:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn: David R. Seligman, P.C. and Brad Weiland

Fax: (312) 862-2200

-and-

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn.: Joshua A. Sussberg

Fax: (212) 446-4900

If to any Consenting Noteholder, the address set forth in the separate letter to the Company and EIX delivered by counsel to the Consenting Noteholders simultaneously with this Agreement.

If to counsel to the ad hoc committee of Noteholders, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn.: Keith H. Wofford and Brian Rooder

Fax: (212) 596-9090

-and-

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attn.: Stephen Moeller-Sally

Fax: (617) 951-7050

If to EIX, to counsel at the following address:

Munger Tolles & Olson LLP

355 South Grand Ave.

Attn.: Thomas B. Walper and Seth Goldman

Los Angeles, California 90071

Fax: (213) 687-3702

37

29.	Non-Severability. The terms, provisions, agreements, covenants, and restrictions of this Agreement are non-severable and, unless otherwise agreed to by the Parties, this Agreement shall terminate if any term, provision, agreement, covenant, or restriction in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or otherwise unenforceable.

30.	Construction. Each Party hereto acknowledges that each of them has had the opportunity to retain legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel. The Parties have participated jointly in the negotiation and drafting of this Agreement and the related documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any of the related documents, this Agreement and the related documents shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement or any related documents.

31.	Specific Performance. It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief, including attorneys’ fees and costs, as a remedy of any such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity.

38

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

EDISON INTERNATIONAL
on behalf of itself and the EMG Subsidiaries

By:	/s/ William Scilacci
Name:	William Scilacci
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

EDISON MISSION ENERGY
on behalf of itself and the Company Subsidiaries

By:	/s/ Maria Rigatti
Name:	Maria Rigatti
Title:	Senior Vice President and Chief Financial
Officer

[Signature pages continued on following page.]

39

CONSENTING NOTEHOLDER

Arrowgrass Capital Partners (US) LP

By:	/s/ Stephen C. Ellwood
Name:	Stephen C. Ellwood
Title:	Chief Compliance Officer

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

Avenue Investments, L.P.

By: Avenue Partners, LLC, its General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

OZ MASTER FUND, LTD.

By: OZ Management LP, its investment manager

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

GOLDMAN SACHS PROFIT SHARING MASTER TRUST

By: OZ Management II LP, its investment manager

By: Och-Ziff Holding II LLC, its General Partner

By: OZ Management LP, its Member

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

GORDEL CAPITAL LIMITED

By: OZ Management LP, its investment manager

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

[Signature Page to EME-EIX Settlement Agreement]

OZ ENHANCED MASTER FUND, LTD.

By: OZ Management LP, its investment manager

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ EUREKA FUND, L.P.

By: OZ Eureka Fund GP, L.P., its General Partner

By: OZ Eureka Fund GP, LLC, its General Partner

By: OZ Advisors LP, its Member

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZSC II, L.P.

By: OZSC GP, L.P., its General Partner

By: OZSC GP, LLC, its General Partner

By: OZ Advisors LP, its sole Member

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

[Signature Page to EME-EIX Settlement Agreement]

OZ CREDIT OPPORTUNITIES MASTER FUND, LTD.

By: OZ Management LP, its investment manager

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel Frank
Name:	Joel Frank
Title:	Chief Financial Officer

OZ GC OPPORTUNITIES MASTER FUND, LTD.

By: OZ Management LP, its investment manager

By: Och-Ziff Holding Corporation, its General Partner

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

P. Shoenfeld Asset Management LP, as investment adviser for certain funds and accounts

By:	/s/ Peter Shoenfeld
Name:	Peter Shoenfeld
Title:	CEO & CIO

[Signature Page to EME-EIX Settlement Agreement]

CONSENTING NOTEHOLDER

York Capital Management Global Advisors, LLC, on behalf of the funds and accounts managed or advised by it or its affiliates

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

[Signature Page to EME-EIX Settlement Agreement]

Schedule 1

Estimate of Total Company Tax Attributes

Pre-2013 Tax Attributes	$1,184,387,565
2013 Tax Attributes*, plus 2014 Tax Attributes*, minus Tax Effected Federal CODI*, minus Tax Effected California CODI, minus Tax Attribute Reduction Amount	$6,948,108
Total Company Tax Attributes*	$1,191,335,673
Total Company Tax Attributes In Excess Of $450 MM*	$741,335,673
Adjustment Amount*	$370,667,837
Effective Date Cash Amount	$225,000,000
2015 Note Amount*	$199,615,775
2016 Note Amount*	$209,749,348
Total EIX Payments*	$634,365,123

*	Designates estimated amounts.

Schedule 2

Methodology for Computing the Total Company Tax Attributes

The applicable estimated amounts, which estimated amounts reflect the methodology set forth below, shall be updated as follows for purposes of computing amounts described in clauses (i) through (iv) of Section 3.a(y) to be included in the Final Schedule:

a.	The amount described in (x) clause (ii)(A) of the Tax Effected Federal NRG Transaction Gain/Loss, and (y) clause (ii)(A) of the Tax Effected California NRG Transaction Gain/Loss, shall be computed based on the Final Cash Purchase Price (as defined in the NRG Agreement); provided that, if the Final Cash Purchase Purchase Price has not been determined pursuant to Section 1.3(b) of the NRG Agreement by the date when the proposed Final Schedule is due to be delivered to EIX pursuant to Section 3.b, the Final Schedule shall be delivered using the Cash Purchase Price as computed in the True-Up Statement or the APA Notice of Disagreement, whichever results in lower Total Company Tax Attributes. Upon the determination of the Final Cash Purchase Price pursuant to Section 1.3(b) of the NRG Agreement, the Final Schedule shall be, and shall be immediately deemed, modified to incorporate such Final Cash Purchase Price.

b.	The amount described in (x) clause (ii)(B) of the Tax Effected Federal NRG Transaction Gain/Loss and (y) clause (ii)(B) of the Tax Effected California NRG Transaction Gain/Loss shall equal the fair market value of the Stock Purchase Price (as defined in the NRG Agreement) on the Effective Date adjusted as provided in Section 1.2(a)(v) of the NRG Agreement.

c.	The amount described in (x) clause (ii)(C) of the Tax Effected Federal NRG Transaction Gain/Loss and (y) clause (iii)(C) of the Tax Effected California NRG Transaction Gain/Loss shall be computed based on the sum of (A) the Closing Debt (as defined in the NRG Agreement) as included in the Final Cash Purchase Price; provided that, if the Final Cash Purchase Price has not been determined pursuant to Section 1.3(b) of the NRG Agreement by the date when the proposed Final Schedule is due to be delivered to EIX pursuant to Section 3.b, the Final Schedule shall be delivered using the Closing Debt set forth in the True-Up Statement or the APA Notice of Disagreement, which results in lower Total Company Tax Attributes, and shall be adjusted for the Closing Debt as included in the Final Cash Purchase Price pursuant to
Section 2.c(iii), and (B) other liabilities (as determined for federal income tax purposes) assumed by NRG pursuant to the NRG Transaction.

d.	The amount in clause (ii)(D) of the Tax Effected Federal NRG Transaction Gain/Loss shall be computed based on the adjusted federal income tax basis of the assets of the Company and the Company Subsidiaries as of the Effective Date, calculated consistent with the Consolidated Group’s Consolidated Returns for tax years prior to 2013 as currently filed but increased by the NRG Bankruptcy Expenses Adjustment Amount.

e.	The amount in clause (iii)(D) of the Tax Effected California NRG Transaction Gain/Loss shall be computed based on the adjusted California tax basis of the assets of the Company and the Company Subsidiaries as of the Effective Date, calculated consistent with the Consolidated Group’s Consolidated Returns for tax years prior to 2013 as currently filed but increased by the NRG Bankruptcy Expenses Adjustment Amount.

f.	The amount of 2013 Tax Attributes shall be adjusted based on updated estimates of the tax effected federal and net California taxable losses and credits of the Company and the Company Consolidated Subsidiaries, consistent with past EME practice and filed tax returns, less $11,233,000 of tax sharing payments made under the Tax Sharing Agreements.

g.	The amount of 2014 Tax Attributes shall be adjusted based on updated estimates of the tax effected federal and net California taxable losses and credits of the Company and Company Consolidated Subsidiaries from January 1, 2014, through the Effective Date, consistent with past EME practice and filed tax returns, including adjustments from (a)–(e) above, Tax Effected Federal NRG Gain/Loss, Tax Effected California NRG Gain/Loss, and income arising from discharge of interest on the Senior Notes accrued from December 17, 2012 to December 31, 2013, but excluding any reduction due to cancellation of indebtedness income.

h.	The amount of Tax Effected Federal CODI shall be adjusted based on the Adjusted NRG Proceeds Amount, and updated estimates of liabilities described in clause (ii)(A)(y) of the definition of “Tax Effected Federal CODI” pursuant to the Amended Plan of Reorganization.

i.	For purposes of calculating Tax Effected Federal CODI and 2014 Tax Attributes, (x) the Initial Escrow Amount shall be treated as distributed to the Reorganization Trust for the benefit of the holders of the Senior Notes, (y) the Disputed Claims Reserve Amount shall be treated as distributed to the Reorganization Trust in payment of the Disputed Claims for which it is reserved, and (z) any additional amount reserved by the Reorganization Trust to pay Retained Liabilities included in clause (m) of the Waterfall Payment Amount that do not constitute Disputed Claims (other than the Initial Escrow Amount) shall be treated as distributed to the Reorganization Trust in payment of such liabilities (provided, however, that, for purposes of calculating Tax Effected Federal CODI and 2014 Tax Attributes, the sum of (y) and (z) shall not exceed $182,000,000); and amounts described in (y) and (z) shall (A) be included as deductions in calculating the 2014 Tax Attributes to the extent not already deducted in prior periods, and (B) as result of their inclusion in items (l) and (m) of the definition of Waterfall Payment Amount shall reduce Adjusted NRG Proceeds and increase Tax Effected Federal CODI.

j.	The amount of Pre-2013 Tax Effected Federal Attributes and Pre-2013 Tax Effected California NOLs shall be adjusted to account for any changes in the Bankruptcy Expenses Adjustment Amount.

Schedule 3

Commercial Relationships

Agreements relating to the purchase of electricity by SCE, and the delivery of electricity by the Company and Company Subsidiaries (and any generator interconnection and other related agreements between SCE and such entities), including but not limited to the following:

Agreement	Parties
Power Purchase Tolling Agreement	SCE and Walnut Creek Energy, LLC
Generation Tie Line Facilities Agreement	SCE and Walnut Creek Energy, LLC
First Amended Large Generator Interconnection Agreement	SCE and Walnut Creek Energy, LLC
Power Purchase and Sale Agreement	SCE and Kern River Cogeneration Co.
Power Purchase and Sale Agreement	SCE and Watson Cogeneration Co.
Power Purchase and Sale Agreement	SCE and Sycamore Generation Company
EEI Master Power Purchase and Sale Agreement	SCE and Sycamore Generation Company
Master Power Purchase and Sale Agreement Confirmation Letter (2012 CHP Resource Adequacy Capacity)	SCE and Sycamore Generation Company
Master Power Purchase and Sale Agreement Confirmation Letter (2012 CHP Energy Only Unit Contingent Toll)	SCE and Sycamore Generation Company
Amended and Restated Power Purchase Contract	SCE and Midway Sunset Cogeneration Company

Schedule 4

Assumed Liabilities

Plan Name

Edison International Retirement Plan for Bargaining Unit Employees of Midwest Generation, LLC
Edison International Retirement Plan for Bargaining Unit Employees of EME Homer City Generation LP
Southern California Edison Company Retirement Plan
Southern California Edison Company Executive Retirement Plan
Edison International 2008 Executive Retirement Plan
Edison International Executive Deferred Compensation Plan
Edison International 2008 Executive Deferred Compensation Plan
Edison International Affiliate Option Deferred Compensation Plan
Southern California Edison Company 1985 Deferred Compensation Plan
Southern California Edison Company Executive Supplemental Benefit Program
Edison International 2008 Executive Survivor Benefit Plan
Edison International 2008 Executive Disability Plan[1]
Edison International 2007 Performance Incentive Plan
Edison International Equity Compensation Plan
Edison International 2000 Equity Plan

[1]	Applies only to current executives.

Exhibit A

Amended Plan of Reorganization

EXECUTION AND FILING VERSION

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

)

In re:	)	Chapter 11

)

EDISON MISSION ENERGY, et al.,[1]	)	Case No. 12-49219 (JPC)

)

Debtors.	)	Jointly Administered

)

DEBTORS’ THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

James H.M. Sprayregen, P.C.	David A. Agay
David R. Seligman, P.C.	Joshua Gadharf
Sarah H. Seewer	McDONALD HOPKINS LLC
Brad Weiland	300 North LaSalle
KIRKLAND & ELLIS LLP	Suite 2100
300 North LaSalle	Chicago, Illinois 60654
Chicago, Illinois 60654	Telephone: (312) 280-0111
Telephone: (312) 862-2000	Facsimile: (312) 280-8232
Facsimile: (312) 862-2200

- and -
Counsel to Debtor Camino Energy Company
Joshua A. Sussberg (admitted pro hac vice)	and Conflicts Counsel to the other Debtors
KIRKLAND & ELLIS LLP	and Debtors in Possession
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

Counsel to the Debtors and Debtors in Possession other than Camino Energy Company

Dated: February 18, 2014

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, OR A LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST. THIS PLAN IS SUBJECT TO APPROVAL OF THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES. YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) BEFORE THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Edison Mission Energy (1807); Camino Energy Company (2601); Chestnut Ridge Energy Company (6590); Edison Mission Finance Co. (9202); Edison Mission Energy Fuel Services, LLC (4630); Edison Mission Fuel Resources, Inc. (3014); Edison Mission Fuel Transportation, Inc. (3012); Edison Mission Holdings Co. (6940); Edison Mission Midwest Holdings Co. (6553); EME Homer City Generation L.P. (6938); Homer City Property Holdings, Inc. (1685); Midwest Finance Corp. (9350); Midwest Generation EME, LLC (1760); Midwest Generation, LLC (8558); Midwest Generation Procurement Services, LLC (2634); Midwest Peaker Holdings, Inc. (5282); Mission Energy Westside, Inc. (0657); San Joaquin Energy Company (1346); Southern Sierra Energy Company (6754); and Western Sierra Energy Company (1447). The location of parent Debtor Edison Mission Energy’s corporate headquarters and the Debtors’ service address is: 3 MacArthur Place, Suite 100, Santa Ana, California 92707.

i

TABLE OF CONTENTS (CONT’D)

ii

TABLE OF CONTENTS (CONT’D)

iii

Edison Mission Energy and the other Debtors in the above-captioned Chapter 11 Cases respectfully propose the following joint plan of reorganization pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A of the Plan. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of the Plan and certain related matters, including the Sale Transaction and distributions to be made under the Plan. Each Debtor is a proponent of the Plan contained herein within the meaning of section 1129 of the Bankruptcy Code.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms

As used in the Plan, capitalized terms have the meanings set forth below.

1. “2006 EME Senior Notes Indenture” means that certain Indenture, dated as of June 6, 2006, between EME and the EME Senior Notes Indenture Trustee (as amended, modified, waived, and/or supplemented from time to time), providing for the issuance of 7.50% Senior Notes due 2013 and 7.75% Senior Notes due 2016.

2. “2007 EME Senior Notes Indenture” means that certain Indenture, dated as of May 7, 2007, between EME and the EME Senior Notes Indenture Trustee (as amended, modified, waived, and/or supplemented from time to time), providing for the issuance of 7.00% Senior Notes due 2017, 7.20% Senior Notes due 2019, and 7.625% Senior Notes due 2027.

3. “Accrued Professional Compensation Claims” means all Claims for reasonable and documented accrued fees and expenses (including transaction or sale fees) for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court and regardless of whether a monthly fee statement or interim fee application has been Filed for such fees and expenses. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Accrued Professional Compensation Claim. For the avoidance of doubt, the PoJo Restructuring Fees, the Supporting Noteholder Fees, and the EME Senior Notes Indenture Trustee Fees shall not constitute Accrued Professional Compensation Claims.

4. “Acquired Companies” has the meaning given in the Purchase Agreement. The Acquired Companies are identified on Schedule 1 attached hereto.

5. “Administrative Claim” means a Claim, other than an Assumed Liability, for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b) or 507(a)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors unless a claim for such costs and/or expenses is Disputed or has been time-barred or otherwise disallowed by the Plan or a Final Order; (b) Accrued Professional Compensation Claims (to the extent Allowed by the Bankruptcy Court); (c) all fees and charges assessed against the Estates pursuant to chapter 123 of the Judicial Code, including but not limited to the U.S. Trustee Fees; (d) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; (e) the Supporting Noteholder Fees; (f) the PoJo Restructuring Fees; and (g) the EME Senior Notes Indenture Trustee Fees.

6. “Administrative Claims Bar Date” means the first Business Day that is 30 days following the Effective Date, subject to any exceptions specifically set forth in the Plan or a Final Order.

7. “Affidavits of Publication” means, collectively, the: (a) Affidavit of Service, filed by the Notice, Claims, and Solicitation Agent on February 6, 2014 [Docket No. 2013]; and (b) [Affidavit of Service], filed by the Notice, Claims, and Solicitation Agent on [—], 2014.

8. “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

9. “Agreed PoJo Cure Amount” means (a) the sum of all amounts due under the Facility Leases, including, without limitation, all accrued and unpaid (i) Basic Lease Rent due and payable on any Rent Payment Date occurring prior to the Effective Date (including interest on any overdue principal and overdue interest at the Overdue Rate) and (ii) Supplemental Lease Rent minus (b) the sum of all payments made in respect of Rent pursuant to any forbearance, extension, or other agreement with any of the PoJo Parties including the “Initial Payment” made under the Forbearance Agreement by and among the PoJo Parties dated December 16, 2012. The Agreed PoJo Cure Amount shall be consistent with the schedule attached as Exhibit F of the Purchase Agreement, which schedule shall be included in the Plan Supplement. Capitalized terms used in this definition but not otherwise defined herein shall have the meanings set forth in the PoJo Leases and Documents.

10. “Allowed” means with respect to Claims: (a) any Claim, proof of which is timely Filed by the applicable Claims Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a Proof of Claim is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to any Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed at any time prior to or after the Effective Date within the applicable period of time, if any, fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim shall have been Allowed by a Final Order. Other than as may be provided in Article III for Unimpaired Claims that are not Assumed Liabilities or in Article V.G of the Plan with respect to the PoJo Leases and Documents, in no event shall the Allowed amount of any Claim exceed 100 percent of the principal amount of such Claim or otherwise include any amount for interest accruing after the Petition Date. Any Claim that (x) has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, or (y) is enjoined or released pursuant to the Plan, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or the Reorganization Trust, as applicable. For the avoidance of doubt, a Proof of Claim filed after the applicable Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings.

11. “Assumed Liabilities” means the liability of any of the Debtors assumed by the Purchaser or any Post-Effective-Date Debtor Subsidiary pursuant to the Purchase Agreement.

12. “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

13. “Ballot” means the form approved by the Bankruptcy Court and distributed to Holders of Impaired Claims entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan.

14. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

15. “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Illinois having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157.

16. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

17. “Bluescape Letter Agreement” means, collectively, (a) that certain engagement letter, dated as of November 13, 2013, entered into by and among Ropes & Gray LLP, as counsel to the Noteholder Group, Bluescape Advisors LLC, and EME; (b) a term sheet, dated as of November 13, 2013, signed by Bluescape Advisors LLC, EME, and Ropes & Gray LLP as counsel to the Noteholder Group; and (c) that certain Indemnification Agreement, dated as of November 13, signed by EME in favor of Bluescape Advisors LLC.

18. “Business Day” means any day, other than a Saturday, Sunday, or any other date on which banks located in Chicago, Illinois are closed for business as a result of federal, state, or local holiday.

19. “Capistrano Note” means that certain Secured Promissory Note, dated as of February 13, 2012, between Capistrano Wind Holdings, Inc. and Edison Mission Wind, Inc.

20. “Capistrano Pledge Agreement” means that certain Security and Pledge Agreement, dated as of February 13, 2012, between Capistrano Wind II, LLC and Edison Mission Wind, Inc.

21. “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

22. “Causes of Action” means any Claim, cause of action (including Avoidance Actions), controversy, right of setoff, cross claim, counterclaim, or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, fixed or contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

23. “Chapter 11 Cases” means the jointly administered chapter 11 cases commenced by the Debtors in the Bankruptcy Court and styled In re Edison Mission Energy, et al., No. 12-49219 (JPC).

24.	“Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

25. “Claims Bar Date” means the date by which a Proof of Claim must be or must have been Filed, as established by (a) the Order (A) Setting Bar Dates for Filing Proofs of Claim, Including 503(b)(9) Proofs of Claim and (B) Approving the Form and Manner of Notice Thereof, entered April 11, 2013 [Docket No. 669], (b) the Order (A) Setting Bar Dates for Filing Proofs of Claim, Including Section 503(b)(9) Proofs of Claim, Against EME Homer City Generation L.P., Edison Mission Finance Co., and Homer City Property Holdings, Inc., and (B) Approving the Form and Manner of Notice Thereof, entered August 22, 2013 [Docket No. 1137], or (c) any other Final Order of the Bankruptcy Court, as applicable.

26.	“Claims Register” means the official register of Claims maintained by the Notice, Claims, and Solicitation Agent.

27. “Class” means a category of Holders of Claims or Interests as set forth in Article III of the Plan in accordance with section 1122(a) of the Bankruptcy Code.

28. “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code on January 7, 2013 [Docket No. 202], as amended on January 18, 2013 [Docket No. 308].

29. “Committee Members” means each of the following, in each case solely in its capacity as a member of the Committee: (a) Wells Fargo Bank, National Association, solely in its capacity as EME Senior Notes

Indenture Trustee; (b) Exelon Corp., as successor in interest to Commonwealth Edison Company; (c) Clennon Electric; (d) The Bank of New York Mellon, as successor pass through trustee and successor lease indenture trustee; (e) International Brotherhood of Boilermakers Local One; (f) Nesbitt Asset Recovery, LLC; (g) Peabody Coalsales, LLC; (h) Geo. J. Beemsterboer, Inc.; and (i) Rowell Chemical Corp.

30. “Compensation and Benefits Programs” means all employment and severance policies, all compensation, and any other employee benefit plans, policies, and programs and other arrangements (and all amendments and modifications thereto), in each case in place as of the Petition Date, applicable to the Debtors’ and Non-Debtor Subsidiaries’ respective employees, former employees, retirees, and non-employee directors and employees, former employees, and retirees of their subsidiaries, including, without limitations, all savings plans, retirement plans (whether or not such plans are intended to be qualified), health and/or welfare plans, disability plans, severance benefit plans, incentive plans and life, accidental death, and dismemberment insurance plans, or other similar plans.

31. “Compensation and Benefits Programs Escrow” means an interest-bearing account to hold and maintain an amount of Cash equal to the obligations under the Exit Plan and the Compensation and Benefits Programs funded by the Reorganization Trust on the Effective Date solely for the purpose of making payments under the Exit Plan and the Compensation and Benefits Programs in accordance with Article IV.H of the Plan.

32.	“Compensation Committee” means the Compensation Committee of the Board of Directors of EME.

33. “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

34. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on its docket in the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

35. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

36. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

37.	“Consenting Noteholders” means those Supporting Noteholders that have signed the EIX Settlement Agreement.

38.	“Consummation” means the occurrence of the Effective Date.

39. “Cure Cost” means all amounts (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) payable by the Purchaser required to cure any defaults under any Executory Contract or Unexpired Lease that is to be assumed and/or assumed and assigned by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code; provided, however, the amount required to cure any default under the PoJo Leases and Documents shall be satisfied by the payment in Cash of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees on the Effective Date by the Reorganization Trust.

40. “Debtors” means, collectively: Camino Energy Company, Chestnut Ridge Energy Company, EME, Edison Mission Finance Co., Edison Mission Energy Fuel Services, LLC, Edison Mission Fuel Resources, Inc., Edison Mission Fuel Transportation, Inc., Edison Mission Holdings Co., Edison Mission Midwest Holdings Co.,

EMEHC, Homer City Property Holdings, Inc., Midwest Finance Corp., Midwest Generation EME, LLC, MWG, Midwest Generation Procurement Services, LLC, Midwest Peaker Holdings, Inc., Mission Energy Westside, Inc., San Joaquin Energy Company, Southern Sierra Energy Company, and Western Sierra Energy Company.

41.	“Debtor Subsidiaries” means, collectively, each Debtor other than: (a) EME; and (b) the Homer City Debtors.

42. “Disbursing Agent” means, on the Effective Date, the Plan Administrator, its agent, the Notice, Claims, and Solicitation Agent, or any other Entity or Entities designated by the Plan Administrator to make or facilitate distributions that are to be made on or after the Effective Date pursuant to the Plan.

43. “Disclosure Statement” means the disclosure statement for this Plan, including all exhibits and schedules thereto and references therein that relate to the Plan, that is or has been (as the case may be) prepared, approved, and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

44. “Disclosure Statement Order” means the Order Approving (A) the Adequacy of the Disclosure Statement, (B) Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization, (C) the Form of Ballots and Notices in Connection Therewith, and (D) the Scheduling of Certain Dates with Respect Thereto, entered by the Bankruptcy Court on December 19, 2013 [Docket No. 1718].

45. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed. For the avoidance of doubt, a Disputed Claim or Interest shall not include any Claim or Interest that has been disallowed under the Plan or by Final Order.

46. “Disputed Claims Reserve” means an appropriate reserve, to be determined by EME, the Committee, and the Supporting Noteholders, unless otherwise ordered by the Bankruptcy Court, for distributions on account of Disputed Claims that are neither Assumed Liabilities nor Settlement Assumed Liabilities and that are subsequently Allowed after the Effective Date.

47. “Disputed Claims Reserve Amount” means the amount of assets determined by EME, the Committee, and the Supporting Noteholders that would likely have been distributed to the Holders of all applicable Disputed Claims against EME as if such Disputed Claims against EME had been Allowed Claims against EME on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purposes of establishing reserves and for maximum distribution purposes, to be (a) the lesser of (i) the asserted amount of each Disputed Claim against EME as scheduled by EME or, if and solely to the extent a non-duplicative Proof of Claim was filed in an asserted amount greater than the scheduled amount, the asserted amount filed with the Bankruptcy Court as set forth in such non-duplicative Proof of Claim or as provided by the parties to EME as further information with respect to the Proof of Claim, and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (b) the amount otherwise agreed to by EME, the Committee, the Supporting Noteholders, and the Holder of such Disputed or unliquidated Claim for reserve purposes.

48. “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions hereunder, which shall be (a) the Effective Date or (b) such other date as designated in a Bankruptcy Court order.

49. “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability.

50. “DTC” means Depository Trust Company.

51. “Effective Date” means the date agreed to by the Debtors and the Purchaser Parties, in consultation with the Committee and the Supporting Noteholders, that is one (1) Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent specified in Article X.A of the Plan have been satisfied or waived (in accordance with Article X.B of the Plan).

52. “EIX” means Edison International, a California corporation.

53. “EIX Escrow Account” means the Escrow Account (as defined in the EIX Settlement Agreement).

54. “EIX Litigation Claims” means all Claims and Causes of Action made, or which could be made, on behalf of the Debtors and the Non-Debtor Subsidiaries against the EIX Released Parties, including all Claims against the entities and individuals named as proposed defendants in the draft complaint attached to the Motion of Official Committee of Unsecured Creditors of Edison Mission Energy, et al., Pursuant to 11 U.S.C. §§ 105(a), 1103(c) and 1109(b), for Entry of an Order (A) Granting Leave, Standing and Authority to Prosecute, and Sole Authority to Settle, Certain Claims on Behalf of the Debtors’ Estates and (B) Authorizing the Committee to Direct and Control Certain Accounting Professionals [Docket No. 1054].

55. “EIX Note Sale” means the purchase and sale of the EIX Notes.

56. “EIX Notes” means the zero-coupon notes to be issued by EIX pursuant to the EIX Settlement Agreement.

57. “EIX Proofs of Claim” means any and all Proofs of Claim filed by the EIX Released Parties against any of the Debtors in the Chapter 11 Cases, including, without limitation, as set forth in the Debtors’ Sixth Omnibus Objection to Certain Proofs of Claim (No Liability Claims) [Docket No. 1748].

58. “EIX Released Parties” means EIX, the EMG Subsidiaries, Post-Reorganization EME, SCE, their respective subsidiaries (other than the Debtors and the Non-Debtor Subsidiaries), and their respective current and former officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, insurers (but only if the insurer has given the EME Released Parties a release substantially on the terms set forth in Section 2.g of the EIX Settlement Agreement), representatives, and other professionals, in each case in their capacity as such, and/or in any such capacity on behalf of EME, including but not limited to all Entities and individuals named as proposed defendants with respect to the EIX Litigation Claims.

59. “EIX Releasing Parties” means EIX, the EMG Subsidiaries, Post-Reorganization EME, their respective subsidiaries (other than the Debtors, the Non-Debtor Subsidiaries, SCE, and SCE’s subsidiaries), and their respective current and former respective officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, insurers (but only if the insurer has given the EME Released Parties a release substantially on the terms set forth in Section 2.g of the EIX Settlement Agreement), representatives, and other professionals, in each case in their capacity as such.

60. “EIX Settlement” means the settlement among EME, EIX, and the Consenting Noteholders on the terms set forth in the EIX Settlement Agreement.

61. “EIX Settlement Agreement” means that certain Settlement Agreement, dated as of February 18, 2014, by and among EME (on behalf of itself and its subsidiaries), EIX (on behalf of itself and the EMG Subsidiaries), and the Consenting Noteholders, a copy of which shall be included in the Plan Supplement, together with all exhibits, schedules, and attachments thereto, including the EIX Settlement Ancillary Documents, as the same may be amended, supplemented, or modified.

62. “EIX Settlement Ancillary Documents” means the EIX Notes, the NRG Side Letter (as defined in the EIX Settlement Agreement), and any other agreements, instruments, or other documents executed by any party to the EIX Settlement Agreement in connection with the EIX Settlement Agreement.

63. “EIX Settlement Conditions” means the Conditions Precedent as defined in the EIX Settlement Agreement.

64. “EIX Settlement Proceeds” means the Cash in the aggregate amount of the Effective Date Cash Amount (as defined in the EIX Settlement Agreement) and the proceeds of the EIX Notes, including, without limitation, the Cash proceeds of any EIX Note Sale.

65. “ELPC Lawsuit” means that certain lawsuit entitled Sierra Club, et al. v. Midwest Generation, LLC, pending in the Illinois Pollution Control Board [IPCB Case No. 2013-015].

66. “EME” means Edison Mission Energy, a Delaware corporation and a Debtor in the Chapter 11 Cases.

67. “EMEHC” means EME Homer City Generation L.P., a Pennsylvania limited partnership and a Debtor in the Chapter 11 Cases.

68. “EME Interests” means Interests in EME.

69. “EME Retained Causes of Action” means those Avoidance Actions of the Debtors that are identified in an exhibit to the Plan Supplement, which exhibit shall be in form and substance reasonably acceptable to the Committee and Supporting Noteholders. The EME Retained Causes of Action shall vest in the Reorganization Trust on the Effective Date. The EME Retained Causes of Action shall not include the EIX Litigation Claims.

70. “EME Senior Notes” means, collectively, the: (a) 7.50% Senior Notes due 2013, issued in the original principal amount of $500,000,000 pursuant to the 2006 EME Senior Notes Indenture; (b) 7.75% Senior Notes due 2016, issued in the original principal amount of $500,000,000 pursuant to the 2006 EME Senior Notes Indenture; (c) 7.00% Senior Notes due 2017, issued in the original principal amount of $1,200,000,000 pursuant to the 2007 EME Senior Notes Indenture; (d) 7.20% Senior Notes due 2019, issued in the original principal amount of $800,000,000 pursuant to the 2007 EME Senior Notes Indenture; and (e) 7.625% Senior Notes due 2027, issued in the original principal amount of $700,000,000 pursuant to the 2007 EME Senior Notes Indenture.

71. “EME Senior Notes Claim” means any Claim against EME arising from or based upon the EME Senior Notes or the EME Senior Notes Indentures, which Claim shall be Allowed against EME in an amount equal to $[—].

72. “EME Senior Notes Indentures” means the 2006 EME Senior Notes Indenture and 2007 EME Senior Notes Indenture.

73. “EME Senior Notes Indenture Trustee” means Wells Fargo Bank, National Association, solely in its capacity as indenture trustee under the EME Senior Notes Indentures.

74. “EME Senior Notes Indenture Trustee Charging Lien” means any liens for payment of EME Senior Notes Indenture Trustee fees, costs, expenses and indemnification, including the fees, costs and expenses of the EME Senior Notes Indenture Trustee’s professionals, as set forth in the EME Senior Notes Indentures.

75. “EME Senior Notes Indenture Trustee Fees” means the unpaid fees, costs, and expenses of the EME Senior Notes Indenture Trustee, including fees, costs, and expenses of the EME Senior Notes Indenture Trustee’s attorneys, payable pursuant to the EME Senior Notes Indentures.

76. “EME Severance Plan” means that certain severance plan approved for certain EME Employees pursuant to the Shared Services Extension Order.

77. “EMG” means Edison Mission Group, Inc., a Delaware corporation.

78. “EMG Subsidiaries” means EMG and its direct and indirect subsidiaries other than the Debtors and the Non-Debtor Subsidiaries.

79. “Employees” means, as of the Effective Date, the employees of the Debtors and the Non-Debtor Subsidiaries.

80. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

81. “Environmental Law” means all federal, state and local statutes, regulations, laws, ordinances, rules licenses, permits, and similar provisions having the force or effect of law, all judicial and administrative orders, agreements, and determinations and all common law concerning pollution or protection of the environment, or environmental impacts on human health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Resource Conservation and Recovery Act; the Safe Drinking Water Act; the Surface Mining Control and Reclamation Act; the Toxic Substances Control Act; and any state or local equivalents.

82. “Environmental Actions” means the court proceeding captioned United States, et al., v. Midwest Generation, et al.,
No. 09-cv-5277 (N.D. Ill.) and the related appeals pending before the United States Court of Appeals for the Seventh Circuit,
Nos. 12-1026, 12-1051, the court proceeding captioned United States, et al., v. EME Homer City Generation LP, et al.,
Nos. 2-11-cv-00019 (W.D. Penn.) and the related appeals pending before the United States Court of Appeals for the Third Circuit, Nos. 11-4407 and 11-4408, the Sierra Club Lawsuit, and the ELPC Lawsuit.

83. “Estate” means, as to each Debtor, the estate created for the Debtor on the Petition Date pursuant to section 541 of the Bankruptcy Code.

84. “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78oo, as now in effect and hereafter amended, the rules and regulations promulgated thereunder, and any similar federal, state, or local law.

85. “Excluded Assets” means any asset of the Debtors that is not (a) acquired by the Purchaser or (b) retained by the Post-Effective-Date Debtor Subsidiaries pursuant to the Purchase Agreement.

86. “Excluded Liabilities” means any liability of the Debtors or Non-Debtor Subsidiaries that is defined as an Excluded Liability under the Purchase Agreement, including, for the avoidance of doubt, liabilities asserted by the PBGC and liabilities asserted by Taxing Authorities that arose prior to the Effective Date, and rejection damage claims on account of any Executory Contract or Unexpired Lease rejected by the Debtors (a) before the date of the Plan Sponsor Agreement or (b) on or after the date of the Plan Sponsor Agreement without the prior written consent of the Purchaser.

87. “Exculpated Parties” means, collectively: (a) the Purchaser Parties and the Acquired Companies; (b) the present and former members of the Noteholder Group, generally, and the Supporting Noteholders and the Consenting Noteholders, at any time, in such capacity; (c) the EME Senior Notes Indenture Trustee; (d) the Committee and the Committee Members; (e) the PoJo Parties; (f) the Debtors; (g) the Reorganization Trust; (h) the Plan Administrator; (i) the Post-Effective-Date Debtor Subsidiaries; (i) the Post-Effective-Date Homer City Debtors; (j) the EIX Released Parties; and (k) with respect to the foregoing entities in clauses (a) through (j), their respective current and former affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and, solely with respect to the Purchaser Parties and the Acquired Companies and Supporting Noteholders, their permitted assigns; and (g) the officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals of the Debtors and Non-Debtor Subsidiaries that served in such capacities during the Chapter 11 Cases.

88. “Exculpation” means the exculpation set forth in Article VIII.E of the Plan.

89. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

90. “Exit Plan” means the payments made during the Chapter 11 Cases or after the Effective Date pursuant to the Order Approving Exit Plan, entered by the Bankruptcy Court on November 7, 2013 [Docket No. 1561].

91. “FERC” means the Federal Energy Regulatory Commission.

92. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court in the Chapter 11 Cases or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice, Claims, and Solicitation Agent.

93. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter which has not been reversed, stayed, modified, or amended, as to which the time to appeal, petition for certiorari or move for reargument, reconsideration, or rehearing has expired and no appeal, petition for certiorari or motion for reargument, reconsideration, or rehearing has been timely filed, or as to which any appeal, petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument, reconsideration, or rehearing was sought; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order; provided, further, that, subject to the terms of the Purchase Agreement, the Debtors reserve the right to waive any appeal period in consultation with the Purchaser Parties, the Committee, the Supporting Noteholders, EIX (with respect to any order that affects the rights of EIX under the EIX Settlement Agreement), and (solely with respect to any order that affects the rights of the PoJo Parties) the PoJo Parties.

94. “Final Insider Incentive Plan Order” means the Final Order Authorizing Compensation of Insider Senior Executives Under Employee Incentive Programs, entered by the Bankruptcy Court on March 20, 2013 [Docket No. 627].

95. “Final Non-Insider Incentive Plan Order” means the Final Order Authorizing the Debtors to Implement Incentive Plans for Non-Insider Employees, entered by the Bankruptcy Court on March 20, 2013 [Docket No. 626].

96. “Final Wages Order” means the Amended Final Order Approving the Debtors’ (A) Payment of Certain Prepetition Compensation and Reimbursable Employee Expenses, (B) Continued Employee Medical and Other Benefits, and (C) Continued Employee Compensation and Benefits Programs, entered by the Bankruptcy Court on February 5, 2013 [Docket No. 401].

97. “General Unsecured Claims” means any Claim that is not Secured and is not: (a) an Administrative Claim; (b) a Priority Tax Claim; (c) an Other Priority Claim; (d) a Subordinated Claim; or (e) an Intercompany Claim.

98. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

99. “Holder” means any Entity holding a Claim or an Interest.

100. “Homer City Debtors” means, collectively: (a) Chestnut Ridge Energy Company; (b) Edison Mission Finance Co.; (c) EMEHC; (d) Homer City Property Holdings, Inc.; (e) Mission Energy Westside Inc.; (f) Edison Mission Holdings Co.; and (g) Edison Mission Energy Services, Inc.

101. “Homer City Petition Date” means May 2, 2013, the date on which Edison Mission Finance Co., EMEHC, and Homer City Property Holdings, Inc. commenced their respective Chapter 11 Cases in the Bankruptcy Court.

102. “Homer City Waterfall” means, with respect to any amount of Homer City Wind Down Proceeds held by a Homer City Debtor, distributions in the following order of priority (in each case except as otherwise provided by the Plan): first, to Holders of Allowed Secured Claims against the applicable Homer City Debtor, solely with respect to the collateral securing such Allowed Secured Claims; second, to Holders of Allowed Administrative Claims against the applicable Homer City Debtor; third, to Holders of Allowed Priority Tax Claims and Allowed Other Priority Claims against the applicable Homer City Debtor; fourth, to Holders of Allowed General Unsecured Claims and Allowed Intercompany Claims against the applicable Homer City Debtor; and fifth, to EME on account of Allowed Intercompany Interests in the applicable Homer City Debtor the balance, if any, of such amount.

103. “Homer City Wind Down” means the process commencing on the Effective Date to dissolve the Homer City Debtors, including any actions that the Plan Administrator determines in its sole discretion are necessary or appropriate to liquidate, settle, compromise, or resolve any Claims against, or assets held by, the Homer City Debtors.

104. “Homer City Wind Down Proceeds” means any proceeds of the Homer City Wind Down.

105. “IBEW CBA” means that certain Collective Bargaining Agreement, dated as of March 6, 2006, between MWG and the International Brotherhood of Electrical Workers, Local No. 15, as amended, extended, modified, or supplemented from time to time, including in accordance with Order Approving Entry into Extension of Collective Bargaining Agreement and Granting Related Relief [Docket No. 1562], entered by the Bankruptcy Court on November 7, 2013.

106. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

107. “Intercompany Claim” means any Claim held by a Debtor or any non-Debtor Affiliate against any Debtor, including: (a) the Intercompany Note Claims; and (b) the MWG Bridge Loan; provided that the Intercompany Claims shall not include Claims of the EIX Released Parties against the Debtors arising under the Settlement Agreement (including under Section 6 of the Settlement Agreement regarding shared services) or the Shared Services Extension Order.

108. “Intercompany Interests” means Interests in any Debtor Subsidiary held by a Debtor.

109. “Intercompany Notes” means, collectively: (a) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $211,738,800, due July 2, 2014; (b) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $285,849,200, due January 2, 2015; (c) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $369,961,200, due July 2, 2014; and (d) that certain Promissory Note, dated as of August 24, 2000, by EME, as borrower, in favor of MWG, as lender, in the original principal amount of $499,450,800, due January 2, 2016, each of which shall be terminated and extinguished and of no further force and effect as of the Effective Date pursuant to this Plan.

110. “Intercompany Note Claim” means any Claim of MWG against EME on account of the Intercompany Notes.

111. “Interests” means the common stock, limited liability company interests, partnership interests and any other equity, ownership, or profits interests in and of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, limited liability company interests, partnership interests or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any Claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

112. “Interim Compensation Order” means the Order Approving Procedures for Interim Compensation and Reimbursement of Expenses for Professionals and Official Committee Members, entered January 18, 2013 [Docket No. 331], as the same may be modified by a Court order approving the retention of a specific Professional or otherwise.

113. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

114. “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

115. “Long-Term Incentive Plan” means the long-term incentive plan approved for certain executive Employees pursuant to the Final Insider Incentive Plan Order and Final Non-Insider Incentive Plan Order. For

purposes of the Long-Term Incentive Plan, the Plan shall have an EME Adjusted Enterprise Value (as defined in the Long-Term Incentive Plan) in the amount set forth in that certain notice, dated as of [—], 2014, by the Debtors to the advisors to the Committee and the Supporting Noteholders.

116. “MWG” means Midwest Generation, LLC, a Delaware limited liability company and a Debtor in the Chapter 11 Cases.

117. “MWG Bridge Loan” means that certain intercompany loan made by EME, as lender, to MWG, as borrower, pursuant to the Order (A) Authorizing Midwest Generation, LLC to Grant First Priority Liens on Unencumbered Assets and Second Priority Liens on Encumbered Assets, in Connection with the MWG Bridge Loan, and (B) Granting Related Relief [Docket No. 1573], entered by the Bankruptcy Court on November 12, 2013.

118. “Net Sale Proceeds” means the Sale Proceeds less Cash in an amount equal to the aggregate amount of any of the following to the extent they do not constitute Assumed Liabilities pursuant to the Purchase Agreement: (a) Allowed Secured Claims; (b) Allowed Administrative Claims (including, without limitation, Accrued Professional Compensation Claims (and any estimates thereof under Article III.C.3)); (c) Allowed Priority Tax Claims; (d) Allowed Other Priority Claims; (e) Allowed General Unsecured Claims against Debtor Subsidiaries; and (f) any other Cash to be paid or reserved for payments pursuant to and in accordance with the Plan and the Purchase Agreement, including, without limitation, the Disputed Claims Reserve, the Wind Down Budget, the Exit Plan, the Compensation and Benefits Programs, the Supporting Noteholder Fees, the PoJo Restructuring Fees, and the EME Senior Notes Indenture Trustee Fees.

119. “Net Settlement Proceeds” means the EIX Settlement Proceeds less Cash in an amount equal to the amount of Cash in the EIX Escrow Account (as such amount may be reduced from time to time in accordance with the EIX Settlement Agreement).

120. “New Governance Documents” means the Reorganization Trust Agreement and any other organizational or governance documents of the Reorganization Trust. The New Governance Documents shall be in form and substance acceptable to the Debtors, Committee, and Supporting Noteholders.

121. “New Interests” means the common stock, limited liability company interests, or other equity interests or economic interest, as the case may be, in the Reorganization Trust.

122. “Non-Debtor Subsidiaries” means all direct and indirect subsidiaries of any Debtor that is not a Debtor in the Chapter 11 Cases.

123. “Noteholder Group” refers to certain Holders of the EME Senior Notes Claims (including the Supporting Noteholders, in such capacity) represented by Ropes & Gray LLP and Houlihan Lokey Capital, Inc.

124. “Notice, Claims, and Solicitation Agent” means GCG, Inc., in its capacity as notice, claims, and solicitation agent for the Debtors.

125. “Original Petition Date” means December 17, 2012, the date on which each Debtor other than Edison Mission Finance Co., EMEHC, and Homer City Property Holdings, Inc. commenced their respective Chapter 11 Cases in the Bankruptcy Court.

126. “Other Priority Claim” means any Claim against any of the Debtors described in section 507(a) of the Bankruptcy Code to the extent such Claim has not already been paid during the Chapter 11 Cases, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; or (c) an Assumed Liability.

127. “Parent” means NRG Energy, Inc.

128. “Parent Common Stock Effective Date Market Value” means, with respect t the common stock of the Parent, the mean daily per-share volume-weighted average price over the period of the five (5) Business Days prior to the Effective Date, as displayed under the heading “Bloomberg VWAP” on Bloomberg page: [—] in respect of the period from the scheduled open of trading on the principal trading market for the common stock of the Parent to the scheduled close of trading on such market on such Business Day (or if such volume-weighted average price is unavailable, the market value of one share of common stock of the Parent on such Business Day as the Reorganization Trust Oversight Board determines in good faith using a volume-weighted method).

129. “PBGC” means the Pension Benefit Guaranty Corporation.

130. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

131. “Petition Date” means the Original Petition Date or the Homer City Petition Date, as applicable.

132. “Plan” means this Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization, as the same may be amended, supplemented, or modified from time to time with the reasonable consent of the Purchaser Parties, the Committee, the Supporting Noteholders, EIX (solely with respect to terms inconsistent with, or implementing, the EIX Settlement Agreement), and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties, including the Plan Supplement, which is incorporated herein by reference and made part of the Plan as if set forth herein.

133. “Plan Administrator” means the Reorganization Trust.

134. “Plan Modifications” shall have the meaning set forth in Article IX.H of the Plan.

135. “Plan Modification Notice Period” shall have the meaning set forth in Article IX.H of the Plan.

136. “Plan Sponsor Agreement” means that certain Plan Sponsor Agreement, dated as of October 18, 2013, between the Purchaser Parties, EME, the Debtor Subsidiaries, the PoJo Parties, the Committee, and the Supporting Noteholders.

137. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed not later than ten days prior to the Voting Deadline, as amended, supplemented, or modified from time to time in accordance with the terms of the Plan, the Purchase Agreement, the Plan Support Agreement, the EIX Settlement Agreement, the Bankruptcy Code, and the Bankruptcy Rules, including: (a) to the extent known, the identity of the members of the board of directors of Post-Reorganization EME and the Reorganization Trust Oversight Board and the nature and compensation for any member of the Board of Post-Reorganization EME or the Reorganization Trust Oversight Board who is an “insider” under section 101(31) of the Bankruptcy Code; (b) the Schedule of Assumed Executory Contracts and Unexpired Leases; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) the applicable New Governance Documents; (e) the Purchase Agreement; (f) a schedule identifying the EME Retained Causes of Action; (g) a schedule identifying the Purchaser Retained Causes of Action; (h) the Schedule of Eligible Employees; (i) the amount of the Disputed Claims Reserve Amount; (j) the calculation of the Agreed PoJo Cure Amount; (k) a summary of the Wind Down Budget, subject to appropriate confidentiality protections; (l) any identification and tax information that will be requested of recipients of New Interests under Article VI.G.2 of the Plan; and (m) the EIX Settlement Agreement. Except as specifically provided otherwise in the Plan, each document, schedule, and exhibit included in the Plan Supplement shall be reasonably acceptable to the Purchaser Parties, the Committee, the Supporting Noteholders, (solely with respect to terms inconsistent with, or implementing, the EIX Settlement Agreement) EIX, and (solely with respect to any document, schedule, or exhibit that affects the rights of the PoJo Parties) the PoJo Parties.

138. “PoJo EME Guarantee” means, collectively: (a) that certain guaranty agreement dated August 17, 2000, between EME and Nesbitt Asset Recovery Series P-1 (f/k/a Powerton Trust I); (b) that certain guaranty agreement dated August 17, 2000, between EME and Powerton Trust II; (c) that certain guaranty agreement dated August 17, 2000, between EME and Nesbitt Asset Recovery Series J-1 (f/k/a Joliet Trust I); and (d) that certain guaranty agreement dated August 17, 2000, between EME and Joliet Trust II.

139. “PoJo EME Guarantees” means (a) each PoJo EME Guarantee, (b) the PoJo EME Reimbursement Agreement, and (c) each PoJo EME OP Guarantee, which shall each be released, extinguished, and of no further force and effect on the Effective Date pursuant to the Plan.

140. “PoJo EME OP Guarantee” means, collectively, (a) that certain guaranty agreement dated as of August 17, 2000 between EME, Nesbitt Asset Recovery LLC, Series P-1 (f/k/a Powerton Generation I, LLC) and Nesbit Asset Recovery (f/k/a PSEGR Midwest, LLC); (b) that certain guaranty agreement dated as of August 17, 2000 between EME, Powerton Generation II, LLC and Associates Capital Investment, L.L.C.; (c) that certain guaranty agreement dated as of August 17, 2000 between EME, Nesbitt Asset Recovery LLC, Series J-1 (f/k/a Joliet Generation I, LLC) and Nesbit Asset Recovery (f/k/a PSEGR Midwest, LLC); and (d) that certain guaranty agreement dated as of August 17, 2000 between EME, Joliet Generation II, LLC and Associates Capital Investment, L.L.C.

141. “PoJo EME Reimbursement Agreement” means, collectively, (a) that certain reimbursement agreement dated August 17, 2000 between EME and MWG; and (b) that certain reimbursement agreement dated October 26, 2001 between EME and MWG.

142. “PoJo Equity Investors” means each of the following, in each case in its capacity as an equity investor under the PoJo Leases and Documents: (a) Nesbitt Asset Recovery, LLC; and (b) Associates Capital Investments, L.L.C.

143. “PoJo Leases and Documents” means the “Operative Documents,” as defined under each of: (a) that certain Participation Agreement (T1), dated as of August 17, 2000, between MWG, Nesbitt Asset Recovery Series P-1 (f/k/a Powerton Trust I) (as owner lessor), U.S. Bank Trust, National Association (as successor owner trustee), Nesbitt Asset Recovery, LLC Series P-1 (f/k/a Powerton Generation I, LLC) (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee); (b) that certain Participation Agreement (T1), dated as of August 17, 2000, between MWG, Nesbitt Asset Recovery Series J-1 (f/k/a Joliet Trust I) (as owner lessor), U.S. Bank Trust, National Association (as owner trustee), Nesbitt Asset Recovery, LLC Series J-1 (f/k/a Joliet Generation I, LLC) (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee); (c) that certain Participation Agreement (T2), dated as of August 17, 2000, between MWG, Powerton Trust II (as owner lessor), Wilmington Trust Company (as owner trustee), Powerton Generation II, LLC (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee); and (d) that certain Participation Agreement (T2), dated as of August 17, 2000, between MWG, Joliet Trust II (as owner lessor), Wilmington Trust Company (as owner trustee), Joliet Generation II, LLC (as owner participant), EME, and The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee).

144. “PoJo Lease Modifications” means the modifications to the PoJo Leases and Documents pursuant to which MWG shall assume the PoJo Leases and Documents on the Effective Date, as further described in Section 9.4(b) of the Purchase Agreement and acceptable to the PoJo Parties.

145. “PoJo Owner Lessors” means each of the following, in each case in its capacity as an owner lessor under the PoJo Leases and Documents: (a) Nesbitt Asset Recovery Series P-1 (f/k/a Powerton Trust I); (b) Nesbitt Asset Recovery Series J-1 (f/k/a Joliet Trust I); (c) Powerton Trust II; and (d) Joliet Trust II.

146. “PoJo Owner Participants” means each of the following, in each case in its capacity as an owner participant under the PoJo Leases and Documents: (a) Nesbitt Asset Recovery, LLC Series P-1 (f/k/a Powerton Generation I, LLC); (b) Nesbitt Asset Recovery, LLC Series J-1 (f/k/a Joliet Generation I, LLC); (c) Powerton Generation II, LLC; and (d) Joliet Generation II, LLC.

147. “PoJo Parties” means each of the following: (a) the PoJo Owner Lessors; (b) the PoJo Owner Participants; (c) the PoJo Equity Investors; (d) U.S. Bank Trust, National Association (as successor owner trustee); (e) Wilmington Trust Company (as owner Trustee); and (f) The Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee).

148. “PoJo Pass Through Certificates” means those certain 8.56% Series B Pass Through Certificates, issued in the original principal amount of $813,500,000 pursuant to the Pass Through Trust Agreement.

149. “PoJo Pass Through Trust Agreement” means that certain Pass Through Trust Agreement B, dated as of August 17, 2000, between MWG and The Bank of New York Mellon (as successor pass-through trustee).

150. “PoJo Restructuring Fees” means, as of the Effective Date, any then unpaid fees and out-of-pocket expenses of the attorneys and any then unpaid fees, transaction fees, and reasonable and documented out-of-pocket expenses of the financial advisors to the PoJo Parties.

151. “PoJo Tax Indemnity Agreements” means (a) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Nesbitt Asset Recovery, LLC Series P-1 (f/k/a Powerton Generation I, LLC) and EME; (b) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Nesbitt Asset Recovery, LLC Series J-1 (f/k/a Joliet Generation I, LLC) and EME; (c) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Powerton Generation II, LLC and EME; and (d) that certain Tax Indemnity Agreement, dated as of August 17, 2000, between Joliet Generation II, LLC and EME.

152. “Post-Effective-Date Debtor Subsidiaries” means the Debtor Subsidiaries, each as reorganized pursuant to and under the Plan, each of which is an Acquired Company, or any successor thereto, by merger, consolidation, or otherwise.

153. “Post-Reorganization EME” means EME as retained by Mission Energy Holding Company following the Effective Date.

154. “Post-Effective-Date Reorganization Trust Matters” means the process commencing on the Effective Date to (a) liquidate, settle, compromise, or resolve all Excluded Assets, each of which shall vest in the Reorganization Trust on the Effective Date unless otherwise provided by the Plan, the Purchase Agreement, or the EIX Settlement Agreement; (b) to liquidate, compromise, settle or resolve Excluded Liabilities of the Debtors or Settlement Retained Liabilities of the Debtors that are not compromised, settled, resolved, released, discharged, or enjoined pursuant to the Plan or the EIX Settlement Agreement; (c) liquidate, settle, compromise, or resolve any Claims against or assets held by the Homer City Debtors; (d) assume and perform the obligations of the Debtors and the Non-Debtor Subsidiaries under the Plan or the EIX Settlement Agreement on and after the Effective Date; (e) conduct the EIX Note Sale as set forth in the Plan; (f) take any action, as determined by the Reorganization Trust Oversight Board to be necessary or appropriate, to conduct the EIX Note Sale and (g) take any other or further action, as determined by the Reorganization Trust Oversight Board to be necessary or appropriate.

155. “Post-Effective-Date Homer City Debtors” means the Homer City Debtors, each as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise.

156. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code other than an Assumed Liability.

157. “Pro Rata” means the proportion that the amount of an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class, or the proportion to the aggregate amount that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan.

158. “Professional” means an Entity: (a) retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

159. “Professional Fee Escrow” means an interest-bearing account, which shall be funded exclusively from the Sale Proceeds, to hold and maintain an amount of Cash equal to the Professional Fee Escrow Amount funded by the Debtors on the Effective Date solely for the purpose of paying all Allowed and unpaid Accrued Professional Compensation Claims.

160. “Professional Fee Escrow Amount” means the amount of Cash transferred by the Debtors, with the consent of the Committee and Supporting Noteholders, to the Professional Fee Escrow to pay Accrued Professional Compensation Claims.

161. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

162. “Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 18, 2013, between the Purchaser Parties and EME, together with all exhibits, schedules, and attachments thereto, as the same may be amended, supplemented, or modified.

163. “Purchaser” means NRG Energy Holdings Inc.

164. “Purchaser Parties” means the Purchaser and the Parent.

165. “Purchaser Retained Causes of Action” means all Causes of Action other than (a) the EIX Litigation Claims and (b) any Avoidance Actions, which Purchaser Retained Causes of Action shall vest in Purchaser or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, and shall be identified in the Plan Supplement.

166. “R&G Agreement” has the meaning ascribed to it in the Order Authorizing Debtors to Pay Fees and Expenses of Counsel to the Informal Committee of Edison Mission Energy Unsecured Noteholders, entered on January 18, 2013 [Docket No. 317].

167. “Reinstated” means: (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest not Impaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default; (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensating the Holder of such Claim or Interest (other than the Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the Holder.

168. “Released Party” means, collectively: (a) the Purchaser Parties and the Acquired Companies; (b) the present and former members of the Noteholder Group, generally, and the Supporting Noteholders and the Consenting Noteholders, at any time, in such capacity; (c) the EME Senior Notes Indenture Trustee; (d) the Committee and the Committee Members; (e) the Reorganization Trust; (f) the PoJo Parties; (g) the EIX Released Parties; and (h) with respect to the foregoing entities in clauses (a) through (g), their respective current and former affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and, solely with respect to the Purchaser Parties, the Acquired Companies, and the Supporting Noteholders, their permitted assigns; and (i) the Debtors’ and Non-Debtors Subsidiaries’ respective current officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals of the Debtors and Non-Debtor Subsidiaries that served in such capacities during the Chapter 11 Cases.

169. “Releasing Parties” means, collectively: (a) the EME Senior Notes Indenture Trustee; (b) the Supporting Noteholders; (c) the Committee and the Committee Members; (d) the PoJo Parties; (e) the EIX Releasing Parties; and (f) without limiting the foregoing clauses (a), (b), (c), (d), and (e), each Holder of a Claim against or Interest in the Debtors who does not opt out of the Plan’s release provisions with respect to the Released Parties pursuant to an election contained on the relevant Ballot.

170. “Reorganization Trust” means the trust or other legal Entity established on the Effective Date as a successor in interest to EME to, among other things: (a) directly or indirectly acquire substantially all of the assets of the Debtors that are not acquired by the Purchaser, retained by the Acquired Companies in the Sale Transaction, or retained by Post-Reorganization EME as Settlement Retained Assets; (b) issue the New Interests to be distributed pursuant to the Plan; (c) make distributions in accordance with the Plan; and (d) effectuate the Post-Effective-Date Reorganization Trust Matters.

171. “Reorganization Trust Agreement” means the agreement governing, among other things, the retention and duties of the Plan Administrator, the form of which shall be acceptable to the Debtors, the Committee, and the Supporting Noteholders.

172. “Reorganization Trust Oversight Board” means the governing body of the Reorganization Trust, as initially comprised as set forth in the Plan and as comprised thereafter in accordance with the terms of the applicable New Governance Documents. The Reorganization Trust Oversight Board, the members of which shall be identified in the Plan Supplement, will consist of five (5) members: three (3) members shall be appointed by the Supporting Noteholders and the Committee; the other two (2) members shall be EME’s existing independent directors; provided that, prior to the Effective Date, the Supporting Noteholders and the Committee may determine to appoint fewer than three (3) members in consultation with EME, in which case the number of members comprising the Reorganization Trust Oversight Board shall be reduced accordingly.

173. “Restructuring Transactions” means one or more transactions pursuant to section 1123(a)(5)(D) of the Bankruptcy Code to occur on or before the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, the Purchase Agreement, and the EIX Settlement Agreement, including (a) the execution and delivery of appropriate agreements or other documents of merger, sale, consolidation, equity issuance, certificates of incorporation, operating agreements, bylaws, or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of sale, equity issuance, transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; and (c) if implemented pursuant to the Plan, all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors, which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (d) all other actions that the Debtors determine are necessary or appropriate.

174. “Rule 2004 Order” means the Order Authorizing Debtors and Official Committee of Unsecured Creditors (A) to Conduct Examination and (B) to Issue Subpoenas for Attendance for Examination and Production of Documents Pursuant to Federal Rule of Bankruptcy Procedure 2004, dated as of January 23, 2013 [Docket No. 339].

175. “Sale Proceeds” means the Cash and stock proceeds of the Sale Transaction payable to EME by the Purchaser upon the closing under the Purchase Agreement and Plan.

176. “Sale Transaction” means that certain transaction between EME and the Purchaser Parties as set forth in the Purchase Agreement.

177. “SCE” means Southern California Edison Company, a California corporation, and all of its direct and indirect subsidiaries.

178. “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, including any Cure

Costs related thereto, in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

179. “Schedule of Eligible Employees” means the updated schedule of Eligible Employees (as defined under the Purchase Agreement) to be provided to the Purchaser, which schedule shall be filed with the Plan Supplement.

180. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan in the form filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

181. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

182. “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

183. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, or any similar federal, state, or local law.

184. “Settlement Assumed Liabilities” means the liability of any of the Debtors or the Non-Debtor Subsidiaries assumed by EIX pursuant to the EIX Settlement Agreement and defined as “Assumed Liabilities” in the EIX Settlement Agreement, including any liability on account of any United States federal or California state income taxes of the affiliated group of which EIX is the common parent.

185. “Settlement Retained Liabilities” means the liability of any of the Debtors or the Non-Debtor Subsidiaries that is not assumed by EIX pursuant to the EIX Settlement Agreement and defined as a “Retained Liability” in the EIX Settlement Agreement.

186. “Settlement Retained Assets” means the assets retained by Post-Reorganization EME in accordance with the EIX Settlement Agreement.

187. “Shared Services Extension Order” means the Order Authorizing Extension of Intercompany and Shared Services Arrangements and Other Benefit Plans [Docket No. 1563], entered by the Bankruptcy Court on November 7, 2013, authorizing the Debtors to, among other things, implement the EME Severance Plan and continue performing obligations related to certain shared services provided by EIX.

188. “Sierra Club Lawsuit” means that certain lawsuit entitled Sierra Club v. Midwest Generation, LLC, pending in the Illinois Pollution Control Board [IPCB Case No. 2013-027].

189. “Subordinated Claim” means any Claim that is subject to contractual, legal, and/or equitable subordination, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.

190. “Supporting Noteholders” means the Holders of EME Senior Notes Claims that have signed the Plan Sponsor Agreement or otherwise agreed to be bound by its terms by the Voting Record Date.

191. “Supporting Noteholder Fees” means, as of the Effective Date, (a) all accrued and unpaid reasonable, actual, and documented fees and expenses of Ropes & Gray LLP and Schiff Hardin LLP payable pursuant to the R&G Agreement; (b) all accrued and unpaid fees and expenses of Houlihan Lokey Capital, Inc., including, without limitation, any applicable transaction or completion fees due Houlihan Lokey Capital, Inc. pursuant to the terms of that certain letter agreement, dated as of May 7, 2012, between EME, Houlihan Lokey Capital, Inc., and Ropes & Gray LLP; and (c) all accrued and unpaid fees and expenses under the Bluescape Engagement Letter.

192. “Tax Sharing Agreements” means that certain Mission Energy Holding Company Amended and Restated Tax Allocation Agreement, dated as of February 13, 2012, among Mission Energy Holding Company, EME, and Capistrano Wind Holdings, Inc. and that certain Administrative Agreement Re Tax Allocation Payments, dated July 2, 2001, by and among EIX, SCE, EMG, Edison Capital, Mission Energy Holding Company, EME, Edison O&M Services, Edison Enterprises, and Mission Land Company.

193. “Taxing Authority” means any governmental authority exercising any authority to impose, regulate, levy, asses, or administer the imposition of any tax.

194. “Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of December 16, 2012, by and among EME, EIX, and certain Noteholders.

195. “Unexpired Lease” means an unexpired lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

196. “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

197. “U.S. Trustee” means the United States Trustee for the Northern District of Illinois.

198. “U.S. Trustee Fees” means fees arising under section 1930(a)(6) of the Judicial Code and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

199. “Wind Down Budget” means the budget, which shall be satisfactory in form and substance to the Debtors, the Committee, and the Supporting Noteholders, to fund the Post-Effective-Date Reorganization Trust Matters. The Wind Down Budget shall be subject to appropriate confidentiality protections.

200. “Viento II Pledge Agreement” means EME’s pledge of equity interests in Non-Debtor Subsidiary Viento Funding II, Inc. to support certain borrowings of Non-Debtor Subsidiary Viento II Funding, Inc.

201. “Voting Deadline” means 5:00 p.m., prevailing Central Time, on January 29, 2014.

202. “Voting Record Date” means 10:00 a.m., prevailing Central Time, on December 16, 2013.

203. “Voting Report” means the [—], filed by the Notice, Claims, and Solicitation Agent on [—], 2014 [Docket No. —].

B. Rules of Interpretation

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) except as otherwise provided, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the terms of the Plan; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan or hereto; (e) unless otherwise stated, the words “herein,” “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (j) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (k) any effectuating provisions may be interpreted by the Plan Administrator in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control; and (l) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C. Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters shall be governed by the laws of the state of incorporation or formation, of the applicable Entity. To the extent a rule of law or procedure is supplied by federal bankruptcy law, the Bankruptcy Code, the Bankruptcy Rules, and the decisions and standards of the United States Supreme Court, the United States Court of Appeals for the Seventh Circuit, the United States District Court for the Northern District of Illinois, and the Bankruptcy Court, as applicable, shall govern and control.

E. Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

ARTICLE II.

ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A. Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim will receive in exchange for full and final satisfaction, compromise, settlement, release, and discharge of its Administrative Claim, the following applicable treatment:

1.	for Administrative Claims that are Assumed Liabilities, payment from the Purchaser pursuant to the terms of the Purchase Agreement of an amount of Cash equal to the amount of such Allowed Administrative Claim (a) on the Effective Date, (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims and without any further notice to or action, order, or approval of the Bankruptcy Court; or

2.	for Administrative Claims that are not Assumed Liabilities, payment of an amount of Cash equal to the amount of such Allowed Administrative Claim (a) on the Effective Date, (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the Holders of such Allowed Administrative Claims and without any further notice to or action, order, or approval of the Bankruptcy Court.

Unless previously Filed, requests for payment of Administrative Claims (including Accrued Professional Compensation Claims) must be Filed and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims by the Administrative Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date.

B. Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. Any Claims on account of any liability for United States federal or state income taxes (including, without limitation, any Claims asserted by the IRS or any other applicable Taxing Authority) shall be paid in full by EIX when due and payable under applicable law and subject to all rights and defenses under applicable law. Nothing in the Plan shall compromise, reduce, or otherwise affect EIX’s liability with respect to any such Claims.

C. Accrued Professional Compensation Claims

1.	Professional Fee Escrow

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow. The Debtors shall fund the Professional Fee Escrow, exclusively from the Sale Proceeds, with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow shall be funded no later than the Effective Date and maintained in trust for the Professionals and shall not be considered property of the Debtors’ Estates; provided, however, that the Reorganization Trust shall have a reversionary interest in the excess, if any, of the amount of the Professional Fee Escrow over the aggregate Allowed Accrued Professional Compensation Claims to be paid from the Professional Fee Escrow.

2.	Final Fee Applications and Payment of Accrued Professional Compensation Claims

All final requests for payment of Accrued Professional Compensation Claims incurred during the period from the Petition Date through the Confirmation Date, shall be Filed no later than 30 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules and prior Bankruptcy Court orders, the Allowed amounts of such Accrued Professional Compensation Claims shall be determined by the Bankruptcy Court. The amount of Accrued Professional Compensation Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow are unable to satisfy the amount of Accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan. After all Accrued Professional Compensation Claims have been paid in full, the Final Order allowing such Accrued Professional Compensation Claims shall direct the escrow agent to return any excess amounts to the Reorganization Trust.

3.	Estimation of Fees and Expenses

To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate their Accrued Professional Compensation Claims before and as of the Confirmation Date and shall deliver such estimate to the Debtors, the Committee, and the Supporting Noteholders no later than ten days prior to the Effective Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated shall be utilized by the Debtors, the Committee, and the Supporting Noteholders to determine the Professional Fee Escrow Amount.

4.	Post-Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses incurred by the Debtors or the Committee. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, in consultation with the Committee and Supporting Noteholders, may employ and pay any Professional or Ordinary Course Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

D. U.S. Trustee Statutory Fees

Each Debtor shall pay all of its respective U.S. Trustee Fees for each quarter (including any fraction thereof) until such Debtor’s Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

E. Treatment of Certain Claims

Notwithstanding anything to the contrary herein, the failure to object to Confirmation of this Plan by a Holder of an Allowed Administrative Expense Claim (other than the Holder of an Allowed Accrued Professional Compensation Claim), Allowed Priority Tax Claim, or Allowed Other Priority Claim against any Homer City Debtor shall be deemed to be such Holder’s agreement to receive treatment for such Claim that is different from that set forth in section 1129(a)(9) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Article III of the Plan.

A. Summary of Classification

A Claim or Interest is classified in a particular Class pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. Except as provided below, the Plan shall apply as a separate Plan for each of the Debtors. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. If substantive consolidation is ordered pursuant to Article IV.S of the Plan, each Class with respect to the Debtor Subsidiaries and Homer City Debtors shall vote as set forth in Article III of the Plan. If substantive consolidation is not ordered, each Class of Claims against or Interests in the Debtor Subsidiaries or the Homer City Debtors shall be deemed to constitute separate sub-Classes of Claims against and Interests in each of the Debtor Subsidiaries or the Homer City Debtors, as applicable, and each such sub-

Class shall vote as a single separate Class for each of the Debtor Subsidiaries or the Homer City Debtors, as applicable, and the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each of the Debtor Subsidiaries or the Homer City Debtors. The Debtors reserve the right to withdraw the Plan, after consultation with the Committee, the Supporting Noteholders, the Purchaser, and the PoJo Parties, with respect to one or more Debtors while seeking Confirmation or approval of the Plan with respect to all other Debtors; provided that the Debtors may not withdraw the Plan with respect to MWG while seeking Confirmation or approval of the Plan with respect to EME.

1.	Summary of Classification for EME

The classification of Claims against and Interests in EME pursuant to the Plan is set forth below. The classification of Claims and Interests set forth herein shall apply only to Claims against and Interests in EME.

Class	Claims and Interests	Status	Voting Rights
A1	Other Priority Claims against EME	Unimpaired	Not Entitled to Vote (Presumed to Accept)

A2	Secured Claims against EME	Unimpaired	Not Entitled to Vote (Presumed to Accept)

A3	General Unsecured Claims against EME (Assumed Liabilities)	Impaired	Entitled to Vote

A4	General Unsecured Claims against EME (Not Assumed Liabilities)	Impaired	Entitled to Vote

A5	Joint-Liability General Unsecured Claims against EME	Impaired	Entitled to Vote

A6	Intercompany Claims against EME	Impaired	Not Entitled to Vote (Deemed to Reject)

A7	Subordinated Claims against EME	Impaired	Not Entitled to Vote (Deemed to Reject)

A8	EME Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2.	Summary of Classification for Debtor Subsidiaries

The classification of Claims against and Interests in the Debtor Subsidiaries pursuant to the Plan is set forth below. The classification of Claims and Interests set forth herein shall apply only to Claims against and Interests in the Debtor Subsidiaries.

Class	Claims and Interests	Status	Voting Rights
B1	Other Priority Claims against Debtor Subsidiaries	Unimpaired	Not Entitled to Vote (Presumed to Accept)

B2	Secured Claims against Debtor Subsidiaries	Unimpaired	Not Entitled to Vote (Presumed to Accept)

Class	Claims and Interests	Status	Voting Rights

B3	General Unsecured Claims against Debtor Subsidiaries	Impaired	Entitled to Vote

B4	Intercompany Claims against Debtor Subsidiaries	Impaired	Not Entitled to Vote (Deemed to Reject)

B5	Subordinated Claims against Debtor Subsidiaries	Impaired	Not Entitled to Vote (Deemed to Reject)

B6	Intercompany Interests in Debtor Subsidiaries	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3.	Summary of Classification for Homer City Debtors

The classification of Claims against and Interests in the Homer City Debtors pursuant to the Plan is set forth below. The classification of Claims and Interests set forth herein shall apply only to Claims against and Interests in the Homer City Debtors.

Class	Claims and Interests	Status	Voting Rights
C1	Other Priority Claims against Homer City Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)

C2	Secured Claims against Homer City Debtors	Unimpaired	Not Entitled to Vote (Presumed to Accept)

C3	General Unsecured Claims against Homer City Debtors	Impaired	Entitled to Vote

C4	Intercompany Claims against Homer City Debtors	Impaired	Entitled to Vote

C5	Subordinated Claims against Homer City Debtors	Impaired	Not Entitled to Vote (Deemed to Reject)

C6	Intercompany Interests in Homer City Debtors	Impaired	Entitled to Vote

B.	Treatment of Claims Against and Interests in EME

1.	Class A1—Other Priority Claims against EME

(a)	Classification: Class A1 consists of all Other Priority Claims against EME.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class A1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A1 Claim, each such Holder shall receive payment in full in Cash on the later of the Effective Date and the date such Class A1 Claim becomes an Allowed Class A1 Claim or as soon as reasonably practicable thereafter.

(c)	Voting: Class A1 is Unimpaired. Holders of Claims in Class A1 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

2.	Class A2—Secured Claims against EME

(a)	Classification: Class A2 consists of all Secured Claims against EME.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class A2 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A2 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class A2 Claim becomes an Allowed Class A2 Claim, and the date or dates on which such Allowed Class A2 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter:

(i)	for Class A2 Claims that are Assumed Liabilities, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement; or

(ii)	for Class A2 Claims that are not Assumed Liabilities, (A) payment in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code or, if payment is not then due on the Effective Date, in accordance with the payment terms of any applicable agreement, or (B) other treatment that is not inconsistent with the Purchase Agreement.

(c)	Voting: Class A2 is Unimpaired. Holders of Claims in Class A2 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

3.	Class A3—General Unsecured Claims against EME (Assumed Liabilities)

(a)	Classification: Class A3 consists of all General Unsecured Claims against EME that are Assumed Liabilities.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class A3 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A3 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class A3 Claim becomes an Allowed Class A3 Claim, and the date or dates on which such Allowed Class A3 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement.

(c)	Voting: Class A3 is Impaired. Holders of Claims in Class A3 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

4.	Class A4—General Unsecured Claims against EME (Not Assumed Liabilities)

(a)	Classification: Class A4 consists of all General Unsecured Claims against EME that are not Assumed Liabilities.

(b)

Treatment: Except to the extent that a Holder of an Allowed Class A4 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A4 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class A4 Claim becomes an

Allowed Class A4 Claim, and the date or dates on which such Allowed Class A4 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter:

(i)	a Pro Rata distribution of the Net Sale Proceeds;

(ii)	a Pro Rata distribution of the Net Settlement Proceeds; and

(iii)	a Pro Rata distribution of the New Interests.

(c)	Voting: Class A4 is Impaired. Holders of Claims in Class A4 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

5.	Class A5—Joint-Liability General Unsecured Claims against EME

(a)	Classification: Class A5 consists of all General Unsecured Claims against a Debtor Subsidiary that is an Excluded Liability for which EME is also liable under any theory (including, without limitation, joint and several liability, joint liability, agency, control liability, and other similar theories).

(b)	Allowance: Class A5 Claims shall not be Allowed against, or receive any distribution on account of such Class A5 Claim from, any applicable Debtor Subsidiary, but instead shall only receive a distribution on account of such Class A5 Claim against EME, if and only to the extent such Class A5 Claim has been Allowed against EME.

(c)	Treatment: Except to the extent that a Holder of an Allowed Class A5 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class A5 Claim, each such Holder shall receive the following treatment on the later of the Effective Date and the date such Class A5 Claim becomes an Allowed Class A5 Claim or as soon as reasonably practicable thereafter:

(i)	a Pro Rata distribution of the Net Sale Proceeds;

(ii)	a Pro Rata distribution of the Net Settlement Proceeds; and

(iii)	a Pro Rata distribution of the New Interests;

(d)	Voting: Class A5 is Impaired. Holders of Claims in Class A5 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

6.	Class A6—Intercompany Claims against EME

(a)	Classification: Class A6 consists of all Intercompany Claims against EME.

(b)	Treatment: Allowed Class A6 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Class A6 Claims will not receive any distribution on account of such Allowed Class A6 Claims.

(c)	Voting: Class A6 is Impaired. Holders of Claims in Class A6 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

7.	Class A7—Subordinated Claims against EME

(a)	Classification: Class A7 consists of all Subordinated Claims against EME.

(b)	Treatment: Class A7 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Class A7 Claims will not receive any distribution on account of such Claims.

(c)	Voting: Class A7 is Impaired. Holders of Claims in Class A7 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

8.	Class A8—EME Interests

(a)	Classification: Class A8 consists of all EME Interests.

(b)	Treatment: EME Interests will be Reinstated on the Effective Date.

(c)	Voting: Class A8 is Unimpaired. Pursuant to the EIX Settlement Agreement, Holders of Interests in Class A8 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

C. Treatment of Claims against and Interests in Debtor Subsidiaries

1.	Class B1—Other Priority Claims against Debtor Subsidiaries

(a)	Classification: Class B1 consists of all Other Priority Claims against Debtor Subsidiaries.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class B1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class B1 Claim, each such Holder shall receive payment in full in Cash on the later of the Effective Date and the date such Class B1 Claim becomes an Allowed Class B1 Claim or as soon as reasonably practicable thereafter.

(c)	Voting: Class B1 is Unimpaired. Holders of Claims in Class B1 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

2.	Class B2—Secured Claims against Debtor Subsidiaries

(a)	Classification: Class B2 consists of all Secured Claims against Debtor Subsidiaries.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class B2 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class B2 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class B2 Claim becomes an Allowed Class B2 Claim, and the date or dates on which such Allowed Class B2 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as practicable thereafter:

(i)	for Class B2 Claims that are Assumed Liabilities, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement; or

(ii)	for Class B2 Claims that are not Assumed Liabilities, (A) payment in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code or, if payment is not then due on the Effective Date, in accordance with the payment terms of any applicable agreement; or (B) other treatment such that the Allowed Class B2 Claim shall be rendered Unimpaired; provided that such treatment is not inconsistent with the Purchase Agreement.

(c)	Voting: Class B2 is Unimpaired. Holders of Claims in Class B2 are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

3.	Class B3—General Unsecured Claims against Debtor Subsidiaries

(a)	Classification: Class B3 consists of all General Unsecured Claims against Debtor Subsidiaries.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class B3 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class B3 Claim, each such Holder shall receive on the latest of the Effective Date, the date such Class B3 Claim becomes an Allowed Class B3 Claim, and the date or dates on which such Allowed Class B3 Claim becomes due and payable in the ordinary course in accordance with contractual terms without regard to acceleration, or as soon as reasonably practicable thereafter:

(i)	for Class B3 Claims that are Assumed Liabilities, payment in full in Cash from the Purchaser pursuant to the terms of the Purchase Agreement; or

(ii)	for Class B3 Claims that are not Assumed Liabilities, payment of principal in full in Cash.

(c)	Voting: Class B3 is Impaired. Holders of Claims in Class B3 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

4.	Class B4—Intercompany Claims against Debtor Subsidiaries

(a)	Classification: Class B4 consists of all Intercompany Claims against Debtor Subsidiaries.

(b)	Treatment: Except as otherwise agreed by the applicable Debtor Subsidiary and the Purchaser, Allowed Class B4 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Class B4 Claims will not receive any distribution on account of such Allowed Class B4 Claims.

(c)	Voting: Class B4 is Impaired. Holders of Claims in Class B4 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

5.	Class B5—Subordinated Claims against Debtor Subsidiaries

(a)	Classification: Class B5 consists of all Subordinated Claims against Debtor Subsidiaries.

(b)	Treatment: Class B5 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Class B5 Claims will not receive any distribution on account of such Claims.

(c)	Voting: Class B5 is Impaired. Holders of Claims in Class B5 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

6.	Class B6—Intercompany Interests in Debtor Subsidiaries

(a)	Classification: Class B6 consists of all Intercompany Interests in Debtor Subsidiaries.

(b)	Treatment: Intercompany Interests in Debtor Subsidiaries will be Reinstated as of the Effective Date.

(c)	Voting: Class B6 is Unimpaired. Holders of Interests in Class B6 are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

D. Treatment of Claims against and Interests in Homer City Debtors

1.	Class C1—Other Priority Claims against Homer City Debtors

(a)	Classification: Class C1 consists of all Other Priority Claims against Homer City Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class C1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C1 Claim, each such Holder shall receive payment in full in Cash on the later of the Effective Date and the date such Class C3 Claim becomes an Allowed Class C1 Claim or as soon as reasonably practicable thereafter.

(c)	Voting: Class C1 is Unimpaired. Holders of Claims in Class C1 are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

2.	Class C2—Secured Claims against Homer City Debtors

(a)	Classification: Class C2 consists of all Secured Claims against Homer City Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class C2 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C2 Claim, each such Holder shall receive the following treatment on the later of the Effective Date and the date such Class C2 Claim becomes an Allowed Class C2 Claim or as soon as reasonably practicable thereafter:

(i)	payment in full in Cash, including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code or, if payment is not then due on the Effective Date, in accordance with the payment terms of any applicable agreement; or

(ii)	other treatment such that the Allowed Class C2 Claim shall be rendered Unimpaired.

(c)	Voting: Class C2 is Unimpaired. Holders of Claims in Class C2 are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

3.	Class C3—General Unsecured Claims against Homer City Debtors

(a)	Classification: Class C3 consists of all General Unsecured Claims against Homer City Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class C3 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C3 Claim, each such Holder shall receive a Pro Rata distribution of the Homer City Wind Down Proceeds for the applicable Homer City Debtor, subject to the Homer City Waterfall, on the later of the Effective Date and the date such Class C3 Claim becomes an Allowed Class C3 Claim.

(c)	Voting: Class C3 is Impaired. Holders of Claims in Class C3 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

4.	Class C4—Intercompany Claims against Homer City Debtors

(a)	Classification: Class C4 consists of all Intercompany Claims of EME or any of the Homer City Debtors against any of the Homer City Debtors.

(b)	Treatment: Except to the extent that a Holder of an Allowed Class C4 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Class C4 Claim, each such Holder shall receive a Pro Rata distribution of the Homer City Wind Down Proceeds for the applicable Homer City Debtor, subject to the Homer City Waterfall, on the later of the Effective Date and the date such Class C4 Claim becomes an Allowed Class C4 Claim.

(c)	Voting: Class C4 is Impaired. Holders of Claims in Class C4 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

5.	Class C5—Subordinated Claims against Homer City Debtors

(a)	Classification: Class C5 consists of all Subordinated Claims against Homer City Debtors.

(b)	Treatment: Class C5 Claims will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Class C5 Claims will not receive any distribution on account of such Claims.

(c)	Voting: Class C5 is Impaired. Holders of Claims in Class C5 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

6.	Class C6—Intercompany Interests in the Homer City Debtors

(a)	Classification: Class C6 consists of all Intercompany Interests in the Homer City Debtors.

(b)	Treatment: Class C6 Interests will be discharged, canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and EME will receive a distribution (if at all) on account of such Interests subject to the Homer City Waterfall.

(c)	Voting: Class C6 is Impaired. Holders of Interests in Class C6 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

E. Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims. Unless otherwise Allowed, Unimpaired Claims shall remain Disputed Claims under the Plan.

F. Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

G. Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class.

H. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors reserve the right, in consultation with the Purchaser, the Committee, the Supporting Noteholders, and the PoJo Parties, to seek Confirmation for the applicable Debtors pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

I. Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

J. Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. Restructuring Transactions

On or before the Effective Date or as soon as reasonably practicable thereafter, the Plan Administrator, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, the Non-Debtor Subsidiaries, the Purchaser Parties, and EIX may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan, the Purchase Agreement, and the EIX Settlement Agreement, including, without limitation: (1) the execution and delivery of all appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (4) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (5) the consummation of the transactions contemplated by the Purchase Agreement; (6) the issuance of the New Interests and the execution of all documents related thereto; (7) the consummation of the Post-Effective-Date Reorganization Trust Matters; (8) MWG’s assumption of the PoJo Leases and Documents, subject to the PoJo Lease Modifications; (9) the payment by the Reorganization Trust of the Agreed PoJo Cure Amount and PoJo Restructuring Fees; and (10) the consummation of the transactions set forth in the EIX Settlement Agreement. The Debtors shall consult with the Committee and the Supporting Noteholders regarding any material Restructuring Transaction other than those specifically described or provided for in the Plan.

B. Sale Transaction

On the Effective Date, the Debtors, the Non-Debtor Subsidiaries, and the Purchaser Parties shall be authorized to consummate the Sale Transaction pursuant to the terms of the Purchase Agreement and Confirmation Order. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Non-Debtor Subsidiaries, and the Purchaser Parties, as applicable, may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, EME Retained Causes of Action, or Purchaser Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided that any Claims against the Debtors as of the Effective Date shall be settled, compromised, withdrawn, or litigated to judgment as set forth in Article VII of the Plan.

C. EIX Settlement

The Plan constitutes a motion by the Debtors pursuant to Bankruptcy Rule 9019 to approve the EIX Settlement and, if approved, the EIX Settlement shall be deemed incorporated herein by reference as an integral part of the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the EIX Settlement. On the Effective Date, the Debtors and the Non-Debtor Subsidiaries shall be authorized to consummate the EIX Settlement in accordance with the terms of the EIX Settlement Agreement.

On the Effective Date, in accordance with the EIX Settlement Agreement: (1) the Tax Sharing Agreements shall be deemed to have terminated pursuant to their terms on December 31, 2013 with respect to EME, and shall not be assumed by EME or assigned to the Purchaser Parties; (2) the Debtors’ Motion to Establish Notification and Hearing Procedures For Transfers of, or Claims of Worthlessness with Respect to, Certain Equity Securities and for Related Relief [Docket No. 16] and any interim or final orders granting that motion shall cease to be of any further force and effect on and after the Effective Date; (3) the Rule 2004 Order and the related examination under Bankruptcy Rule 2004 commenced by the Debtors and the Committee and all related orders or subpoenas shall be deemed terminated and cease to be of any further force or effect on and after the Effective Date; and (4) Post-Reorganization EME will retain the Settlement Retained Assets after the Effective Date pursuant to Section 4(d) of the EIX Settlement Agreement.

On and after the Effective Date, except as otherwise provided in the Plan, Post-Reorganization EME, EIX, EMG, SCE, and the EMG Subsidiaries, as applicable, may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Settlement Assumed Liabilities without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules; provided that any Claims against the Debtors as of the Effective Date shall be settled, compromised, withdrawn, or litigated to judgment as set forth in Article VII of the Plan.

D. Sources of Plan Consideration

All amounts necessary for the Debtors, the Reorganization Trust, the Purchaser, EIX, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Disbursing Agent, as applicable, to make payments or distributions pursuant hereto shall be obtained from the Cash of the Debtors, Sale Proceeds, EIX Settlement Proceeds, New Interests, payments made directly by EIX on account of Settlement Assumed Liabilities, payments made directly by the Purchaser or any Post-Effective-Date Debtor Subsidiary on account of any Assumed Liabilities pursuant to the Purchase Agreement, and payments of Cure Costs (if any) made by the Purchaser pursuant to section 365 of the Bankruptcy Code, and proceeds of the Post-Effective-Date Reorganization Trust Matters.

For avoidance of doubt, all distributions on account of any Allowed Claim under this Plan shall be paid by the Reorganization Trust from the Sale Proceeds and the EIX Settlement Proceeds unless and to the extent such Allowed Claim is an Assumed Liability. Unless otherwise agreed, distributions required by this Plan on account of Allowed Claims that are Assumed Liabilities shall be the sole responsibility of (1) the applicable Post-Effective-Date Debtor Subsidiary or (2) the Purchaser to the extent such Allowed Claim is allowed against EME.

1.	Payment of Sale Proceeds by the Purchaser

On the Effective Date, the Purchaser shall pay to EME the Sale Proceeds as and to the extent provided for in the Purchase Agreement. Thereafter, the Net Sale Proceeds shall be distributed in accordance with Article III.B.3, Article III.B.4, and other applicable provisions of the Plan.

2.	Issuance and Distribution of New Interests

Any New Interests issued and distributed pursuant to the Plan shall be duly authorized, validly issued, and fully paid and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The offering, issuance, and distribution of the New Interests and the EIX Notes shall be exempt from the registration and prospectus delivery requirements of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code, consistent with Article IV.L of the Plan.

3.	Assumed Liabilities

The Purchaser and the Post-Effective-Date Debtor Subsidiaries shall make all payments on account of any Assumed Liabilities pursuant to and in accordance with the Purchase Agreement. Neither the Debtors, prior to the Effective Date, nor the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries (except in accordance with the Purchase Agreement), nor the Post-Effective-Date Homer City Debtors, as applicable, after the Effective Date, shall have any obligation to make any payment or other distribution on account of any Claims that are Assumed Liabilities.

EIX shall make all payments on account of the Settlement Assumed Liabilities pursuant to the EIX Settlement Agreement. Neither the Debtors, prior to the Effective Date, nor the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, nor the Post-Effective-Date Homer City Debtors, as applicable, after the Effective Date shall have any obligation to make any payment or other distribution on account of any Settlement Assumed Liabilities pursuant to the EIX Settlement Agreement.

4.	Payment of Cure Costs

On the Effective Date or as soon as reasonably practicable thereafter, the Purchaser or the Post-Effective-Date-Debtor Subsidiaries shall pay all Cure Costs, if any, pursuant to section 365 of the Bankruptcy Code and in accordance with the Purchase Agreement. Neither the Debtors, prior to the Effective Date, nor the Reorganization

Trust, the Post-Effective-Date Debtor Subsidiaries, nor the Post-Effective-Date Homer City Debtors, as applicable, after the Effective Date, shall have any obligation to make any payment or other distribution on account of any Cure Costs. Notwithstanding the foregoing, on the Effective Date, the Reorganization Trust shall pay the Agreed PoJo Cure Amount and the PoJo Restructuring Fees in full in Cash.

E. Reorganization Trust; Post-Effective-Date Reorganization Trust Matters

On the Effective Date, the Reorganization Trust will be established for the primary purpose of performing all actions related to the Post-Effective-Date Reorganization Trust Matters, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Reorganization Trust. The Reorganization Trust shall be the successor in interest of the Debtors and the Non-Debtor Subsidiaries for purposes of performing the obligations under, enforcing, and obtaining the benefits of, the terms of the EIX Settlement Agreement, and the Reorganization Trust shall assume all obligations of the Debtors under the Plan and the EIX Settlement Agreement, including for the Settlement Retained Liabilities as set forth in the EIX Settlement Agreement.

Prior to the Effective Date, EME is authorized to enter into a commitment to sell its interest in the EIX Notes without further order of the Bankruptcy Court in consultation with the Supporting Noteholders. On and after the Effective Date, the Reorganization Trust is authorized to sell , and shall consummate a sale of, its interest in the EIX Notes on or before December 31, 2014, without further order of the Bankruptcy Court. Entry of the Confirmation Order is hereby deemed to approve any EIX Note Sale.

For all federal income tax purposes, the beneficiaries of the Reorganization Trust will be treated as grantors and owners of their respective share of the Reorganization Trust’s assets, and it is intended that the Reorganization Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and as a grantor trust pursuant to Section 1.671-4(a) of the Treasury Regulations. Accordingly, for federal income tax purposes, it is intended that the beneficiaries of the Reorganization Trust be treated as if they had received a distribution of an interest in the Reorganization Trust’s assets in satisfaction of their claims against the Debtors and then immediately contributed such interests to the Reorganization Trust. The Reorganization Trust will, in an expeditious but orderly manner, liquidate and convert to Cash the Reorganization Trust’s assets, make timely distributions to the beneficiaries of the Reorganization Trust pursuant to the Plan and the Confirmation Order, and not unduly prolong its duration. Upon the termination of the Reorganization Trust, any excess funds shall be distributed to Holders of Allowed Claims in accordance with Article III of the Plan

F. Plan Administrator

On and after the Effective Date, unless specifically set forth to the contrary in the Plan, the Plan Administrator shall have the authority and right, without the need for Bankruptcy Court approval, to carry out and implement all provisions of the Plan, including liquidating, settling, compromising, or resolving all Claims, any and all contracts, and any other obligations of, or associated with, the Debtors.

G. Disputed Claims Reserve

On the Effective Date (or as soon thereafter as is reasonably practicable), the Reorganization Trust shall deposit in the Disputed Claims Reserve the Disputed Claims Reserve Amount. For the avoidance of doubt, there shall be no reserve required for Claims against the Debtors, to the extent such Claims are Assumed Liabilities, Settlement Assumed Liabilities, or are released, discharged, or otherwise extinguished pursuant to the Plan, nor shall there be any reserves, holdbacks, escrows, or indemnities arising from the Purchase Agreement or otherwise relating to the Sale Transaction. In addition, and consistent with Article II.B hereof, no reserve shall be required for any Claim asserted by the IRS.

H. Compensation and Benefits Programs

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganization Trust shall fund the Compensation and Benefits Programs Escrow in an amount of any compensation and benefit obligations under any present compensation, benefit, or incentive programs, including the Exit Plan and any programs approved pursuant to the Final Wages Order, the Final Non-Insider Incentive Plan Order, and Final Insider Incentive Plan Order in accordance with the Purchase Agreement, other than any compensation, benefit, and incentive obligations assumed by the Purchaser or any Acquired Company pursuant to the Purchase Agreement. Immediately upon occurrence of the Effective Date: (1) Employee participants in the programs approved pursuant to the Final Non-Insider Incentive Plan Order and Final Insider Incentive Plan Order shall be entitled to an award under such programs based on performance during the period between January 1, 2014 and the Effective Date, to be paid from the Compensation and Benefits Programs Escrow as soon as practicable following the occurrence of the Effective Date; and (2) all Employees of the Debtors will be deemed terminated by the Debtors for all purposes (including under the Long-Term Incentive Plan, the EME Severance Plan, and any other applicable severance plan or arrangement). On and after the Effective Date, the Plan Administrator shall have the authority, in its sole discretion, to direct disbursements from the Compensation and Benefits Programs Escrow, the awards and allocations of such disbursements to be determined by EME’s existing independent directors (the members of the Compensation Committee), subject to and in accordance with any present compensation, benefit, or incentive programs, including the Exit Plan, the other applicable Compensation and Benefits Plans, and any programs approved pursuant to the Final Wages Order, the Final Non-Insider Incentive Plan Order, and Final Insider Incentive Plan Order in accordance with the Purchase Agreement, other than any compensation, benefit, and incentive obligations assumed by the Purchaser or any Acquired Company pursuant to the Purchase Agreement, as applicable, and shall, in its sole discretion, maintain, modify, or terminate any benefits or other obligations to any Employees or former Employees or any survivors or dependents thereof with respect to retiree medical benefits and/or other post-employment health and welfare (and non-qualified retirement) benefits. The Reorganization Trust shall have a reversionary interest in the excess, if any, of the amount of the Compensation and Benefits Programs Escrow over the amounts paid on behalf of the Compensation and Benefits Programs Escrow to be paid from the Compensation and Benefits Programs Escrow, and the Reorganization Trust shall have the right to release from escrow any amounts held in respect of terminated benefits under any Compensation and Benefits Programs. In accordance with the EIX Settlement Agreement, as of the Effective Date, Post-Reorganization EME shall have no employees, and all liabilities, if any, to former EME employees for severance or other benefits in connection with the termination of their employment with EME shall be Settlement Retained Liabilities.

I. New Governance Documents

On the Effective Date, the Reorganization Trust shall enter into the New Governance Documents. The New Governance Documents shall be deemed to be valid, binding, and enforceable in accordance with their terms, and each Holder of New Interests shall be deemed to be bound thereby, in each case without the need for execution by any party thereto other than the Reorganization Trust.

J. Preservation of Capistrano Note and Capistrano Pledge Agreement; Preservation of Viento II Pledge

Notwithstanding anything to the contrary in the Plan, on the Effective Date, any and all claims of any of the Debtors or the Non-Debtor Subsidiaries under the Capistrano Note and the Capistrano Pledge Agreement shall be preserved and Reinstated.

Notwithstanding anything to the contrary in the Plan, on the Effective Date, the Viento II Pledge Agreement shall be preserved and Reinstated.

K. General Settlement of Claims

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan.

L. Section 1145 Exemption

The offering, issuance, and distribution of the New Interests and the issuance of the EIX Notes shall each be exempt from the registration and prospectus delivery requirements of the Securities Act and any other applicable state and federal law requiring registration and/or delivery of a prospectus prior to the offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code, consistent with this Article IV.L of the Plan.

M. Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction, compromise, settlement, release, and discharge in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, discharged, and compromised and all rights, titles, and interests of any Holder of such mortgages, deeds of trust, Liens, pledge, or other security interests against any property of the Estates shall revert to the Reorganization Trust, the Purchaser, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, and their respective successors and assigns. The Reorganization Trust, the Purchaser, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, shall be authorized to file any necessary or desirable documents to evidence such release in the name of such Secured Party. Notwithstanding the foregoing, this Article IV.M of the Plan shall have no effect on the validity of the PoJo Leases and Documents (as modified by the PoJo Lease Modifications).

N. Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of EME, the Reorganization Trust, and Post-Reorganization EME as applicable, under the EME Senior Notes Indentures and of the Debtors under any other certificate, share, note, bond, indenture, purchase right, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or profits interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest, shall be canceled as to the Debtors or otherwise treated as set forth in the Plan, and the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, Post-Reorganization EME, and the Post-Effective-Date Homer City Debtors, as applicable, shall not have any continuing obligations thereunder; and (2) the obligations of the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, Post-Reorganization EME, and the Post-Effective-Date Homer City Debtors, as applicable, pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, Post-Reorganization EME, and the Post-Effective-Date Homer City Debtors, as applicable, shall be fully released, settled, and compromised except as expressly provided herein; provided that, notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of allowing such Holders to receive distributions under the Plan from the Reorganization Trust or the Purchaser, as applicable, as provided herein; provided, further, that this Article IV.N of the Plan shall have no effect on the validity of: (a) the PoJo Leases and Documents (as modified by the PoJo Lease Modifications); or (b) the Capistrano Note, the Capistrano Pledge Agreement, and the Viento II Pledge Agreement.

Notwithstanding the foregoing and anything else contained in the Plan, the EME Senior Notes Indentures will continue in effect solely for the purposes of (a) allowing distributions, if any, to be made under the Plan pursuant to the EME Senior Notes Indentures and for the EME Senior Notes Indenture Trustee to perform such other necessary functions with respect thereto, if any, and to have the benefit of all the protections and other provisions of the applicable indentures in doing so; and (b) permitting the EME Senior Notes Indenture Trustee to (i) maintain and assert the EME Senior Notes Indenture Trustee Charging Lien, (ii) seek compensation and reimbursement for any reasonable and documented fees and expenses, if any, incurred in making distributions pursuant to the Plan, and (iii) maintain and enforce any rights of the EME Senior Notes Indenture Trustee to indemnification or contribution from EME and/or Holders of EME Senior Notes pursuant and subject to the terms of the EME Senior Notes Indenture, as in effect on the Effective Date, which rights, if any, shall continue to exist regardless of whether or not a proof of claim asserting such rights was filed by the EME Senior Notes Indenture Trustee in these Chapter 11 Cases. On and after the Effective Date, all duties and responsibilities of the EME Senior Notes Indenture Trustee under the applicable indentures, including any and all obligations to Holders of the EME Senior Notes, shall be discharged except to the extent set forth herein or required in order to effectuate the Plan.

On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing, including the EME Senior Notes Indentures, shall be deemed to be canceled and terminated, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code without further action under any applicable agreement, law, regulation, order, or statute, and the obligations of the Debtors thereunder shall be fully released, settled, discharged, and compromised.

If the record holder of the EME Senior Notes is DTC or its nominee or another securities depository or custodian thereof, and such EME Senior Notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then each such Holder of the EME Senior Notes shall be deemed to have surrendered such Holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

O. Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Plan Administrator, the Plan Administrator, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or any other Entity or Person, as applicable, including: (1) the execution and delivery of all appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan (including, for the avoidance of doubt, the distribution of the Net Sale Proceeds pursuant to the Plan), and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (4) selection of the board of directors of Post-Reorganization EME, the Reorganization Trust Oversight Board, and any employees or trustee of the Reorganization Trust; (5) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (6) the consummation of the transactions contemplated by the Purchase Agreement; (7) the issuance of the New Interests and the execution of all documents related thereto; (8) the consummation of the Homer City Wind Down; (9) the consummation of the Post-Effective-Date Reorganization Trust Matters; (10) MWG’s assumption of the PoJo Leases and Documents, subject to the PoJo Lease Modifications; (11) the payment by the Reorganization Trust of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees; (12) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law; (13) the release and extinguishment of the PoJo EME Guarantees; (14) all authorizations and actions necessary to effect the termination and release of the Intercompany Notes; and (15) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law. All matters provided for in the Plan involving the company structure of the Debtors, and any company action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors. The authorizations and approvals contemplated by this Article IV.O of the Plan shall be effective notwithstanding any requirements under nonbankruptcy law.

P. Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Reorganization Trust Oversight Board, trustee, managers, officers, authorized persons, and members of the boards of managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including the New Interests and the New Governance Documents, in the name of and on behalf of the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

Q. Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto or pursuant to the issuance of the New Interests shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, FERC filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies to (1) the creation of any mortgage, deed of trust, Lien, or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; (4) the issuance, distribution, and/or sale of any of the New Interests and any other securities of the Debtors or the Reorganization Trust; or (5) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

R. Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval.

S. Substantive Consolidation

The Plan shall serve as a motion by the Debtors seeking entry of an order substantively consolidating each of the Estates of the Debtor Subsidiaries into a single consolidated Estate and each of the Estates of the Homer City Debtors into a single consolidated Estate, in each case solely for the limited purposes of voting and Confirmation. For the avoidance of doubt, the Plan shall not serve as a motion by the Debtors seeking entry of an order substantively consolidating the Debtor Subsidiaries or the Homer City Debtors for any other purposes. Notwithstanding anything in this Article IV.S of the Plan, all distributions under the Plan shall be made in accordance with Article IV.C and Article VI of the Plan.

If the Debtor Subsidiaries’ Estates and the Homer City Debtors’ Estates are substantively consolidated in accordance with this Section, then, on and after the Effective Date, all assets and liabilities (including Allowed Claims) of the Debtor Subsidiaries and the Homer City Debtors, as applicable, shall be treated as though they were merged into one Estate solely for purposes of voting and Confirmation. The limited substantive consolidation described herein shall not affect the legal and organizational structure of the Debtor Subsidiaries, the Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors or their separate corporate existences or any prepetition or postpetition guarantees, Liens, or security interests that are required to be maintained under the Bankruptcy Code, under the Plan, or, with respect to Executory Contracts or Unexpired Leases that were assumed or entered into during the Chapter 11 Cases. Moreover, any alleged defaults under any applicable agreement with the Debtors, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, Post-

Reorganization EME, the Reorganization Trust, or their respective Affiliates arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date.

If the Debtor Subsidiaries’ Estates and the Homer City Debtors’ Estates are not substantively consolidated in accordance with this Section, then (1) the Plan shall be deemed to constitute a separate sub-plan for each of the Debtor Subsidiaries and the Homer City Debtors, as applicable, and each Class of Claims against or Interests in the Debtor Subsidiaries or the Homer City Debtors shall be deemed to constitute separate sub-Classes of Claims against and Interests in each of the Debtor Subsidiaries or the Homer City Debtors, as applicable, (2) the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each sub-plan, (3) any Claim against any of the Debtor Subsidiaries or the Homer City Debtors shall be treated as a Claim only against the applicable Debtor Subsidiary or Homer City Debtor, as applicable, for purposes of voting and Confirmation, (4) such Claims shall be administered as provided in the Plan, and (5) the Debtors shall not, nor shall they be required to, resolicit votes with respect to the Plan, nor will the failure of the Bankruptcy Court to approve limited substantive consolidation of the Debtor Subsidiaries or the Homer City Debtors alter the distributions set forth in the Plan.

Notwithstanding the substantive consolidation provided for herein, nothing shall affect the obligation of each and every Debtor to pay the U.S. Trustee Fees until such time as a particular Chapter 11 Case is closed, dismissed, or converted.

T. Vesting of Assets

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, (1) all applicable Causes of Action and all property in the EME Estate other than the Settlement Retained Assets shall be preserved and shall vest in the Reorganization Trust, as applicable, free and clear of all Liens, Claims, charges, or other encumbrances, (2) all Settlement Retained Assets shall be preserved and shall vest in Post-Reorganization EME free and clear of all Liens, Claims, Causes of Action, charges, or other encumbrances, (3) all property in each of the Homer City Debtors’ Estates shall vest in the applicable Post-Effective-Date Homer City Debtors, free and clear of all Liens, Claims, charges, or other encumbrances, (4) all property in each of the Debtor Subsidiary Estates shall be preserved and shall vest in the applicable Post-Effective-Date Debtor Subsidiaries, free and clear of all Liens, Claims, charges, or other encumbrances, and (5) all property of the EME Estate to be acquired by the Purchaser in the Purchase Agreement shall be preserved and shall vest in the Purchaser, free and clear of all Liens, Claims, charges, and other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, Post-Reorganization EME, the Reorganization Trust, the Post-Effective-Date Homer City Debtors, and the Post-Effective-Date Debtor Subsidiaries may operate their businesses and use, acquire, or dispose of property and, as applicable, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Notwithstanding the foregoing, this Article IV.T of the Plan shall have no effect on the validity of the PoJo Leases and Documents (as modified by the PoJo Lease Modifications). Except as provided to the contrary in the Plan, the Purchase Agreement, or the EIX Settlement Agreement with respect to the Settlement Assumed Liabilities, all obligations of the Debtors under the Plan, including any obligation to make distributions under the Plan (including with respect to the Settlement Retained Liabilities), shall be satisfied by the Reorganization Trust.

U. Indemnification of Certain Directors, Managers, Officers, and Employees

The Purchaser Parties shall comply with their obligations under Section 9.7 of the Purchase Agreement as set forth therein in favor of each person who is or was an officer or director of the Acquired Companies.

V. Assumption of Certain D&O Liability Insurance Policies

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganization Trust shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to EME’s directors, managers, officers, and employees serving as of the Petition Date pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy

Court’s approval of the Reorganization Trust’s assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganization Trust under the Plan as to which no Proof of Claim need be filed.

W. Reorganization Trust Oversight Board

The Reorganization Trust Oversight Board shall consist of at least two (2) and up to five (5) members, the initial members of which shall include EME’s two (2) existing independent directors and any members appointed by the Supporting Noteholders and the Committee. As of the Effective Date, (1) all directors and other members of the existing board or governance body of EME shall cease to hold office or have any authority from and after such time to the extent not expressly included in the roster of the applicable Reorganization Trust Oversight Board, and (2) all directors and other members of the existing boards or governance bodies of each Debtor Subsidiary and Non-Debtor Subsidiary shall cease to hold office or have any authority from and after such time except as agreed to in writing by the Purchaser.

X. Payment of Certain Fees and Expenses

On the Effective Date, the Reorganization Trust shall pay in Cash in full the PoJo Restructuring Fees, Supporting Noteholder Fees (including, for the avoidance of doubt, any fees and expenses under the Bluescape Letter Agreement), and any accrued and unpaid fees and expenses of (1) the EME Senior Notes Indenture Trustee payable under the EME Senior Notes Indenture and (2) the Bank of New York Mellon (as successor pass-through trustee and successor lease indenture trustee). From and after the Effective Date, the Reorganization Trust shall pay (1) all reasonable, actual, and documented fees and expenses of Ropes & Gray LLP as counsel to the Noteholder Group in connection with the implementation of the EIX Settlement Agreement payable pursuant to the R&G Agreement until the last day of the month in which the final issuance of the EIX Notes occurs pursuant to the terms of the Plan and the Settlement Agreement, as applicable, and (2) pay all amounts required, as and when due, pursuant to the Bluescape Letter Agreement.

On the Effective Date, the Reorganization Trust shall pay the EME Senior Notes Indenture Trustee Fees without the need for application to, or approval by, any court. At least ten days prior to the Effective Date, the EME Senior Notes Indenture Trustee shall submit its invoices for EME Senior Notes Indenture Trustee Fees through the Effective Date (including any estimated fees and expenses) to the Debtors. Should the Debtors (or the Reorganization Trust) dispute the reasonableness of any invoiced EME Senior Notes Indenture Trustee Fees, the Debtors (or the Reorganization Trust) shall (1) pay the undisputed portion of any invoices on the Effective Date, (2) place any disputed amounts in escrow on the Effective Date, and (3) notify the EME Senior Notes Indenture Trustee of any dispute within five (5) days after the presentation of an invoice by the EME Senior Notes Indenture Trustee. Upon such notification, the EME Senior Notes Indenture Trustee may assert the EME Senior Notes Indenture Trustee Charging Lien to pay the undisputed and unpaid portion of the EME Senior Notes Indenture Trustee Fees, and/or after the parties have attempted in good faith to resolve any such dispute, within fifteen (15) days after the notification of the dispute, may submit such dispute for resolution to the Bankruptcy Court; provided that the Bankruptcy Court’s review shall be limited to a determination under the reasonable standard in accordance with the EME Senior Notes Indentures. Nothing herein shall be deemed to impair, waive, discharge, or negatively affect any EME Senior Notes Indenture Trustee Charging Lien for any fees, costs and expenses not paid pursuant to the Plan and otherwise claimed by the EME Senior Notes Indenture Trustee pursuant to this section.

Y. Homer City Wind Down

As of the Effective Date, the existing boards of directors or boards of managers of the Homer City Debtors shall be dissolved without any further action required on the part of the Homer City Debtors or the Homer City Debtors’ officers, directors, shareholders, and members and any all remaining officers, directors, managers, or managing members of each Homer City Debtor shall be dismissed without any further action required on the part of any such Homer City Debtor or its respective shareholders, directors, managers, officers, or members.

On and after the Effective Date, the Plan Administrator will implement any other provision of the Plan and any applicable orders of the Bankruptcy Court, and the Plan Administrator shall have the power and authority to take any action necessary to accomplish the Homer City Wind Down. As soon as practicable after the Effective Date, the Plan Administrator shall: (1) cause the Post-Effective-Date Homer City Debtors to comply with, and abide by, the terms of the Plan; (2) complete and file all final or otherwise required federal, state, and local tax returns for each of the Post-Effective-Date Homer City Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Homer City Debtor or its Estate for any tax incurred during the administration of such Homer City Debtor’s Chapter 11 Case, as determined under applicable tax laws; and (3) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the Homer City Wind Down without further action under applicable law, regulation, order, or rule, including any action by the stockholders, members, board of directors, or board of managers of each such Homer City Debtor and notwithstanding anything to the contrary under applicable nonbankruptcy law, including any requirement to file a certificate of dissolution with respect to the Homer City Debtors.

Z. Release of Avoidance Actions

In accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall release all rights to commence and pursue, as appropriate, any and all Avoidance Actions not identified as an EME Retained Cause of Action in the Plan Supplement. Notwithstanding anything in this Plan, any Confirmation Order, or the Purchase Agreement to the contrary, all Allowed Claims against any Debtor arising under Section 502(h) of the Bankruptcy Code shall be deemed Excluded Liabilities.

AA. Retention of Retained Causes of Actions

On the Effective Date, the Purchaser and the Post-Effective-Date Debtor Subsidiaries will be vested with title to the Purchaser Retained Causes of Action, regardless of whether scheduled by the Debtors, including, without limitation, all such Causes of Action of any kind whatsoever at law or equity, free and clear of all liens, claims, encumbrances, charges, and other interests of creditors and equity security holders, in accordance with section 1141 of the Bankruptcy Code.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, as of the Effective Date, all Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases will be deemed: (i) assumed by the applicable Debtor in accordance with, and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code; and (ii) if so indicated on the Schedule of Assumed Executory Contracts and Unexpired Leases, assigned to the other party identified as the assignee for each assumed Executory Contract and Unexpired Lease. For the avoidance of doubt, the PoJo Leases and Documents shall be modified and assumed in accordance with Article V.G.

B. Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement, or in any document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which it is a party, unless such Executory Contract or Unexpired Lease: (1) was previously assumed or rejected; (2) was previously expired or terminated pursuant to its own terms; (3) is the subject of a motion or notice to assume filed on or before the Confirmation Date; or (4) is designated specifically or by category as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases. For the avoidance of doubt, any Executory Contract or Unexpired Lease which does not appear on the Schedule of Rejected Executory Contracts and Unexpired Leases and which is not subject to one of the four conditions for assumption of Executory Contracts and Unexpired Leases listed in this paragraph shall be deemed rejected.

C. Effect of Confirmation Order

The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the assumptions and assignments or rejections described above as of the Effective Date. Unless otherwise indicated, all assumptions and assignments or rejections of Executory Contracts and Unexpired Leases in the Plan will be effective as of the Effective Date. Each Executory Contract and Unexpired Lease assumed and assigned pursuant to the Plan or by Bankruptcy Court order, shall vest in and be fully enforceable by the applicable assignee in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

Notwithstanding the foregoing paragraph or anything contrary herein, subject to the terms and conditions of the Purchase Agreement, the Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases until 15 days after the Effective Date.

D. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any defaults under each Executory Contract and Unexpired Lease to be assumed by any Debtor Subsidiary or assumed and assigned by EME to the Purchaser pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, solely by payment of the Cure Cost by the Purchaser or the Post-Effective-Date Debtor Subsidiary except as otherwise agreed by the non-Debtor party to any such Executory Contract or Unexpired Lease on the Effective Date or as soon as reasonably practicable thereafter or on such other terms as the Debtors, the Purchaser, and the counterparties to each such Executory Contract or Unexpired Lease may otherwise agree.

In the event of a dispute regarding: (1) the amount of any Cure Cost, (2) the ability of the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Purchaser, or any assignee, as applicable, to provide “adequate assurance of future performance” within the meaning of section 365(b) of the Bankruptcy Code, if applicable, under the Executory Contract or the Unexpired Lease to be assumed or assumed and assigned, and/or (3) any other matter pertaining to assumption and/or assignment, then such Cure Costs shall be paid following the entry of a Final Order resolving the dispute and approving the assumption and assignment of such Executory Contracts or Unexpired Leases or as may be agreed upon by the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, or the Purchaser, as applicable; provided that, prior to the Effective Date or such other date as determined by the Bankruptcy Court (such date to be in no event earlier than the date of the entry of the Confirmation Order), the Debtors, with the written consent of the Purchaser, may settle any dispute regarding the amount of any Cure Cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided, further, that notwithstanding anything to the contrary herein, prior to or upon the entry of a Final Order resolving any dispute and approving the assumption and assignment of such Executory Contract or Unexpired Lease, the Debtors, in consultation with the Committee and Supporting Noteholders, reserve the right to reject any Executory Contract or Unexpired Lease which is subject to dispute, subject to the terms and conditions of the Purchase Agreement.

Assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full satisfaction, compromise, settlement, release, and discharge of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption and/or assignment.

E. Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be Filed with the Notice, Claims, and Solicitation Agent no later than the later of (a) 30 days after the effective date of rejection of such Executory Contract or Unexpired Lease and (b) the Claims Bar Date established in the Chapter 11 Cases.

All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as General Unsecured Claims and may be objected to in accordance with the provisions of Article VI of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

Any Holder of a Claim arising from the rejection of an Executory Contract or Unexpired Lease for which a Proof of Claim was not timely Filed as set forth in the paragraph above shall not (a) be treated as a Holder of a Claim hereunder, (b) be permitted to vote to accept or reject the Plan, or (c) participate in any distribution in the Chapter 11 Cases on account of such Claim, and such Claim shall be deemed fully satisfied, released, settled, and compromised, and be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

For the avoidance of doubt, the Purchaser, or an applicable Post-Effective-Date Debtor Subsidiary, in accordance with the Purchase Agreement, shall be responsible for any Allowed Claim for rejection damages under any Executory Contract or Unexpired Lease rejected by the Debtors after the date of the Plan Sponsor Agreement except for any Allowed Claim for rejection damages on account of any Executory Contract or Unexpired Lease rejected after the date of the Plan Sponsor Agreement without the consent of the Purchaser, which Allowed Claim shall be a General Unsecured Claim against the applicable Debtor.

F. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

The Debtors, the Reorganization Trust, and the Purchaser, as applicable, reserve their right to assert that rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. Notwithstanding any nonbankruptcy law to the contrary, Post-Reorganization EME, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable, expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from counterparties to rejected Executory Contracts or Unexpired Leases.

G. PoJo Modifications and Assumption of PoJo Leases and Documents

Notwithstanding anything to the contrary in the Plan, on the Effective Date: (1) the PoJo Lease Modifications shall be implemented; (2) MWG shall, subject to the PoJo Lease Modifications, assume the PoJo Leases and Documents; (3) the Reorganization Trust shall pay the Agreed PoJo Cure Amount and PoJo Restructuring Fees in full in Cash; (4) following the payment of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees, the “Lessor Notes” (as defined in the PoJo Leases and Documents) shall be deemed fully cured; (5) the PoJo EME Guarantees shall each be terminated, released, extinguished, and of no further force and effect (and shall be replaced as set forth herein); (6) the Intercompany Notes shall each be terminated and extinguished and of no further force and effect; (7) the Parent shall become the “Guarantor” under the PoJo Leases and Documents; and (8) EME shall assign to the Parent, and the Parent shall assume from EME all of the rights and obligations of EME under each of the PoJo Tax Indemnity Agreements. For the avoidance of doubt, nothing in the Plan shall relieve MWG of its operational and maintenance obligations under the PoJo Leases and Documents, as modified.

H. IBEW Local 15 Collective Bargaining Agreement

On the Effective Date, MWG shall assume the IBEW CBA. Nothing in the Plan impairs any contractual obligations between International Brotherhood of Electrical Workers Local 15 and the Debtors, including those in that certain Memorandum of Understanding, dated as of January 9, 2014, among MWG, EME, International Brotherhood of Electrical Workers Local 15, and the Purchaser Parties.

I. Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each assumed or assumed and assigned Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or is rejected under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

J. Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that Post-Reorganization EME, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, have any liability thereunder. In the event of a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, shall have 90 days following entry of a Final Order resolving such dispute to alter the treatment of such contract or lease as otherwise provided herein.

K. Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, notwithstanding anything to the contrary in the Plan or otherwise.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class from the Disbursing Agent, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Holders of Allowed Claims shall be entitled to all dividends, accruals, and any other distributions on, and proceeds of, the distributions provided for herein, from and after the Effective Date, regardless of whether such distributions (or the proceeds thereof) are delivered on or at any time after the Effective Date. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall, on account of such Allowed Claim, receive a distribution in excess of the Allowed amount of such Claim plus any postpetition interest on such Claim to the extent payable in accordance with the Plan. The New Interests shall be deemed to be issued as of the Effective Date to the Holders of Claims entitled to receive such securities or instruments hereunder without the need for further action by any Disbursing Agent or the Reorganization Trust, including the issuance and/or delivery of any certificate evidencing any such shares, units, or interests, as applicable.

Until the first anniversary of the Effective Date, the Disbursing Agent shall make distributions under the Plan at least once each quarter. Thereafter, the Disbursing Agent shall make distributions at such times as determined by the Reorganization Trust Oversight Board in its reasonable judgment.

B. Distribution of Net Sale Proceeds

On the Effective Date, or as soon as reasonably practicable thereafter, the Disbursing Agent shall distribute all shares of the common stock of the Parent received upon consummation of the Sale Transaction to Holders of Allowed Class A4 Claims and Allowed Class A5 Claims as of the Effective Date. The Disbursing Agent shall determine the Pro Rata allocation of shares of common stock of the Parent to such Holders by assigning a Cash value to each share based on the Parent Common Stock Effective Date Market Value.

Notwithstanding any other provision in this Plan to the contrary, no fraction of a share of the common stock of the Parent will be issued and all issuances of the common stock of the Parent will be rounded down to the nearest whole number of shares of the common stock of the Parent. Any Holder of a Claim who would otherwise be entitled to receive a fraction of a share of the common stock of the Parent (after aggregating all fractional shares of the common stock of the Parent issuable to such Holder) shall, in lieu of such fraction of a share, be paid in Cash the dollar amount (rounded up to the nearest whole cent) determined by multiplying such fraction by the the Parent Common Stock Effective Date Market Value.

C. Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan. Any such Claims against EME and any Debtor Subsidiaries shall receive the treatment set forth in Article III.B.4 of the Plan. Any such Claims shall be released and discharged pursuant to Article VIII.G of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code; provided that, for the avoidance of doubt, this shall not affect the obligation of each and every Debtor to pay U.S. Trustee Fees until such time as a particular case is closed, dismissed, or converted.

D. Distributions Generally

All distributions under the Plan that are to be made on the Effective Date shall be made by the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, unless otherwise specified herein. Neither the Disbursing Agent nor the Purchaser nor any Post-Effective-Date Debtor Subsidiary shall be required to give any bond or surety or other security for the performance of its duties. Notwithstanding anything to the contrary in the Plan, all distributions of the common stock of the Parent shall be effectuated on the Effective Date or as soon as reasonably practicable thereafter and no common stock of the Parent shall be reserved under the Plan.

E. Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to, as applicable: (a) take all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated under the Plan; (c) employ professionals to represent it with respect to its responsibilities;

and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

The Disbursing Agents and the EME Senior Notes Trustee, to the extent it provides services related to distributions pursuant to the Plan, shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (x) liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan, or (y) obligation or liability for distributions under the Plan to any party who does not hold an Allowed Claim at the time of distribution or who does not otherwise comply with the terms of the Plan.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganization Trust.

To the extent the EME Senior Notes Indenture Trustee provides services related to distributions pursuant to the Plan, it shall be entitled to reasonable and customary compensation from the Reorganization Trust for such services and reimbursement for reasonable and customary expenses incurred in connection with such services.

F. Distributions on Account of Claims Allowed After the Effective Date

1.	Payments and Distributions on Disputed Claims

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

2.	Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, on the one hand, and the Holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until the Disputed Claim has become an Allowed Claim or has otherwise been resolved by settlement or Final Order.

G. Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and when making distributions on or after the Effective Date, the Disbursing Agent shall be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. The Debtors, the Reorganization Trust, and the EME Senior Notes Indenture Trustee shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those holders of record as of the close of business on the Distribution Record Date.

2.	Delivery of Distributions in General

Except as otherwise provided herein, the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided that, except as expressly provided in the Purchase Agreement or the Plan, the manner of such distributions shall be determined at the discretion of the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable; and provided, further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

Distributions of the Net Sale Proceeds to Holders of EME Senior Notes Claims shall (a) be made by the Disbursing Agent to the EME Senior Notes Indenture Trustee for the benefit of Holders of EME Senior Notes Claims and (b) be deemed completed when made by the Disbursing Agent to the EME Senior Notes Indenture Trustee. The EME Senior Notes Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to such Distributions. Distributions of New Interests to Holders of EME Senior Notes Claims hereunder, if any, shall not be made to the EME Senior Notes Trustee, but shall be distributed as provided under the Plan directly to the Holders of the EME Senior Notes Claims or any applicable Entity other than the EME Senior Notes Indenture Trustee receiving such distribution on such Holders’ behalf.

Prior to the distribution of New Interests hereunder, the recipient of such New Interests shall furnish to the transfer agent identified by the Debtors such identification and tax information as may be required by the Debtors.

3.	De Minimis Distributions; Minimum Distributions

Notwithstanding any other provision in the Plan to the contrary, the Disbursing Agent shall not be required to make partial distributions or distributions of fractions of New Interests, and any such fractions shall be deemed to be zero.

Notwithstanding any other provision in the Plan to the contrary, no fraction of a share of the common stock of the Parent will be issued and all issuances of the common stock of the Parent will be rounded down to the nearest whole number of shares of the common stock of the Parent. Any Holder of a Claim who would otherwise be entitled to receive a fraction of a share of the common stock of the Parent (after aggregating all fractional shares of the common stock of the Parent issuable to such Holder) shall, in lieu of such fraction of a share, be paid in Cash the dollar amount (rounded up to the nearest whole cent) determined by multiplying such fraction by the the Parent Common Stock Effective Date Market Value.

No distribution of New Interests or common stock of the Parent or Cash payment valued at less than $250.00, in the reasonable discretion of the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall be made to a Holder of an Allowed Claim that is not an Assumed Liability on account of such Allowed Claim.

4.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 12 months from the Effective Date. After such date, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary, all unclaimed property or interests in property shall revert to the Reorganization Trust, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, and the Claim of any Holder to such property or interest in property shall be released, settled, compromised, and forever barred.

5.	Manner of Payment Pursuant to the Plan

Any payment in Cash to be made pursuant to the Plan shall be made at the election of the Disbursing Agent, the Purchaser, or the applicable Post-Effective-Date Debtor Subsidiary, as applicable, by check or by wire transfer.

H. Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Disbursing Agent, the Purchaser, or the Post-Effective-Date Debtor Subsidiary, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

I. Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors and, on and after the Effective Date, the Reorganization Trust, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser, as applicable, after the Effective Date, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a Person or Entity that is not a Debtor as of the Effective Date. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganization Trust, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, or the Purchaser, as applicable, to the extent the Holder’s total recovery on account of such Claim from the third-party and under the Plan exceeds the Allowed amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article VIII of the Plan), other than as provided in the EIX Settlement Agreement, nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT UNLIQUIDATED, AND DISPUTED CLAIMS

A. Resolution of Disputed Claims

1.	Allowance of Claims

On or after the Effective Date, the Reorganization Trust, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser (solely with respect to Assumed Liabilities), as applicable, shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim, except with respect to any Claim Allowed as of the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim.

2.	Prosecution of Objections to Claims

On and after the Effective Date, the Reorganization Trust, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser (solely with respect to Assumed Liabilities), as applicable, shall have the exclusive authority to File objections to Claims, settle, compromise, withdraw, or litigate to judgment objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise. From and after the Effective Date, the Reorganization Trust, the Post-Effective-Date Homer City Debtors, the Post-Effective-Date Debtor Subsidiaries, and the Purchaser, as applicable, may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court.

3.	Claims Estimation

The Debtors, the Committee, Supporting Noteholders, or Purchaser (solely with respect to Assumed Liabilities), prior to the Effective Date, and the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable, on and after the Effective Date, may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including section 502(c) of the Bankruptcy Code, regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim, or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim, or unliquidated Claim, that estimated amount shall constitute the Allowed amount of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 14 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

B. Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that is an alleged transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed until and unless such Entity or transferee has turned over such property to the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable.

EXCEPT AS OTHERWISE AGREED BY THE REORGANIZATION TRUST, THE POST-EFFECTIVE-DATE DEBTOR SUBSIDIARIES, THE POST-EFFECTIVE-DATE HOMER CITY DEBTORS, OR THE PURCHASER (SOLELY WITH RESPECT TO ASSUMED LIABILITIES), AS APPLICABLE, HOLDERS OF CLAIMS ON ACCOUNT OF ANY AND ALL PROOFS OF CLAIM FILED AFTER THE CLAIMS BAR DATE SHALL NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH PROOF OF CLAIM IS ALLOWED BY A FINAL ORDER OF THE BANKRUPTCY COURT.

C. Amendments to Claims

On or after the Effective Date, except as provided in Article II.A or Article V.E of the Plan, a Claim may not be amended without the prior authorization of the Bankruptcy Court, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser (solely with respect to Assumed Liabilities), as applicable, and any such unauthorized new or amended Claim Filed shall be deemed disallowed and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, compromise, settlement, release, and discharge, effective as of the Effective Date, of all debt (as such term is defined in section 101 of the Bankruptcy Code) that arose before the Effective Date, any debts of any kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the rights and Interests of any Holders of Interests whether or not: (1) a Proof of Claim based on such debt or Interest is Filed; (2) a Claim or Interest based upon such debt is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as provided for under section 1141(d)(6) of the Bankruptcy Code.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable, may compromise and settle Claims against the Debtors and their Estates and Causes of Action, including, solely with respect to the Reorganization Trust, against other Entities.

B. Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

C. Debtor Release

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, for the good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, the Released Parties are deemed released and discharged by the Debtors and their estates from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their estates, or affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim or interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of claims and interests prior to or during the Chapter 11 Cases, the Transaction Support Agreement, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Plan Sponsor Agreement, the EIX Settlement, or any related agreements, instruments, or other documents, the subject matter of the EIX Litigation Claims, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date (1) of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan (2) under the PoJo Leases and Documents (as modified by the PoJo lease Modifications), or (3) under the EIX Settlement Agreement or the EIX Settlement Ancillary Documents.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of this Article VIII.C of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and shall constitute the Bankruptcy Court’s finding that this Article VIII.C of the Plan is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by this Article VIII.C of the Plan; (3) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to this Article VIII.C of the Plan.

D. Release by Holders of Claims and Interests

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, the Releasing Parties are deemed to have released and discharged the Debtors and their Estates and the Released Parties from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of claims and interests prior to or in the Chapter 11 Cases, the Transaction Support Agreement, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Plan Sponsor Agreement, the EIX Settlement, or any related agreements, instruments, or other documents, the subject matter of the EIX Litigation Claims, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date (1) of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (2) under the PoJo Leases and Documents (as modified by the PoJo Lease Modifications), or (3) under the EIX Settlement Agreement or the EIX Settlement Ancillary Documents.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of this Article VIII.D of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan and shall constitute the Bankruptcy Court’s finding that this Article VIII.D of the Plan is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by this Article VIII.D of the Plan; (3) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Entities subject to this Article VIII.D of the Plan asserting any claim or cause of action released pursuant to this Article VIII.D of the Plan.

E. Exculpation

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, none of the Exculpated Parties, shall have or incur any liability for any claim, cause of action, or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Chapter 11 Cases, the Transaction Support Agreement, the negotiation, formulation, or preparation of the Plan or any contract, instrument, document, or other agreement entered into pursuant thereto, or any distributions made pursuant to or in accordance with the Plan, and the effectuation of the Post-Effective-Date Reorganization Trust Matters; provided that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

F. Injunction

Notwithstanding anything contained herein to the contrary, on the Confirmation Date and effective as of the Effective Date and to the fullest extent authorized by applicable law, all Entities who have held, hold, or may hold Claims or Interests that have been released pursuant to the Plan, compromised and settled pursuant to the Plan, or are exculpated pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors or the Released Parties or their respective property: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claim or interest; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such entities on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such entities or the property or the Estates of such entities on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such entities or against the property of such entities on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests unless such entity has timely filed a proof of claim with the Bankruptcy Court preserving such right of setoff, subrogation, or recoupment; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such released, compromised, settled, or exculpated claims or interests. Any Entity receiving a distribution under the Plan on account of any Claim shall be deemed to have waived any right to such Claim as against any third party and shall be enjoined from pursuing such Claim as against any Entity other than the Reorganization Trust (in the case of any Claim that is not an Assumed Liability or a Settlement Assumed Liability) or the Purchaser or the applicable Post-Effective-Date Debtor Subsidiary (in the case of any Claim that is an Assumed Liability) or EIX (in the case of any Claim that is a Settlement Assumed Liability), as the case may be; provided that the foregoing injunction does not enjoin any actions against any Released Party to enforce obligations arising on or after the Effective Date (1) of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (2) under the PoJo Leases and Documents (as modified by the PoJo Lease Modifications), or (3) under the EIX Settlement Agreement or the EIX Settlement Ancillary Documents.

G. Purchaser and EIX Released Parties Injunctions

In addition to the injunction set forth under Article VIII.F hereof, on the Confirmation Date and effective as of the Effective Date, all Excluded Liabilities and claims or liabilities arising from (1) information furnished to the Purchaser Parties by EME for use in the registration statement of the common stock of the Parent issued in connect with the Sale Transaction or any amendment or supplement thereto or (2) the financial statements of EME contained or incorporated by reference in such registration statement or any amendment or supplement thereto that may otherwise be asserted against the Purchaser Parties, any Acquired Company, or any of their respective property shall be permanently released and enjoined pursuant to the Plan and any such Excluded Liabilities shall be paid or treated pursuant to the terms of the Plan.

In addition to the injunction set forth under Article VIII.F hereof, on the Confirmation Date and effective as of the Effective Date, all Claims or other Causes of Action that may otherwise be asserted against the EIX Released Parties or their respective property (other than (1) Claims or other liabilities against the EIX Released Parties arising under the EIX Settlement Agreement and the EIX Settlement Ancillary Documents, (2) the Commercial Relationship Claims (as defined in the EIX Settlement Agreement), and (3) the Settlement Assumed Liabilities) shall be permanently released and enjoined pursuant to the Plan, and any such Claims or Causes of Action shall be paid or treated pursuant to the terms of the Plan.

H. Waiver of Statutory Limitations on Releases

Each Releasing Party in each of the releases contained in the Plan (including under Article VIII of the Plan) expressly acknowledges that although ordinarily a general release may not extend to claims which the Releasing Party does not know or suspect to exist in his favor, which if known by it may have materially affected its settlement with the party released, each Releasing Party has carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it may have materially affected its settlement with the released party, including the provisions of California Civil Code Section 1542. The releases contained in Article VIII of the Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

I. Setoffs

Except as otherwise provided herein, the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser, as applicable pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable nonbankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, may set off against any Allowed Claim or Interest (which setoff shall be made against the Allowed Claim or Interest, not against any distributions to be made under the Plan with respect to such Allowed Claim or Interest), any Claims, rights, and Causes of Action of any nature that any Debtor may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise), and any distribution to which a Holder is entitled under the Plan shall be made on account of the Claim or Interest, as reduced after application of the setoff described above. In no event shall any Holder of any Claim or Interest be entitled to set off any Claim or Interest against any Claim, right, or Cause of Action of the Debtors unless such Holder obtains entry of a Final Order entered by the Bankruptcy Court authorizing such setoff or unless such setoff is otherwise agreed to in writing by the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser, as applicable, and a Holder of a Claim or Interest; provided that, where there is no written agreement between the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser, as applicable and a holder of a claim authorizing such setoff nothing herein shall prejudice or be deemed to have prejudiced the rights of the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or the Purchaser to assert that any Holder’s setoff rights were required to have been asserted by motion to the Bankruptcy Court prior to the Effective Date. For the avoidance of doubt, EIX shall not be entitled to set off any claim against any Debtor except as provided in the EIX Settlement unless such setoff is otherwise agreed to in writing by the Reorganization Trust.

J. Withdrawal of EIX Proofs of Claim

The EIX Proofs of Claim shall be treated in a manner consistent with the EIX Settlement Agreement.

K. Special Provision Governing Accrued Professional Compensation Claims and Final Fee Applications

For the avoidance of doubt, the releases in Article VIII of the Plan shall not waive, affect, limit, restrict, or otherwise modify the right of any party in interest to object to any Accrued Professional Compensation Claim or final fee application Filed by any Professional in the Chapter 11 Cases.

ARTICLE IX.

EFFECT OF CONFIRMATION OF THE PLAN

Upon entry of the Confirmation Order, the Bankruptcy Court shall be deemed to have made and issued pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014, the following findings of fact and conclusions of law as though made after due deliberation and upon the record at the Confirmation Hearing. Upon entry of the Confirmation Order, any and all findings of fact in the Plan shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law in the Plan shall constitute conclusions of law even if they are stated as findings of fact.

A. Jurisdiction and Venue

On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue in the Northern District of Illinois was proper as of the Petition Date and continues to be proper. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334 and the Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B. Order Approving the Disclosure Statement

On December 19, 2013, the Bankruptcy Court entered the Disclosure Statement Order which, among other things, (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017 and (b) approved certain procedures and documents for soliciting and tabulating votes with respect to the Plan.

C. Publication of Confirmation Hearing Notice

As evidenced in the Affidavits of Publication, the Notice, Claims, and Solicitation Agent published notice of the Confirmation Hearing in The New York Times (National Edition) on December 30, 2013, and [—], 2014.

D. Voting Report

Prior to the Confirmation Hearing, the Debtors filed the Voting Report. All procedures used to distribute solicitation materials to the applicable Holders of Claims and Interests and to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations. Pursuant to sections 1124 and 1126 of the Bankruptcy Code, at least one Impaired Class entitled to vote on the Plan has voted to accept the Plan in accordance with limited substantive consolidation contemplated by Article IV.S of the Plan.

E. Judicial Notice

The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of the Bankruptcy Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents Filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases (including the Confirmation Hearing). Resolutions of any objections to Confirmation explained on the record at the Confirmation Hearing are hereby incorporated by reference. All entries on the docket of the Chapter 11 Cases shall constitute the record before the Bankruptcy Court for purposes of the Confirmation Hearing.

F. Transmittal and Mailing of Materials; Notice

Due, adequate, and sufficient notice of the Disclosure Statement, Plan, Plan Supplement, and Confirmation Hearing, along with all deadlines for voting on or objecting to the Plan, has been given to (1) all known Holders of Claims and Interests; (2) parties that requested notice in accordance with Bankruptcy Rule 2002; (3) all parties to Unexpired Leases and Executory Contracts, and (4) all taxing authorities listed on the Schedules or in the Claims Register, in compliance with Bankruptcy Rules 2002(b), 3017, and 3020(b) and the Disclosure Statement Order, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and other dates, deadlines, and hearings described in the Disclosure Statement Order was given in compliance with the Bankruptcy Rules and such order, and no other or further notice is or shall be required.

G. Solicitation

Votes for acceptance and rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations. The Debtors and their respective directors, managers, officers, employees, agents, affiliates, representatives, attorneys, and advisors, as applicable, have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Disclosure Statement Order and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII of the Plan. The Debtors and the Released Parties solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, or purchase of the New Interests and common stock of the Parent that were offered or sold under the Plan, and, pursuant to section 1125(e) of the Bankruptcy Code, no Released Party is or shall be liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing solicitation of acceptance of a chapter 11 plan or the offer, issuance, sale, or purchase of such securities.

H. Modifications to the Plan

On November 15, 2013, the Debtors Filed the Plan. On December 3, 2013, December 17, 2013, December 19, 2013, and [—], 2014, the Debtors Filed certain modifications to the Plan (collectively, the “Plan Modifications”). On [—], 2014, as authorized and approved by the Bankruptcy Court pursuant to [—] [Docket No. [—]], the Debtors gave notice of the Plan Modifications to parties in interest and gave a period of [—] days for creditors in Impaired Classes to consider the most recent Plan Modifications and to change their respective votes (the “Plan Modification Notice Period”).

Except as provided for by law, contract, or prior order of the Bankruptcy Court, the Plan Modifications made since the commencement of solicitation either: (a) do not adversely affect the recovery on account of any Claim or Interest under the Plan; or (b) have been accepted by the affected Holders of Claims or Interests in accordance with Bankruptcy Rule 3019(a). Prior notice regarding the substance of the Plan Modifications, together with the filing with the Bankruptcy Court of the Plan as modified by the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing, constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and notwithstanding the Plan Modification Notice Period, none of the Plan Modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do the Plan Modifications require that Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. The Plan as modified shall constitute the Plan submitted for Confirmation by the Bankruptcy Court.

In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests that voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Plan Modifications.

The Plan fully complies with sections 1122 and 1123 of the Bankruptcy Code. The Debtor has complied with section 1125 with respect to the Disclosure Statement and the Plan. The requirements of section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019(a) have been satisfied.

I. Burden of Proof

The Debtors, as proponents of the Plan, have satisfied their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard. The Bankruptcy Court also finds that the Debtors have satisfied the elements of section 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

J. Bankruptcy Rule 3016(a) Compliance

The Plan is dated and identifies proponents thereof, thereby satisfying Bankruptcy Rule 3016(a).

K. Compliance with the Requirements of Section 1129 of the Bankruptcy Code

The Plan complies with all requirements of section 1129 of the Bankruptcy Code as follows:

1.	Section 1129(a)(1)–Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1121, 1122, 1123, and 1125 of the Bankruptcy Code.

(a)	Standing

Each of the Debtors has standing to file a plan and the Debtors, therefore, have satisfied section 1121 of the Bankruptcy Code.

(b)	Proper Classification

Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan designates Classes of Claims and Interests, other than Administrative Claims, Accrued Professional Compensation Claims, and Priority Tax Claims, which are not required to be classified. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(c)	Specification of Unimpaired Classes

Pursuant to section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan specifies all Classes of Claims and Interests that are not Impaired.

(d)	Specification of Treatment of Impaired Classes

Pursuant to section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of all Classes of Claims and Interests that are Impaired.

(e)	No Discrimination

Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan provides the same treatment for each Claim or Interest within a particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to less favorable treatment with respect to such Claim or Interest, as applicable.

(f)	Plan Implementation

Pursuant to section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate and proper means for the Plan’s implementation. Immediately upon the Effective Date, sufficient Cash and other consideration provided under the Plan will be available to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. Moreover, Article IV and various other provisions of the Plan specifically provide adequate means for the Plan’s implementation.

(g)	Voting Power of Equity Securities; Selection of Officer, Director, or Trustee under the Plan

The New Governance Documents comply with sections 1123(a)(6) and 1123(a)(7) of the Bankruptcy Code.

(h)	Impairment/Unimpairment of Classes of Claims and Equity Interests

Pursuant to section 1123(b)(1) of the Bankruptcy Code, (A) Class A1 (Other Priority Claims against EME), Class A2 (Secured Claims against EME), Class A8 (EME Interests), Class B1 (Other Priority Claims against Debtor Subsidiaries), Class B2 (Secured Claims against Debtor Subsidiaries), Class B6 (Intercompany Interests in Debtor Subsidiaries), Class C1 (Other Priority Claims against Homer City Debtors), and Class C2 (Secured Claims against Homer City Debtors) are Unimpaired under the Plan and (B) Class A3 (General Unsecured Claims against EME (Assumed Liabilities)), Class A4 (General Unsecured Claims against EME (Not Assumed Liabilities)), Class A5 (Joint-Liability General Unsecured Claims against EME), Class A6 (Intercompany Claims against EME), Class A7 (Subordinated Claims against EME), Class B3 (General Unsecured Claims against Debtor Subsidiaries), Class B4 (Intercompany Claims against Debtor Subsidiaries), Class B5 (Subordinated Claims against Debtor Subsidiaries), Class C3 (General Unsecured Claims against Homer City Debtors), Class C4 (Intercompany Claims against Homer City Debtors), Class C5 (Subordinated Claims against Homer City Debtors), and Class C6 (Intercompany Interests in Homer City Debtors) are Impaired under the Plan.

(i)	Assumption and Rejection of Executory Contracts and Unexpired Leases

In accordance with section 1123(b)(2) of the Bankruptcy Code, pursuant to Article V.A of the Plan, as of the Effective Date, all Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases will be deemed: (A) assumed by the applicable Debtor in accordance with, and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code; and (B) if so indicated on the Schedule of Assumed Executory Contracts and Unexpired Leases, assigned to the other party identified as the assignee for each assumed Executory Contract and Unexpired Lease. Pursuant to Article V.B of the Plan, each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which it is a party, unless such Executory Contract or Unexpired Lease: (A) was previously assumed or rejected; (B) was previously expired or terminated pursuant to its own terms; (C) is the subject of a motion or notice to assume filed on or before the Confirmation Date; or (D) is designated specifically or by category as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases. The Debtors’ assumption and assignment of the Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Executory Contracts and Unexpired Leases pursuant to Article V of the Plan governing assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code and, accordingly, the requirements of section 1123(b)(2) of the Bankruptcy Code. For the avoidance of doubt, as of the Effective Date, the PoJo Leases and Documents shall be modified and assumed in accordance with Article V.G of the Plan.

The Debtors have exercised reasonable business judgment in determining whether to reject, assume, or assume and assign each of their Executory Contracts and Unexpired Leases under the terms of the Plan. Each pre- or post-Confirmation rejection, assumption, or assumption and assignment of an Executory Contract or Unexpired Lease pursuant to Article V of the Plan will be legal, valid and binding upon the applicable Debtor and all other parties to such Executory Contract or Unexpired Lease, as applicable, all to the same extent as if such rejection, assumption, or assumption and assignment had been effectuated pursuant to an appropriate order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code. Each of the Executory Contracts and Unexpired Leases to be rejected, assumed, or assumed and assigned is deemed to be an executory contract or an unexpired lease, as applicable.

(j)	Settlement of Claims and Causes of Action

All of the settlements and compromises pursuant to and in connection with the Plan or incorporated by reference into the Plan comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019.

Pursuant to Bankruptcy Rule 9019 and section 363 of the Bankruptcy Code and in consideration for the distributions and other benefits provided under the Plan, the EIX Settlement Agreement and any other compromise and settlement provisions of the Plan constitute good-faith compromises, are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable.

In reaching an ultimate decision on substantive fairness, the Court considered the following factors: (a) the balance between the litigation’s possibility of success and the settlement’s future benefits; (b) the likelihood of complex and protracted litigation and risk and difficulty of collecting on the judgment; (c) the proportion of creditors and parties in interest that support the settlement; (d) the competency of counsel reviewing the settlement; (e) the nature and breadth of releases to be obtained by officers and directors; and (f) the extent to which the settlement is the product of arm’s-length bargaining.

The Debtors are authorized, without further approval of this Court or any other party to effectuate and implement the EIX Settlement and perform their obligations thereunder.

(k)	Cure of Defaults

Article V of the Plan provides for the satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in the Schedule of Assumed Executory Contracts and Unexpired Leases and any

amendments thereto, as applicable, represent the amount, if any, that the Post-Effective-Date Debtor Subsidiaries or the Purchaser, as applicable, propose to pay in full and complete satisfaction of such default claims. Any disputed cure amounts will be determined in accordance with the procedures set forth in Article V of the Plan, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Post-Effective-Date Debtor Subsidiaries or the Purchaser, as applicable, will cure, or provide adequate assurance that the Post-Effective-Date Debtor Subsidiaries or Purchaser, as applicable, will promptly cure, defaults with Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code; provided that the Lessor Notes (as defined in the PoJo Leases and Documents) shall be deemed fully cured on the Effective Date following the payment of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees in accordance with Article V.G of the Plan. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

(l)	Other Appropriate Provisions

The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including without limitation, provisions for (i) distributions to holders of Claims and Interests, (ii) objections to Claims, (iii) procedures for resolving disputed, contingent, and unliquidated claims, (iv) cure amounts, (v) procedures governing Cure disputes, and (vi) indemnification obligations.

2.	Section 1129(a)(2)–Compliance of Plan Proponents with Applicable Provisions of the Bankruptcy Code

The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018, and 3019. In particular, the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code. Furthermore, the solicitation of acceptances or rejections of the Plan was (i) pursuant to the Disclosure Statement Order; (ii) in compliance with all applicable laws, rules, and regulations governing the adequacy of disclosure in connection with such solicitation; and (iii) solicited after disclosure to Holders of Claims or Interests of adequate information as defined in section 1125(a) of the Bankruptcy Code. Accordingly, the Debtors and their respective directors, officers, employees, agents, affiliates, and Professionals have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code.

3.	Section 1129(a)(3)–Proposal of Plan in Good Faith

The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize.

4.	Section 1129(a)(4)–Bankruptcy Court Approval of Certain Payments as Reasonable

Pursuant to section 1129(a)(4) of the Bankruptcy Code, the payments to be made for services or for costs in connection with the Chapter 11 Cases or the Plan, including the fees, expenses, and indemnities payable related to the New Interests, are approved. The fees and expenses incurred by Professionals retained by the Debtors or the Committee shall be payable according to the orders approving such Professionals’ retentions, the Interim Compensation Order, other applicable Bankruptcy Court orders, or as otherwise provided in the Plan. In addition, the Supporting Noteholder Fees, PoJo Restructuring Fees, and EME Senior Notes Indenture Trustee Fees shall be paid as provided for in the Plan.

5.	Section 1129(a)(5)–Disclosure of Identity of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy

Pursuant to section 1129(a)(5) of the Bankruptcy Code, information concerning the persons proposed to serve as the initial directors and officers of the Reorganization Trust upon Consummation of the Plan has been fully disclosed to the extent available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of Holders of Claims and Interests and with public policy.

6.	Section 1129(a)(6)–Approval of Rate Changes

Section 1129(a)(6) of the Bankruptcy Code is not applicable because the Plan does not provide for rate changes by any of the Debtors.

7.	Section 1129(a)(7)–Best Interests of Creditors and Interest Holders

The liquidation analysis included as Exhibit E of the Disclosure Statement, and the other evidence related thereto that was proffered or adduced at or prior to, or in affidavits in connection with, the Confirmation Hearing, is reasonable. The methodology used and assumptions made in such liquidation analysis, as supplemented by the evidence proffered or adduced at or prior to, or in affidavits filed in connection with, the Confirmation Hearing, are reasonable. With respect to each Impaired Class, each Holder of an Allowed Claim or Interest in such Class has accepted the Plan or will receive under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

8.	Section 1129(a)(8)–Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Each Impaired Class

Certain Classes of Claims and Interest are Unimpaired and are deemed conclusively to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. In addition, at least one Impaired Class that was entitled to vote has voted to accept the Plan. Because the Plan provides that the certain Classes of Claims and Interests will be Impaired and because no distributions shall be made to Holders in such Classes, such Holders are deemed conclusively to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject the Plan.

9.	Section 1129(a)(9)–Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code

The treatment of Administrative Claims and Priority Tax Claims under Article II of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

10.	Section 1129(a)(10)–Acceptance by at Least One Impaired Class

At least one Impaired Class has voted to accept the Plan. Accordingly, section 1129(a)(10) of the Bankruptcy Code is satisfied.

11.	Section 1129(a)(11)–Feasibility of the Plan

The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code. Based upon the evidence proffered or adduced at, or prior to, or in affidavits filed in connection with, the Confirmation Hearing, the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, or any successor to the Debtors under the Plan. Furthermore, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, and the Post-Effective-Date Homer City Debtors will have adequate assets to satisfy their respective obligations under the Plan.

12.	Section 1129(a)(12)–Payment of Bankruptcy Fees

Article XIII.C of the Plan provides for the payment of all fees payable under 28 U.S.C. § 1930(a) in accordance with section 1129(a)(12) of the Bankruptcy Code.

13.	Section 1129(a)(13)–Retiree Benefits

Article IV.F of the Plan provides for the treatment of the Compensation and Benefits Programs in accordance with section 1129(a)(13) of the Bankruptcy Code.

14.	Section 1129(a)(14)–Domestic Support Obligations

The Debtors are not required by a judicial or administrative order, or by statute, to pay any domestic support obligations, and therefore, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

15.	Section 1129(a)(15)–The Debtors Are Not Individuals

The Debtors are not individuals, and therefore, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

16.	Section 1129(a)(16)–No Applicable Nonbankruptcy Law Regarding Transfers

Each of the Debtors that is a corporation is a moneyed, business, or commercial corporation or trust, and therefore, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

17.	Section 1129(b)–Confirmation of Plan Over Rejection of Impaired Classes

The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to the Classes presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code or that have actually rejected the Plan (if any). To determine whether a plan is “fair and equitable” with respect to a class of claims, section 1129(b)(2)(B)(ii) of the Bankruptcy Code provides in pertinent part that “the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property.” To determine whether a plan is “fair and equitable” with respect to a class of interests, section 1129(b)(2)(C)(ii) of the Bankruptcy Code provides that “the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.” There are no classes junior to the deemed (or actual) rejecting classes of claims or interests that will receive any distribution under the Plan. The Plan, therefore, satisfies the requirements of section 1129(b) of the Bankruptcy Code.

18.	Section 1129(c)–Confirmation of Only One Plan

The Plan is the only plan that has been filed in these Chapter 11 Cases. Accordingly, the Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.

19.	Section 1129(d)–Principal Purpose Not Avoidance of Taxes

The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

20.	Section 1129(e)–Small Business Case

Section 1129(e) is inapplicable because these Chapter 11 Cases do not qualify as small business cases thereunder.

L. Substantive Consolidation

Except as otherwise ordered by the Bankruptcy Court, in accordance with Article IV.S of the Plan, on the Effective Date, each of the Estates of the Debtor Subsidiaries shall be substantively consolidated into a single consolidated Estate and each of the Estates of the Homer City Debtors into a single consolidated Estate, in each case solely for the limited purposes of voting and Confirmation.

M. Securities Under the Plan

Pursuant to the Plan, and without further corporate or other action, the New Interests will be issued by the Reorganization Trust on the Effective Date subject to the terms of the Plan.

N. Releases and Discharges

The releases and discharges of Claims and Causes of Action described in the Plan, including releases by the Debtors and by Holders of Claims, constitute good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Plan. Each of the discharge, release, indemnification, and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefit on, and is in the best interests of, the Debtors, their estates, and their creditors; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; (f) is consistent with sections 105, 1123, 1129, and all other applicable provisions of the Bankruptcy Code; and (g), without limiting the foregoing, with respect to the releases and injunctions in Article VIII.G of the Plan, are (i) essential elements of the Sale Transaction, EIX Settlement, and Plan, (ii) terms and conditions without which the Purchaser Parties would not have entered into the Plan Sponsor Agreement and Purchase Agreement, and EIX, EMG, and the EMG Subsidiaries would not have entered into the EIX Settlement Agreement, (iii) narrowly tailored and (iv) in consideration of the substantial financial contribution of the Purchaser Parties and EIX under the Plan. Furthermore, the injunction set forth in Article VIII.G is an essential component of the Plan, the fruit of long-term negotiations and achieved by the exchange of good and valuable consideration that will enable unsecured creditors to realize distributions in the Chapter 11 Cases.

O. Cure of Lessor Notes

On the Effective Date, following the payment of the Agreed PoJo Cure Amount and the PoJo Restructuring Fees, the “Lessor Notes” (as defined in the PoJo Leases and Documents) shall be deemed fully cured.

P. Release and Retention of Causes of Action

It is in the best interests of Holders of Claims and Interests that the provisions in Article IV.Y of the Plan be approved.

Q. Approval of Purchase Agreement and Other Documents and Agreements

All documents and agreements necessary to implement the Plan, including the Purchase Agreement and EIX Settlement Agreement, are essential elements of the Plan, are necessary to consummate the Plan, the Sale Transaction, and the EIX Settlement, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable, and are hereby reaffirmed and approved.

R. Confirmation Hearing Exhibits

All of the exhibits presented at the Confirmation Hearing have been properly received into evidence and are a part of the record before the Bankruptcy Court.

S. Objections to Confirmation of the Plan

Any and all objections to Confirmation have been withdrawn, settled, overruled, or otherwise resolved.

T. Exemption from Transfer Taxes with Respect to the Sale Transaction

The Sale Transaction constitutes a sale or transfer under a plan confirmed under section 1129 of the Bankruptcy Code and, accordingly, the Sale Transaction shall not be subject to any tax under any law imposing a stamp tax or similar tax, including any real or personal property transfer tax, pursuant to section 1146(a) of the Bankruptcy Code.

U. Good Faith Purchaser Status

Each of the Purchaser Parties is a good faith purchaser for the purposes of section 363(m) of the Bankruptcy Code and entitled to the benefits thereof in relation to the Sale Transaction.

V. Sale Free and Clear

All assets and rights sold by EME pursuant to the Purchase Agreement are transferred, conveyed, and assigned to the Purchaser free and clear of all Liens, Claims, encumbrances, and interests pursuant to pursuant to sections 363(f) and 1123(a)(5) of the Bankruptcy Code.

W. Retention of Jurisdiction

The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

X. Plan Supplement

The Debtors filed the Plan Supplement, which includes the following documents: (1) to the extent known, the identity of the members of Post-Reorganization EME, the Reorganization Trust Oversight Board, and the nature and compensation for any member of the Reorganization Trust Oversight Board who is an “insider” under section 101(31) of the Bankruptcy Code; (2) the Schedule of Assumed Executory Contracts and Unexpired Leases; (3) the Schedule of Rejected Executory Contracts and Unexpired Leases; (4) the applicable New Governance Documents; (5) the Purchase Agreement; (6) a schedule identifying the EME Retained Causes of Action; (7) a schedule identifying the Purchaser Retained Causes of Action; (8) the Schedule of Eligible Employees; (9) the amount of the Disputed Claims Reserve Amount; (10) the calculation of the Agreed PoJo Cure Amount; (11) a summary of the Wind Down Budget, subject to appropriate confidentiality protections; (12) any identification and tax information that will be requested of recipients of New Interests under Article VI.G.2 of the Plan; and (13) the EIX Settlement Agreement. All such documents comply with the terms of the Plan, and the filing and notice of such documents was adequate, proper and in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

ARTICLE X.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X.B of the Plan:

1. the Bankruptcy Court shall have approved the Disclosure Statement, in form and substance acceptable to the Debtors, the Committee, the Supporting Noteholders, the Purchaser, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties, as containing adequate information and entered the Disclosure Statement Order in form and substance reasonably acceptable to the Debtors, the Purchaser

Parties, the Committee, and the Supporting Noteholders, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties;

2. the Confirmation Order, in form and substance acceptable to the Debtors, the Committee, the Supporting Noteholders, the Purchaser, EIX (solely with respect to terms inconsistent with, or implementing, the EIX Settlement Agreement), and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties shall have been duly entered and shall not be subject to a stay;

3. all closing conditions and other conditions precedent in the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof;

4. the EIX Settlement Conditions shall have been satisfied or waived in accordance with the terms thereof;

5. each of the transactions described in Article V.G shall have been implemented;

6. the New Interests shall have been issued and delivered, as applicable, and all conditions precedent to the consummation of the transactions contemplated therein shall have been waived or satisfied in accordance with the terms thereof and the closing of the transactions contemplated by such agreements shall have occurred;

7. the New Governance Documents, in form and substance acceptable to the Debtors, the Committee, and the Supporting Noteholders, shall be deemed to be valid, binding, and enforceable in accordance with their terms;

8. the Supporting Noteholder Fees, and subject to Article IV.X of the Plan, the EME Senior Notes Indenture Trustee Fees, shall have been paid in full in Cash;

9. the Professional Fee Escrow shall have been established and funded in Cash in accordance with Article II.C.1 of the Plan;

10. the Compensation and Benefits Programs Escrow shall have been established and funded in Cash in accordance with Article IV.H of the Plan;

11. the Disputed Claims Reserve shall have been established and funded;

12. the Wind Down Budget shall have been agreed upon by the Debtors, the Committee, and the Supporting Noteholders, and funds sufficient to satisfy the Wind Down Budget shall have been appropriately reserved;

13. the Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall be in form and substance reasonably acceptable to the Debtors, the Purchaser, the Committee, the Supporting Noteholders, (solely with respect to terms inconsistent with, or implementing, the EIX Settlement Agreement) EIX, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties and shall have been filed with the Bankruptcy Court pursuant to the terms of the Plan;

14. all governmental and material third-party approvals and consents, including Bankruptcy Court and any required FERC authorization, necessary in connection with the transactions contemplated by the Plan shall be in full force and effect (which, in the case of an order of judgment of any Court, shall mean a Final Order), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on such transactions; and

15. all documents and agreements necessary to implement the Plan shall have (a) been tendered for delivery, and (b) been effected or executed by all Entities party thereto, or will be deemed executed and delivered by virtue of the effectiveness of the Plan as expressly set forth herein, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

B. Waiver of Conditions

The conditions to Confirmation of the Plan and to the Effective Date set forth in Article X of the Plan may be waived only by consent of the Debtors, in consultation with the Purchaser Parties, the Committee, and the Supporting Noteholders; provided that the Debtors may not waive any conditions to Confirmation of the Plan that require the consent of any of the Purchaser, the Committee, the Supporting Noteholders, EIX or the PoJo Parties without the consent of the party or parties whose consent is required for such waiver. For the avoidance of doubt, the Debtors may not waive the condition set forth in Article X.A.5 without the consent of the PoJo Parties.

C. Substantial Consummation of the Plan

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D. Effect of Nonoccurrence of Conditions to the Effective Date

If the Effective Date does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Person or Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Person or Entity.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A. Modification and Amendments

Subject to the limitations contained herein, the Debtors, with the consent of the Committee, the Supporting Noteholders, the Purchaser, (solely with respect to any document, schedule, or exhibit that affects the rights of the PoJo Parties) the PoJo Parties, and EIX (solely with respect to any document, schedule, or exhibit inconsistent with, or implementing, the EIX Settlement Agreement) reserve the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan; provided that, subject to Article III.A of the Plan, the Debtors reserve the right, after consultation with the Committee, the Supporting Noteholders, and EIX to (1) withdraw the Plan with respect to the Homer City Debtors at their sole discretion, (2) seek to dismiss the Chapter 11 Cases of the Homer City Debtors, and/or (3) seek to convert the Chapter 11 Cases of the Homer City Debtors to cases under chapter 7 of the Bankruptcy Code. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, subject to the reasonable consent of the Committee, the Supporting Noteholders, the Purchaser, and EIX (solely with respect to terms inconsistent with, or implementing, the EIX Settlement Agreement), expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI of the Plan.

B. Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C. Revocation or Withdrawal of the Plan

The Debtors reserve the right, after consultation with the Purchaser, the Committee, the Supporting Noteholders, EIX, and the PoJo Parties, to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, to the extent legally permissible, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases and all matters, arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests and any and all disputes regarding Claims that are Assumed Liabilities (including any disputes as to whether any such Claim is an Assumed Liability);

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to: (a) the assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease, including any Executory Contract or Unexpired Lease between any Debtor or Non-Debtor Subsidiary and Chevron Corp. or any of its Affiliates; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, or the Post-Effective-Date Homer City Debtors, as applicable, amending, modifying, or supplementing, after the Effective Date, pursuant to Article V of the Plan, the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. implement and enforce the EIX Settlement and adjudicate disputes with respect thereto in accordance with the terms of the EIX Settlement Agreement;

7. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Purchase Agreement;

8. enter and enforce any order related to the Sale Transaction or otherwise in connection with any sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, Exculpations, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.I.1 of the Plan;

13. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14. determine any other matters that may arise in connection with or relate to the Plan, the New Governance Documents, the Disclosure Statement, the Confirmation Order, the Purchase Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

15. adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

16. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

17. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

18. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

19. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20. hear and determine all disputes involving the existence, nature, or scope of all releases set forth herein, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

21. enforce all orders previously entered by the Bankruptcy Court;

22. to resolve any disputes arising under the New Governance Documents;

23. hear any other matter not inconsistent with the Bankruptcy Code;

24. enter an order concluding or closing the Chapter 11 Cases; and

25. enforce the injunction, release, and Exculpation provisions set forth in Article VIII of the Plan;

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect

Subject to Article X.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B. Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C. Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a final decree closing the Chapter 11 Cases is issued, whichever occurs first.

D. Dissolution of the Committee

On the Effective Date, the Committee shall dissolve and all members, employees, or agents thereof, including the Committee Members, shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases, except the Committee will remain intact solely with respect to (1) the preparation, filing, review, and resolution of applications for Accrued Professional Compensation Claims; and (2) a pending appeal, motion to reconsider, or motion to vacate, if any, related to Confirmation (including with respect to the Plan, the Confirmation Order, the Purchase Agreement, or the EIX Settlement Agreement). On the Effective Date, subject to the proviso above, the Committee Members shall be released and discharged from all rights and duties from or related the Chapter 11 Cases. Other than with respect to those matters identified in the proviso above, the Debtors, the Reorganization Trust, the Post-Effective-Date Debtor Subsidiaries, the Post-Effective-Date Homer City Debtors, and the Purchaser Parties, as applicable, shall no longer be liable or responsible for paying any fees or expenses incurred after the Effective Date by the Committee, the Committee Members, or any advisors to the Committee. For the avoidance of doubt, the Reorganization Trust shall pay the reasonable and documented fees and expenses of the Committee and the Committee’s advisors incurred after the Effective Date for the matters set forth in the proviso above.

E. Certain Environmental Matters

Nothing in this Plan, the Purchase Agreement, or any Confirmation Order releases, discharges, resolves, precludes, exculpates, or enjoins any of the following liabilities to any Governmental Unit against the Post-Reorganization EME, the Reorganization Trust, any Post-Effective-Date Debtor Subsidiary, or any Post-Effective-Date Homer City Debtor: (1) any liability under Environmental Law that is not a Claim; and (2) any Claim under Environmental Law arising on or after the Effective Date.

Nothing in this Plan, the Purchase Agreement, or any Confirmation Order releases, discharges, resolves, precludes, exculpates, or enjoins any liability under Environmental Law to a Governmental Unit on the part of any Entity as the owner or operator of property that such Entity owns or operates after the Effective Date. From and after the Effective Date, Post-Reorganization EME, the Reorganization Trust, each Post-Effective-Date Debtor Subsidiary, and each Post-Effective-Date Homer City Debtor shall comply with all applicable Environmental Laws; provided, however, that with respect to each Post-Effective-Date Debtor Subsidiary, the Bankruptcy Court’s retention of jurisdiction under Article XII of the Plan shall not include enforcement or adjudicating compliance with all applicable Environmental Laws after the Confirmation Date except as provided otherwise in Article XII in relation to the allowance or disallowance of any Claim; provided, further, however, that with respect to the Reorganization Trust and each Post-Effective-Date Homer City Debtor, the Bankruptcy Court’s retention of jurisdiction may include the enforcement or adjudication of Post-Reorganization EME’s, the Reorganization Trust’s, and/or each Post-Effective-Date Homer City Debtor’s compliance with all applicable Environmental Laws after the Confirmation Date to the extent permitted by applicable law and subject to a Governmental Unit’s right to contest jurisdiction.

For the avoidance of doubt, all Claims under Environmental Law shall be subject to Article VIII of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction as provided in Article XII of the Plan in relation to the allowance or disallowance of any Claim under Environmental Law; provided, however, that, and without limiting the Bankruptcy Court’s jurisdiction as set forth in the previous paragraph, nothing in the Plan or any Confirmation Order shall divest or limit the jurisdiction of other tribunals over the Environmental Actions, and upon the Effective Date of the Plan, the Environmental Actions shall survive the Chapter 11 Cases and may be adjudicated in the court in which such Environmental Action is currently pending; provided, further, however, any judgment for a Claim in any Environmental Action shall be treated in accordance with the Plan in all respects.

Nothing in the Plan or any Confirmation Order authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization, or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under Environmental Law.

Nothing in the Plan or any Confirmation Order shall release, discharge, resolve, preclude, exculpate, or enjoin any liability to a Governmental Unit under Environmental Law on the part of any Entity other than (a) the Reorganization Trust, (b) any Post-Effective-Date Debtor Subsidiary, (iii) any Post-Effective-Date Homer City Debtor, (iv) the Purchaser, or (v) Post-Reorganization EME. For the avoidance of doubt, no Governmental Unit shall be a Releasing Party with respect to Environmental Law under Article VIII.D of the Plan.

F. Treatment of Certain Claims of the PBGC and Pension Plans

Consistent with the EIX Settlement Agreement, nothing in the Debtors’ bankruptcy proceedings, the Plan, the Confirmation Order, or any other document filed in the Debtors’ bankruptcy cases shall in any way be construed to discharge, release, limit, or relieve any individual from any claim by the PBGC or any pension plan for breach of any fiduciary duty under the United States Employee Retirement Income Security Act of 1974, as amended, including prohibited transactions, with respect to the Pension Plans or any other defined benefit pension plan. The PBGC and any pension plans shall not be enjoined or precluded from enforcing such fiduciary duty or related liability by any of the provisions of the Plan, Confirmation Order, Bankruptcy Code, or other document filed in the Debtors’ bankruptcy cases.

G. Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, the Purchaser Parties, the Committee, the Supporting Noteholders, or the PoJo Parties with respect to the Holders of Claims or Interests prior to the Effective Date.

H. Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

I. Service of Documents

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier, or registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Debtors, to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn.: James H.M. Sprayregen, P.C. and David R. Seligman, P.C.

Facsimile: (312) 862-2200

-and-

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn.: Joshua A. Sussberg

Facsimile: (212) 446-4900

If to the Purchaser, to:

NRG Energy, Inc.

211 Carnegie Center

Princeton, New Jersey 08540-6213

Attn.: Brian Curci

Facsimile: (609) 524-4501

with a copy to:

Baker Botts L.L.P.

1299 Pennsylvania Avenue, NW

Washington, D.C. 20004-2400

Attn.: Elaine M. Walsh

Facsimile: (202) 585-1042

-and-

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Attn.: C. Luckey McDowell

Facsimile: (214) 661-4571

If to the Committee, to

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, New York 10036-6745

Attn.: Ira S. Dizengoff and Arik Preis

Facsimile: (212) 872-1002

-and-

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue, N.W.

Washington, D.C. 20036-1564

Attn.: James Savin

Facsimile: (202) 877-4288

If to the counsel for the Supporting Noteholders, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn.: Keith Wofford

Facsimile: (212) 596-9090

-and-

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attn.: Stephen Moeller-Sally

Facsimile: (617) 951-7050

If to Nesbitt Asset Recovery Series J-1 or Nesbitt Asset Recovery Series P-1, to:

Nesbitt Asset Recovery Series J-1

Nesbitt Asset Recovery Series P-1

c/o U.S. Bank Trust National Association, as Owner Trustee

U.S. Bank Corporate Trust Services

300 Delaware Avenue, 9th Floor

Mail Code: EXDE-WDAW

Attn.: Mildred Smith

Wilmington, Delaware 19801

Telephone: (302) 576-3703

Facsimile: (312) 332-8010

with a copy to:

Jenner & Block LLP

Attn.: Daniel R. Murray, Melissa Root, and Andrew J. Olejnik

353 North Clark Street

Chicago, Illinois 60654

Telephone: (312) 222-9350

Facsimile: (312) 527-0484

If to Nesbitt Asset Recovery Series LLC, J-1 or Nesbitt Asset Recovery Series LLC, P-1, to:

Nesbitt Asset Recovery Series LLC, J-1

Nesbitt Asset Recovery Series LLC, P-1

c/o U.S. Bank Trust National Association, as Owner Trustee

U.S. Bank Corporate Trust Services

300 Delaware Avenue, 9th Floor

Mail Code: EXDE-WDAW

Attn.: Mildred Smith

Wilmington, Delaware 19801

Telephone: (302) 576-3703

Facsimile: (312) 332-8010

with a copy to:

Jenner & Block LLP

Attn.: Daniel R. Murray, Melissa Root, and Andrew J. Olejnik

353 N. Clark Street

Chicago, Illinois 60654

Telephone: (312) 222-9350

Facsimile: (312) 527-0484

If to Nesbitt Asset Recovery LLC, to:

Nesbitt Asset Recovery LLC

Attn: President, Scott Jennings

The Nemours Building

1007 Orange Street, Suite 1465

Wilmington, Delaware 19801

Telephone: (302) 472-7412

Facsimile: (302) 472-7216

with a copy to:

Jenner & Block LLP

Attn: Daniel R. Murray, Melissa Root, and Andrew J. Olejnik

353 North Clark Street

Chicago, Illinois 60654

Telephone: (312) 222-9350

Facsimile: (312) 527-0484

If to Joliet Trust II or Powerton Trust II, to:

Joliet Trust II

Powerton Trust II

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Attn.: Corporate Trust Administration, Robert Hines

Wilmington, Delaware 19890-0001

Telephone: (302) 636-6197

Facsimile: (302) 636-4140

with a copy to:

Michael F. Collins

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7502

Facsimile: (302) 498-7502

If to Joliet Generation II, LLC or Powerton Generation II, LLC, to:

Joliet Generation II, LLC

Powerton Generation II, LLC

c/o Associates Capital Investments, L.L.C.

c/o Citigroup Global Markets Inc.

Attn.: Sugam Mehta and Brian Whalen

388 Greenwich Street, 21st Floor

New York, New York 10013

Telephone: (212) 816-1620

Facsimile: To be advised

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn.: William Bice and Tyson Lomazow

1 Chase Manhattan Plaza

New York, New York 10005

Telephone: (212) 530-5000

Facsimile: (212) 530-5219

If to Associates Capital Investments, L.L.C., to:

Associates Capital Investments, L.L.C.

c/o Citigroup Global Markets Inc.

Attn.: Sugam Mehta and Brian Whalen

388 Greenwich Street, 21st Floor

New York, New York 10013

Telephone: (212) 816-1620

Facsimile: To be advised

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn.: William Bice and Tyson Lomazow

1 Chase Manhattan Plaza

New York, New York 10005

Telephone: (212) 530-5000

Facsimile: (212) 530-5219

If to The Bank of New York Mellon as Successor Lease Indenture Trustee or as Successor Pass Through Trustee, to:

The Bank of New York Mellon

525 William Penn Plaza, 38th Floor

Attn.: Bridget Schessler, Vice President

Pittsburgh, Pennsylvania 15259

with a copy to:

O’Melveny & Myers, LLP

7 Times Square

New York, New York 10036-6524

Attn.: George A. Davis

Telephone: (212) 326-2062

Email: gdavis@omm.com

If to EIX, to counsel at the following address:

Munger Tolles & Olson LLP

335 South Grand Avenue

Los Angeles, California 90071

Attn.: Thomas A. Walper and Seth Goldman

Email: seth.goldman@mto.com

J. Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

K. Entire Agreement

Except as otherwise indicated, on the Effective Date, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations with respect to the subject matter of the Plan, all of which will have become merged and integrated into the Plan on the Effective Date. To the extent the Confirmation Order is inconsistent with the Plan, the Confirmation Order shall control for all purposes.

L. Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the reasonable consent of the Debtors, the Committee, the Supporting Noteholders, and (solely with respect to any terms thereof that affect the rights of the PoJo Parties) the PoJo Parties, except as otherwise provided in the Plan; and (3) nonseverable and mutually dependent.

M. Deadline to File Objections to Certain Claims

Notwithstanding anything to the contrary in the Plan, solely with respect to the Proofs of Claim filed by IPM Eagle LLP [Claim No. 1143] and International Power Ltd. [Claim No. 1149], any objections thereto shall be Filed no later than the date that is 180 days after the Effective Date.

Respectfully submitted, as of the date first set forth above,

Edison Mission Energy (for itself and all Debtors)

By:
Name:	Pedro J. Pizarro
Title:	President, Edison Mission Energy

Schedule 1

Acquired Companies

1.	Aguila Energy Company
2.	ALP Wind LLC
3.	American Bituminous Power Partners, L.P.
4.	Anacapa Energy Company
5.	Aurora Starlight Wind, LLC
6.	Beheer-en Beleggingsmaatschappij Plogema B.V.
7.	Bendwind, LLC
8.	Big Sky Wind, LLC
9.	Bisson Windfarm, LLC
10.	Boeve Windfarm, LLC
11.	Boquillas Wind, LLC
12.	Broken Bow Wind, LLC
13.	Buffalo Bear, LLC
14.	Camino Energy Company
15.	Capistrano Wind Holdings, Inc.
16.	Capistrano Wind II, LLC
17.	Capistrano Wind Partners, LLC
18.	Capistrano Wind, Inc.
19.	Capistrano Wind, LLC
20.	Caresale Services Limited
21.	Carstensen Wind, LLC
22.	Cedro Hill Wind LLC
23.	CG Windfarm, LLC
24.	Chester Energy Company
25.	Citizens Power Holdings One, LLC
26.	CL Power Sales Eight, L.L.C.
27.	Clear View Acres Wind Farm, LLC
28.	Coalinga Cogeneration Company
29.	Community Wind North 1 LLC
30.	Community Wind North 10 LLC
31.	Community Wind North 11 LLC
32.	Community Wind North 13 LLC
33.	Community Wind North 15 LLC
34.	Community Wind North 2 LLC
35.	Community Wind North 3 LLC
36.	Community Wind North 5 LLC
37.	Community Wind North 6 LLC
38.	Community Wind North 7 LLC
39.	Community Wind North 8 LLC
40.	Community Wind North 9 LLC
41.	Community Wind North, LLC
42.	CP Power Sales Nineteen, L.L.C.
43.	CP Power Sales Seventeen, L.L.C.
44.	CP Power Sales Twenty, L.L.C.
45.	Crofton Bluffs Wind, LLC
46.	Crosswind Transmission, LLC
47.	Cy-Hawk Wind Energy, LLC
48.	DanMar Transmission, LLC
49.	DeGreef DP, LLC
50.	DeGreeffpa, LLC
51.	Del Mar Energy Company
52.	Doga Enerji Uretim Sanayi ve Ticaret L.S.
53.	Doga Isi Satis Hizmetleri ve Ticaret L.S.
54.	Doga Isletme ve Bakim Ticaret L.S.
55.	Eagle View Acres Wind Farm, LLC
56.	East Ridge Transmission, LLC

57.	Edison First Power Holdings I
58.	Edison First Power Holdings II
59.	Edison First Power Limited
60.	Edison Mission Arroyo Nogales, Inc.
61.	Edison Mission Asset Services, Inc.
62.	Edison Mission Development, Inc.
63.	Edison Mission Energy Fuel
64.	Edison Mission Energy Fuel Services, LLC
65.	Edison Mission Energy Petroleum
66.	Edison Mission Fuel Resources, Inc.
67.	Edison Mission Fuel Transportation, Inc.
68.	Edison Mission Huntington Beach, LLC
69.	Edison Mission Marketing and Trading, Inc.
70.	Edison Mission Mid-Atlantic, Inc.
71.	Edison Mission Midwest Holdings Co.
72.	Edison Mission Midwest II, Inc.
73.	Edison Mission Midwest, Inc.
74.	Edison Mission Operation & Maintenance, Inc.
75.	Edison Mission Project Co.
76.	Edison Mission Renewable Energy CDE, LLC
77.	Edison Mission Solutions, LLC
78.	Edison Mission Walnut Creek II, LLC
79.	Edison Mission Walnut Creek, LLC
80.	Edison Mission Wind, Inc.
81.	EHI Development Fund
82.	Elk Lake Wind Farm, LLC
83.	Elkhorn Ridge Wind II, LLC
84.	Elkhorn Ridge Wind, LLC
85.	EME CP Holdings Co.
86.	EME Eastern Holdings Co.
87.	EME Finance UK Limited
88.	EME Investments II, LLC
89.	EME Investments, LLC
90.	EME Service Co.
91.	EME Southwest Power Corporation
92.	EME UK International LLC
93.	EME Western Holdings Co.
94.	Fey Windfarm, LLC
95.	First Hydro Renewables Limited
96.	Foresight Flying M, LLC
97.	Forward WindPower, LLC
98.	Global Power Investors, Inc.
99.	Goat Wind, LP
100.	Green Prairie Energy, LLC
101.	Greenback Energy, LLC
102.	Greene Wind Energy, LLC
103.	Groen Wind, LLC
104.	Guadalupe Mountains Wind, LLC
105.	Hardin Hilltop Wind, LLC
106.	Hardin Wind Energy, LLC
107.	High Lonesome Mesa Investments, LLC
108.	High Lonesome Mesa, LLC
109.	Highland Township Wind Farm, LLC
110.	Hillcrest Wind, LLC

111.	HyperGen, LLC
112.	Jeffers Wind 20, LLC
113.	JMC Wind, LLC
114.	K-Brink Windfarm, LLC
115.	Kern River Cogeneration Company
116.	Laredo Ridge Wind, LLC
117.	Larswind, LLC
118.	LimiEnergy, LLC
119.	Lookout WindPower, LLC
120.	Lucky Wind, LLC
121.	Maiden Winds, LLC
122.	Maine Mountain Power, LLC
123.	Maplekey Holdings Limited
124.	Maplekey UK Finance Limited
125.	Maplekey UK Limited
126.	MD & E Wind, LLC
127.	MEC Esenyurt B.V.
128.	MEC San Pascual B.V.
129.	Mid-Set Cogeneration Company
130.	Midway-Sunset Cogeneration Company
131.	Midwest Finance Corp.
132.	Midwest Generation EME, LLC
133.	Midwest Generation Procurement Services, LLC
134.	Midwest Generation, LLC
135.	Midwest Peaker Holdings, Inc.
136.	Mission Bingham Lake Wind, LLC
137.	Mission Community Wind North, Inc.
138.	Mission CWN Holdings, Inc.
139.	Mission de las Estrellas LLC
140.	Mission Del Cielo Inc.
141.	Mission del Sol, LLC
142.	Mission Energy Construction Services, Inc.
143.	Mission Energy Holdings International, Inc.
144.	Mission Energy Wales Company
145.	Mission Funding Zeta
146.	Mission Iowa Wind Company
147.	Mission Kern River Holdings, Inc.
148.	Mission Midway-Sunset Holdings, Inc.
149.	Mission Minnesota Wind II, Inc.
150.	Mission Minnesota Wind III, Inc.
151.	Mission Minnesota Wind, LLC
152.	Mission Mountain Wind, LLC
153.	Mission Procurement, LLC
154.	Mission Sycamore Holdings, Inc.
155.	Mission Watson Holdings, Inc.
156.	Mission Wind Aurora Starlight, Inc.
157.	Mission Wind Boquillas, Inc.
158.	Mission Wind Broken Bow, LLC
159.	Mission Wind Cedro, LLC
160.	Mission Wind Crofton Bluffs, LLC
161.	Mission Wind Goat Mountain, Inc.
162.	Mission Wind Laredo, Inc.
163.	Mission Wind Maine, Inc.
164.	Mission Wind New Mexico II, Inc.
165.	Mission Wind New Mexico, Inc.
166.	Mission Wind Oklahoma, Inc.

167.	Mission Wind Owaissa, Inc.
168.	Mission Wind PA One, Inc.
169.	Mission Wind PA Three, Inc.
170.	Mission Wind PA Two, Inc.
171.	Mission Wind Pennsylvania, Inc.
172.	Mission Wind Pinnacle, Inc.
173.	Mission Wind Southwest, Inc.
174.	Mission Wind Terra Investments, LLC
175.	Mission Wind Texas II, Inc.
176.	Mission Wind Texas, Inc.
177.	Mission Wind Utah, LLC
178.	Mission Wind Wildorado, Inc.
179.	Mission Wind Wyoming, LLC
180.	Mountain Wind Power II, LLC
181.	Mountain Wind Power, LLC
182.	North Community Turbines, LLC
183.	North Wind Turbines, LLC
184.	Northern Lights Wind, LLC
185.	Odin Wind Farm, LLC
186.	Owaissa Wind, LLC
187.	OWF Eight, LLC
188.	OWF Five, LLC
189.	OWF Four, LLC
190.	OWF One, LLC
191.	OWF Seven, LLC
192.	OWF Six, LLC
193.	OWF Three, LLC
194.	OWF Two, LLC
195.	Palo Alto County Wind Farm, LLC
196.	Pinnacle Wind, LLC
197.	Pioneer Ridge LLC
198.	Pioneer Trail Wind, LLC
199.	Pleasant Valley Energy Company
200.	Poverty Ridge Wind, LLC
201.	Power Beyond, LLC
202.	Power Blades Windfarm, LLC
203.	Salinas River Cogeneration Company
204.	San Gabriel Energy Company
205.	San Joaquin Energy Company
206.	San Juan Energy Company
207.	San Juan Mesa Investments, LLC
208.	San Juan Mesa Wind Project, LLC
209.	San Pascual Cogeneration Company (Philippines) Limited
210.	San Pascual Cogeneration Company International B.V.
211.	Sargent Canyon Cogeneration Company
212.	Sierra Wind, LLC
213.	Silver Lake Acres Wind Farm, LLC
214.	Silverado Energy Company
215.	Sleeping Bear, LLC
216.	South Texas Wind, LLC
217.	Southern Sierra Energy Company
218.	Spanish Fork Wind Park 2, LLC
219.	Stahl Wind Energy, LLC
220.	Stony Hills Wind Farm, LLC
221.	Storm Lake Power Partners I, LLC
222.	Sunrise Power Company, LLC

223.	Sunrise View Wind Farm, LLC
224.	Sunset View Wind Farm, LLC
225.	Sunshine Arizona Wind Energy, LLC
226.	Sutton Wind Energy, LLC
227.	Sycamore Cogeneration Company
228.	TAIR Windfarm, LLC
229.	Taloga Wind II, LLC
230.	Taloga Wind, L.L.C.
231.	Tapestry Wind, LLC
232.	TG Windfarm, LLC
233.	Tofteland Windfarm, LLC
234.	Tower of Power, LLC
235.	Valle Del Sol Energy, LLC
236.	Viejo Energy Company
237.	Viento Funding II, Inc.
238.	Viento Funding, Inc.
239.	Virgin Lake Wind Farm, LLC
240.	Walnut Creek Energy, LLC
241.	Walnut Creek II, LLC
242.	Watson Cogeneration Company
243.	WCEP Holdings, LLC
244.	West Pipestone Transmission, LLC
245.	West Transmission One, LLC
246.	Western Sierra Energy Company
247.	Westridge Windfarm, LLC
248.	Whispering Wind Acres, LLC
249.	White Caps Windfarm, LLC
250.	Wildorado Interconnect, LLC
251.	Wildorado Wind, LLC
252.	Wilson Creek Power Partners, LLC
253.	Wind Family Turbine, LLC
254.	Windcurrent Farms, LLC
255.	Windom Transmission, LLC
256.	Zontos Wind, LLC

Exhibit B

Forms of EIX Notes

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $10,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND HOLDERS’ PAYMENT AGENT’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO ISSUER AT THE FOLLOWING ADDRESS: 2244 WALNUT GROVE AVENUE, ROSEMEAD, CALIFORNIA 91770, ATTENTION: CHIEF FINANCIAL OFFICER.

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PROMISSORY NOTE

[No.                     ]

Due September 30, 2015

[            ], 2014          Stated Principal Amount at Maturity of $[Adjustment Amount multiplied by 0.5 multiplied by the Interest Factor]

For value received, Edison International, a Delaware corporation (“Issuer”), hereby promises to pay to the Trust (as defined herein), or its registered assigns or transferees (as applicable), by payment to the Holders’ Payment Agent (as defined herein), the principal amount at maturity of $[        ] on the Maturity Date.

This Note is one of a series of Notes in an aggregate Stated Principal Amount (as defined in Section 11 hereof) of $         million. The term “Notes”, as used in this Note, includes each Note issued in replacement of and/or to any transferee of any Note (or any permitted portion thereof) issued in accordance with Sections 6(a), 8(b) and 14 of this Note, if any; provided that, if at any time, this Note is the only “Note” issued and outstanding, then all reference herein to “Notes” shall be deemed to refer to this Note. Capitalized terms used in this Note and not defined elsewhere herein shall have the same meanings set forth in Section 11 hereof.

1. Maturity. Issuer promises to pay to the Holders’ Payment Agent for the benefit of the Holders the Stated Principal Amount on the Maturity Date.

2. Interest. No cash interest shall be paid and no cash interest will accrue on the Notes, except as provided in this Section 2. If the Stated Principal Amount is not paid when due, whether at maturity, upon acceleration or otherwise, then the overdue amount shall, to the extent permitted by law, bear interest at the rate of 7.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date that payment of such amount, including the interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand.

3. Prepayments. Issuer may prepay the Notes in full but not in part at any time prior to the Maturity Date by payment to the Holders’ Payment Agent of the Stated Principal Amount that would be due at the stated Maturity Date of the Notes, notwithstanding that principal will not have accreted in the full face amount of such Note on such prepayment date.

4. No Right of Setoff. No amounts owed pursuant to this Note are subject to setoff, counterclaim, deduction or abatement of any kind, regardless of whether this Note is then held by the Trust or any other Holder.

5. Registrar and Holders’ Payment Agent.

(a) The Trust has notified the Issuer that it intends to maintain, at its sole expense, on behalf of the Holders an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where the Notes

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may be presented for payment (the “Holders’ Payment Agent”). Any register of the Notes kept by the Registrar of their transfer and exchange, as permitted hereunder, shall be referred to herein as the “Note Register”. The Trust and each transferee, assignee, participant or any other Person receiving any interest in any Note irrevocably agrees by its acceptance of this Note or any interest herein that the Issuer has no obligation to examine the Note Register or to determine the identity of any Holder of any Note or any interest therein. If the Registrar maintains the Note Register, the Registrar shall, at the request of the Issuer or at the request of any Holder, provide a list of the registered Holders and the Stated Principal Amount of their Notes to the Issuer or the requesting Holder, as applicable, promptly after any such request. The Issuer’s sole responsibility with respect to payment is to pay the Holders’ Payment Agent the Stated Principal Amount when due and payable.

(b) The Trust and each Holder by accepting an assignment or transfer of, or participation in, this Note agrees that the Trust is initially appointed by the Holders on the Issue Date as the Registrar and Holders’ Payment Agent for the Notes, and that a successor Registrar and/or Holders’ Payment Agent may be appointed in accordance with the terms of this Note. The Majority Holders may remove any Registrar or Holders’ Payment Agent upon twenty Business Days written notice to such Registrar or Holders’ Payment Agent and the Issuer; provided, however, that no such removal shall become effective until (a) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Trust, with the approval of the Majority Holders, and such successor Registrar or Holders’ Payment Agent, as the case may be, which agreement shall state its effective date, and (b) written acknowledgement (not to be unreasonably withheld, delayed or conditioned) by the Issuer of the appointment of such successor Registrar or Holders’ Payment Agent as of 12:01 a.m. (New York City time) on the stated effective date.

(c) By no later than noon (New York City time) on the date on which the Note is due and payable, Issuer shall irrevocably deposit with the Holders’ Payment Agent U.S. dollars in the amount of the Stated Principal Amount in immediately available funds. The Holders of the Notes agree by their acceptance of the Notes that each must surrender the Notes to the Holders’ Payment Agent to collect payment on the Notes.

(d) Each Holder acknowledges and agrees by its acceptance of an assignment, transfer of or participation in this Note that the Holders’ Payment Agent and Registrar:

(i) shall have no duties or obligations to the Holders other than those specifically set forth herein or as may subsequently be agreed to in writing by the Holders’ Payment Agent and no implied duties or obligations shall be read into this Note;

(ii) shall have no obligation to make payment unless Issuer has caused to be provided to it the necessary immediately available funds for such payment;

(iii) shall be regarded as making no representations regarding, and as having no responsibilities as to, the validity, sufficiency, value, or genuineness of the Notes;

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(iv) may rely on, and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to it;

(v) shall not be liable or responsible to the Holders for any failure of Issuer to comply with any of its obligations, including without limitation obligations under this Note or applicable securities laws;

(vi) may rely on and shall be authorized and protected in acting or failing to act upon the written instructions of authorized officers of any Holder;

(vii) shall be held harmless in relying on the oral or written advice or opinion of counsel in respect of action taken, suffered or omitted by it hereunder in good faith and in accordance with such oral or written advice or opinion of such counsel; and

(viii) assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by the Holders’ Payment Agent’s gross negligence, bad faith or intentional misconduct.

6. Exchanges; Transfers.

(a) Upon surrender of this Note by the Trust or the Registrar to the Issuer for exchange, Issuer at its sole expense shall execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Trust, which aggregate the principal amount at maturity of the Note(s) so exchanged and in such permitted denominations as the Trust may request, and otherwise of like tenor, issued in the name of the Trust and which may be registered in the Note Register as the Trust may request. The issuance of new Note(s) shall be made without charge to the Trust for any issuance tax in respect thereof or other cost incurred by Issuer in connection with such issuance. The Notes may not be exchanged for new Notes in an amount representing less than $10.0 million in Stated Principal Amount without the consent of Issuer, which may be given or withheld in its sole and absolute discretion.

(b) This Note is a registered Note. Upon delivery by a Holder to the Registrar of a Form of Assignment in the form attached hereto as Exhibit D, together with any required certificates or letters described in Section 6(c) below and the information set forth on Exhibit E attached hereto, the Registrar shall record the transfer in the Note Register. The Issuer shall not be required to reissue any Note upon transfer, and the Holders’ Payment Agent, the Registrar and the Issuer may deem and treat the Person in whose name a Note is registered in the Note Register as the absolute owner of such Note for the purpose of receiving payment thereon and for all other purposes. The Notes may not be transferred, assigned, or otherwise disposed of, nor may any participation interest be created therein, in an amount representing less than $10.0 million in Stated Principal Amount without the consent of Issuer, which may be given or withheld in its sole and absolute discretion. Each Holder by its acceptance of an assignment, transfer of, or participation in, this Note hereby agrees to indemnify the Issuer and the Holders’ Payment Agent and Registrar against any loss or liability that may result from the transfer, exchange or assignment of such Holders’ Note in violation of any provision of this Note or applicable United States federal or state securities laws.

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(c) In connection with the transfer of a Note bearing the Restricted Note Legend, the proposed transferor shall deliver to the Registrar and the Issuer an appropriately completed certificate of transfer in the form attached hereto as Exhibit A. In connection with the transfer of a Note bearing the Restricted Note Legend made pursuant to Rule 144A or Regulation S, the proposed transferee shall execute and deliver to the Registrar and the Issuer a letter substantially in the form attached hereto as Exhibit B or Exhibit C, as applicable.

(d) Each Person holding a direct or beneficial right to receive amounts under the Note, by its acceptance of such right, agrees that it shall deliver to Registrar and Holders’ Payment Agent (i) at or before the time such Person acquires an interest in the Note, including pursuant to a transfer or assignment and (ii) at such times as are reasonably requested by Registrar or Holders’ Payment Agent, any documentation prescribed by law (including the applicable properly executed Form W-8 or Form W-9), or reasonably requested by Registrar or Holders’ Payment Agent, certifying as to any entitlement of such Person to an exemption from, or reduction in, any withholding tax with respect to any payments to be made to such person under the Note or otherwise required or reasonably necessary to establish such Person’s status for withholding tax or information reporting purposes in an applicable jurisdiction or to enable Issuer, Registrar and Holders’ Payment Agent to comply with applicable Law. Each such Person further agrees that it shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Registrar and Holders’ Payment Agent updated or other appropriate documentation or promptly notify Registrar and Holders’ Payment Agent of its inability to do so.

7. Rule 144A Information. At any time when Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of this Note, Issuer will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of this Note, or to a prospective purchaser of any such security designated by any such Holder or beneficial holder, as the case may be, to the extent required to permit compliance by such Holder or beneficial holder with Rule 144A under the Securities Act in connection with the resale of any such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

8. Legend; Legend Removal.

(a) Each Note shall be imprinted with a legend in substantially the form imprinted on the first page of this Note (the first paragraph of which is referred to as the “Restricted Note Legend”).

(b) The Restricted Note Legend shall not be removed unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Issuer and the Registrar, that neither the Restricted Note Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Issuer shall deliver a Note that does not bear the Restricted Note Legend in exchange for a Note that does bear the Restricted Note Legend; provided that each such Note shall only be issued in the

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name of the Trust and shall be in a minimum $10.0 million Stated Principal Amount, unless Issuer consents in its sole and absolute discretion to a lesser Stated Principal Amount.

9. Events of Default.

(a) For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any one or more of the following conditions or events shall occur:

(i) Issuer defaults in payment of the Stated Principal Amount when due and payable;

(ii) either Issuer or SCE makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Issuer or SCE bankrupt or insolvent; or any order for relief with respect to Issuer or SCE is entered under the Bankruptcy Code; or Issuer or SCE petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Issuer, or of any substantial part of the assets of Issuer or SCE, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to Issuer or SCE under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Issuer or SCE and either (A) Issuer or SCE by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

(iii) any representation or warranty made by Issuer in Section 12 to the Trust in connection with the execution and delivery of this Note proves to have been incorrect in any material respect on the Issue Date;

(iv) Issuer defaults in the performance of any of its covenants or agreements contained in this Note (other than payment of the Stated Principal Amount when due and payable) and such default shall continue unremedied for 30 days after the Holders of at least 25% of Stated Principal Amount of all Notes then outstanding shall have given notice thereof to Issuer through the Holders’ Payment Agent, which notice shall include a certification from the Registrar that such Holders hold the required percentage of Notes then outstanding; or

(v) an intentional violation by Issuer of the implied covenant of good faith and fair dealing, which violation is designed to (i) reduce the value of the Notes or (ii) to render the Notes valueless.

The foregoing shall constitute “Events of Default” whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b) If an Event of Default of the type described in Section 9(a)(ii) has occurred, the stated principal amount at maturity of the Notes shall become immediately due and

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payable without any action on the part of the Holders of the Notes, and Issuer shall immediately pay to the Holders’ Payment Agent all amounts due and payable with respect to the Notes. If any other Event of Default (other than an Event of Default described in Section 9(a)(i) or 9(a)(ii)) has occurred, the Majority Holders may declare by written notice to Issuer through the Holders’ Payment Agent, which notice shall include a certification from the Registrar that such Holders hold the required percentage of Notes then outstanding, the Notes to be immediately due and payable and may demand immediate payment of the Stated Principal Amount, which declaration of payment shall be binding on all of the Holders. The Holders’ Payment Agent shall give also give prompt written notice of any such demand to the other Holders.

10. Amendment and Waiver.

(a) The provisions of the Notes may be amended and Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer has obtained the written consent of the Majority Holders; provided that, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder thereof):

(i) reduce the principal amount at maturity of the Notes outstanding whose Holders must consent to an amendment;

(ii) reduce the principal amount at maturity of any Note or extend the maturity of any Note;

(iii) make any Note payable in money other than that stated in the Note;

(iv) make any change to the amendment provisions of this Note which require each Holder’s consent or to the waiver provisions of this Note; or

(v) subordinate, in right of payment, the Notes to any other indebtedness for borrowed money of Issuer.

(b) The Majority Holders may on behalf of the Holders of all the Notes waive any past default under this Note and its consequences, except a default (i) in any payment in respect of the principal amount of or default interest on any Notes, or (ii) in respect of a covenant or provision hereof which under this Note that cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(c) It shall not be necessary for the consent of the Holders under this Section 10 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 10 becomes effective, Issuer shall mail to all Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.

(d) In determining whether the Holders of the required aggregate principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding

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11. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

“Business Day” means any day, other than a Saturday, Sunday, or any other date on which banks located in New York, New York are closed for business as a result of federal, state, or local holiday.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Issue Date” means [            ], 2014.

“Majority Holders” means, at any time, the holders of at least a majority of the Stated Principal Amount of Notes then outstanding.

“Material Adverse Effect” means (i) a change in the business, property, operations or financial condition of Issuer and its Subsidiaries taken as a whole that materially and adversely affects Issuer’s ability to perform its obligations under this Note or (ii) a material adverse effect on the validity or enforceability of this Note.

“Maturity Date” means September 30, 2015.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SCE” means Southern California Edison Company, a California corporation which is a majority-owned Subsidiary of Issuer.

“Stated Principal Amount” means the principal amount of this Note at maturity hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a

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majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Trust” means that certain Reorganization Trust created pursuant to the [Third Amended Joint Chapter 11 Plan of Reorganization confirmed in In re Edison Mission Energy, et al., Case No. 12-49219 (JPC), pending in the United States Bankruptcy Court for the Northern District of Illinois].

12. Representations and Warranties of the Issuer. Issuer represent and warrants as follows: (a) the execution, delivery, and performance by Issuer of the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, and do not violate (i) any provision of law, (ii) any agreement, indenture, note, or other instrument binding upon it or (iii) its charter or by-laws, except to the extent that such violation in the case of clauses (i) and (ii) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) all authorizations, approvals, and other actions by, and notices to and filings with all governmental authorities required for the due execution, delivery and performance of this Note have been obtained or made and are in full force and effect, except to the extent that the failure to obtain or make, or to have in full force and effect, such authorizations, approvals, other actions, notices and filings would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) each Note is a legally valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

13. Representations and Warranties of the Trust.

(a) The Trust, by its acceptance of this Note on the Issue Date, represents, warrants and agrees that:

(i) it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) by reason of paragraph (7) of Rule 501(a);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes except in compliance with the provisions set forth in the Restricted Note Legend and this Note.

(b) The Issuer has issued this Note in reliance upon the representations, warranties, and agreements of the Trust set forth in clause (a) of this Section.

14. Replacement. Upon receipt of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of this Note, upon receipt of an indemnity reasonably satisfactory to Issuer and, in the case of any such mutilation, upon the surrender and cancellation of this Note, Issuer shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note, which new Note or Notes shall only be issued in the name of the Trust notwithstanding the Holder of record of such new Note will be as reflected in the Register. Any Note in lieu of which any such new Note has been so executed and delivered by Issuer shall not be deemed to be an outstanding Note.

15. Notices. Each of the Issuer, the Trust and any other Holder of this Note, by its acceptance of this Note or any interest therein, agrees that (a) all notices hereunder shall be deemed given if in writing and delivered, if sent by courier, or by registered or certified mail (return receipt requested) to the addresses specified in this Section 15 (or at such other addresses as shall be specified by like notice), (b) all notices to any Holder hereunder shall be sent to such address as provided to the Registrar, and (c) all notices to Issuer and Holders’ Payment Agent hereunder shall be sent to:

Issuer:

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Attn.: Chief Financial Officer

With a copy to:

Munger Tolles & Olson LLP

355 South Grand Ave.

Los Angeles, California 90071

Attn.: Thomas B. Walper

Attn.: Seth Goldman

Holders’ Payment Agent and Registrar:

[to come]

With a copy to:

[to come]

16. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a Business Day, the payment shall be due and payable on, and the time

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period shall automatically be extended to, the next Business Day, without any adjustment for interest to such next Business Day.

17. Submission to Jurisdiction; Forum Non Conveniens. Each of the Issuer and Trust, by its acceptance of this Note on the Issue Date, agrees, which agreement shall be binding on each Holder, that any suit, action or proceeding arising out of this Note will be tried exclusively in any court located in the city and county of New York, and agrees to submit to the jurisdiction of, and to venue in, such courts, and hereby further irrevocably waives and agrees not to plead or claim that such court is not a convenient forum for any such suit, action or proceeding.

18. Governing Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of the Notes, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

19. Usury Laws. It is the intention of Issuer and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated automatically or by reason of an election by the Holder hereof resulting from an Event of Default, voluntary prepayment by Issuer or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder hereof either be rebated to Issuer or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Issuer. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Issuer or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Issuer.

20. Waiver of Jury Trial. Each of the Issuer, the Trust and any other Holder of this Note, by its acceptance of this Note or any interest therein, agrees that it hereby waives, to the fullest extent permitted by law, any right to jury trial of any claim, demand, action, or cause of action (i) arising under this Note or (ii) in any way connected with or related or incidental to the dealings in respect of this Note, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Issuer, Trust and any other Holder of this Note, by its acceptance of this Note, or any interest therein, hereby agree and consent that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that each of the Trust, any other Holder of this Note and Issuer may file an original counterpart or a

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copy of this Note with any court as written evidence of the consent of the Trust, the Holder of this Note or Issuer to the waiver of the Trust’s, any Holder of this Note’s, or the Issuer’s right to trial by jury.

21. No Waiver. The rights and remedies of the Holder of this Note expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No course of dealing between Issuer and the Trust or any other Holder of this Note or any of their respective Affiliates, agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Trust on behalf of the Holder of this Note to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

22. Costs. Issuer agrees to pay all costs and expenses, including reasonable attorneys’ fees and disbursements, costs of collection and court costs, incurred or paid by any Holder of this Note in connection with enforcement of this Note following an Event of Default.

23. Assignment; Successors. The rights and obligations of Issuer and any Holder of this Note shall be binding upon and benefit the successors and permitted assigns and transferees of Issuer and any Holder of this Note, except that Issuer may not assign or transfer its rights hereunder or any interest herein or delegate its liabilities, obligations or duties hereunder without the prior written consent of the Majority Holders. Notwithstanding the foregoing, Issuer may enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, without the consent of the Holders; provided that (i) if Issuer is merged or consolidated with another Person, Issuer shall be the continuing or surviving corporation after giving effect to such merger or consolidation or the continuing or surviving corporation shall assume Issuer’s obligations hereunder expressly or by operation of law, and (ii) if Issuer conveys, sells, leases, assigns, transfers or otherwise disposes of all or substantially all of its property, business and assets to another Person, such Person shall assume expressly Issuer’s rights and obligations hereunder.

24. Waiver of Presentment, Demand and Dishonor. Issuer hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of this Note (and any and all obligations hereunder) and any and all extensions, renewals, and modifications hereof. In any action on this Note, the Holder of this Note need not produce or file the original

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of this Note, but need only file a photocopy of this Note certified by the Holder hereof to be a true and correct copy of this Note.

25. Usage. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

* * * * *

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IN WITNESS WHEREOF, Issuer has executed and delivered this Note on [                    ], 2014.

Edison International

By:
Name:
Its:

EXHIBIT A

TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes bearing the Restricted Note Legend, the undersigned registered owner of this Note hereby certifies with respect to $         principal amount at maturity of the above-captioned Notes for which registration of transfer is requested (the “Transferred Notes”), that such transfer complies with the Restricted Note Legend set forth on the face of the Transferred Notes for the reason checked below:

☐	A transfer of the Transferred Notes is made to Issuer or any of its subsidiaries; or

☐	The transfer of the Transferred Notes is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Transferred Notes complies with Rule 144A under the Securities Act; or

☐	The transfer of the Transferred Notes complies with Regulation S under the Securities Act; or

☐	The transfer of the Transferred Notes is made to an institutional “Accredited Investor” acquiring the Transferred Notes for its own account or for the account of an institutional “Accredited Investor”; or

☐	The transfer of the Transferred Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an Affiliate of Issuer.

☐	The transferee is an Affiliate of Issuer.

Capitalized terms used in this certificate have the meanings assigned to them in the Note.

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

A-1

EXHIBIT B

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Attention:  Chief Financial Officer

Registrar

Re:	Edison International Promissory Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky Notes laws of any state of the United States.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-1

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Attention:  Chief Financial Officer

Registrar:

Re:	Edison International Promissory Notes due 2015 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore Notes market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

C-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-2

EXHIBIT D

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer $         in Stated Principal Amount of Notes represented by Certificate No.(s)              to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note in the Note Register. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears in the Note Register)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program).

D-1

EXHIBIT E

INFORMATION RELATING TO REGISTERED HOLDER

Name and Address of Holder	Stated Principal Amount of Notes*

* Must be at least $10 million

(1) All payments by wire transfer of immediately available funds to:

For the account of:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

(4) Tax ID No.:

E-1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF THE NOTES OF $10,000,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND HOLDERS’ PAYMENT AGENT’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO ISSUER AT THE FOLLOWING ADDRESS: 2244 WALNUT GROVE AVENUE, ROSEMEAD, CALIFORNIA 91770, ATTENTION: CHIEF FINANCIAL OFFICER.

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PROMISSORY NOTE

[No.             ]

Due September 30, 2016

[                    ], 2014 Stated Principal Amount at Maturity of $[Adjustment Amount multiplied by 0.5 multiplied by the Interest Factor]

For value received, Edison International, a Delaware corporation (“Issuer”), hereby promises to pay to the Trust (as defined herein), or its registered assigns or transferees (as applicable), by payment to the Holders’ Payment Agent (as defined herein), the principal amount at maturity of $[        ] on the Maturity Date.

This Note is one of a series of Notes in an aggregate Stated Principal Amount (as defined in Section 11 hereof) of $         million. The term “Notes”, as used in this Note, includes each Note issued in replacement of and/or to any transferee of any Note (or any permitted portion thereof) issued in accordance with Sections 6(a), 8(b) and 14 of this Note, if any; provided that, if at any time, this Note is the only “Note” issued and outstanding, then all reference herein to “Notes” shall be deemed to refer to this Note. Capitalized terms used in this Note and not defined elsewhere herein shall have the same meanings set forth in Section 11 hereof.

1. Maturity. Issuer promises to pay to the Holders’ Payment Agent for the benefit of the Holders the Stated Principal Amount on the Maturity Date.

2. Interest. No cash interest shall be paid and no cash interest will accrue on the Notes, except as provided in this Section 2. If the Stated Principal Amount is not paid when due, whether at maturity, upon acceleration or otherwise, then the overdue amount shall, to the extent permitted by law, bear interest at the rate of 7.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date that payment of such amount, including the interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand.

3. Prepayments. Issuer may prepay the Notes in full but not in part at any time prior to the Maturity Date by payment to the Holders’ Payment Agent of the Stated Principal Amount that would be due at the stated Maturity Date of the Notes, notwithstanding that principal will not have accreted in the full face amount of such Note on such prepayment date.

4. No Right of Setoff. No amounts owed pursuant to this Note are subject to setoff, counterclaim, deduction or abatement of any kind, regardless of whether this Note is then held by the Trust or any other Holder.

5. Registrar and Holders’ Payment Agent.

(a) The Trust has notified the Issuer that it intends to maintain, at its sole expense, on behalf of the Holders an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where the Notes

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may be presented for payment (the “Holders’ Payment Agent”). Any register of the Notes kept by the Registrar of their transfer and exchange, as permitted hereunder, shall be referred to herein as the “Note Register”. The Trust and each transferee, assignee, participant or any other Person receiving any interest in any Note irrevocably agrees by its acceptance of this Note or any interest herein that the Issuer has no obligation to examine the Note Register or to determine the identity of any Holder of any Note or any interest therein. If the Registrar maintains the Note Register, the Registrar shall, at the request of the Issuer or at the request of any Holder, provide a list of the registered Holders and the Stated Principal Amount of their Notes to the Issuer or the requesting Holder, as applicable, promptly after any such request. The Issuer’s sole responsibility with respect to payment is to pay the Holders’ Payment Agent the Stated Principal Amount when due and payable.

(b) The Trust and each Holder by accepting an assignment or transfer of, or participation in, this Note agrees that the Trust is initially appointed by the Holders on the Issue Date as the Registrar and Holders’ Payment Agent for the Notes, and that a successor Registrar and/or Holders’ Payment Agent may be appointed in accordance with the terms of this Note. The Majority Holders may remove any Registrar or Holders’ Payment Agent upon twenty Business Days written notice to such Registrar or Holders’ Payment Agent and the Issuer; provided, however, that no such removal shall become effective until (a) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Trust, with the approval of the Majority Holders, and such successor Registrar or Holders’ Payment Agent, as the case may be, which agreement shall state its effective date, and (b) written acknowledgement (not to be unreasonably withheld, delayed or conditioned) by the Issuer of the appointment of such successor Registrar or Holders’ Payment Agent as of 12:01 a.m. (New York City time) on the stated effective date.

(c) By no later than noon (New York City time) on the date on which the Note is due and payable, Issuer shall irrevocably deposit with the Holders’ Payment Agent U.S. dollars in the amount of the Stated Principal Amount in immediately available funds. The Holders of the Notes agree by their acceptance of the Notes that each must surrender the Notes to the Holders’ Payment Agent to collect payment on the Notes.

(d) Each Holder acknowledges and agrees by its acceptance of an assignment, transfer of or participation in this Note that the Holders’ Payment Agent and Registrar:

(i) shall have no duties or obligations to the Holders other than those specifically set forth herein or as may subsequently be agreed to in writing by the Holders’ Payment Agent and no implied duties or obligations shall be read into this Note;

(ii) shall have no obligation to make payment unless Issuer has caused to be provided to it the necessary immediately available funds for such payment;

(iii) shall be regarded as making no representations regarding, and as having no responsibilities as to, the validity, sufficiency, value, or genuineness of the Notes;

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(iv) may rely on, and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to it;

(v) shall not be liable or responsible to the Holders for any failure of Issuer to comply with any of its obligations, including without limitation obligations under this Note or applicable securities laws;

(vi) may rely on and shall be authorized and protected in acting or failing to act upon the written instructions of authorized officers of any Holder;

(vii) shall be held harmless in relying on the oral or written advice or opinion of counsel in respect of action taken, suffered or omitted by it hereunder in good faith and in accordance with such oral or written advice or opinion of such counsel; and

(viii) assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by the Holders’ Payment Agent’s gross negligence, bad faith or intentional misconduct.

6. Exchanges; Transfers.

(a) Upon surrender of this Note by the Trust or the Registrar to the Issuer for exchange, Issuer at its sole expense shall execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Trust, which aggregate the principal amount at maturity of the Note(s) so exchanged and in such permitted denominations as the Trust may request, and otherwise of like tenor, issued in the name of the Trust and which may be registered in the Note Register as the Trust may request. The issuance of new Note(s) shall be made without charge to the Trust for any issuance tax in respect thereof or other cost incurred by Issuer in connection with such issuance. The Notes may not be exchanged for new Notes in an amount representing less than $10.0 million in Stated Principal Amount without the consent of Issuer, which may be given or withheld in its sole and absolute discretion.

(b) This Note is a registered Note. Upon delivery by a Holder to the Registrar of a Form of Assignment in the form attached hereto as Exhibit D, together with any required certificates or letters described in Section 6(c) below and the information set forth on Exhibit E attached hereto, the Registrar shall record the transfer in the Note Register. The Issuer shall not be required to reissue any Note upon transfer, and the Holders’ Payment Agent, the Registrar and the Issuer may deem and treat the Person in whose name a Note is registered in the Note Register as the absolute owner of such Note for the purpose of receiving payment thereon and for all other purposes. The Notes may not be transferred, assigned, or otherwise disposed of, nor may any participation interest be created therein, in an amount representing less than $10.0 million in Stated Principal Amount without the consent of Issuer, which may be given or withheld in its sole and absolute discretion. Each Holder by its acceptance of an assignment, transfer of, or participation in, this Note hereby agrees to indemnify the Issuer and the Holders’ Payment Agent and Registrar against any loss or liability that may result from the transfer, exchange or assignment of such Holders’ Note in violation of any provision of this Note or applicable United States federal or state securities laws.

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(c) In connection with the transfer of a Note bearing the Restricted Note Legend, the proposed transferor shall deliver to the Registrar and the Issuer an appropriately completed certificate of transfer in the form attached hereto as Exhibit A. In connection with the transfer of a Note bearing the Restricted Note Legend made pursuant to Rule 144A or Regulation S, the proposed transferee shall execute and deliver to the Registrar and the Issuer a letter substantially in the form attached hereto as Exhibit B or Exhibit C, as applicable.

(d) Each Person holding a direct or beneficial right to receive amounts under the Note, by its acceptance of such right, agrees that it shall deliver to Registrar and Holders’ Payment Agent (i) at or before the time such Person acquires an interest in the Note, including pursuant to a transfer or assignment and (ii) at such times as are reasonably requested by Registrar or Holders’ Payment Agent, any documentation prescribed by law (including the applicable properly executed Form W-8 or Form W-9), or reasonably requested by Registrar or Holders’ Payment Agent, certifying as to any entitlement of such Person to an exemption from, or reduction in, any withholding tax with respect to any payments to be made to such person under the Note or otherwise required or reasonably necessary to establish such Person’s status for withholding tax or information reporting purposes in an applicable jurisdiction or to enable Issuer, Registrar and Holders’ Payment Agent to comply with applicable Law. Each such Person further agrees that it shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Registrar and Holders’ Payment Agent updated or other appropriate documentation or promptly notify Registrar and Holders’ Payment Agent of its inability to do so.

7. Rule 144A Information. At any time when Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of this Note, Issuer will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of this Note, or to a prospective purchaser of any such security designated by any such Holder or beneficial holder, as the case may be, to the extent required to permit compliance by such Holder or beneficial holder with Rule 144A under the Securities Act in connection with the resale of any such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

8. Legend; Legend Removal.

(a) Each Note shall be imprinted with a legend in substantially the form imprinted on the first page of this Note (the first paragraph of which is referred to as the “Restricted Note Legend”).

(b) The Restricted Note Legend shall not be removed unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Issuer and the Registrar, that neither the Restricted Note Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act or that such Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Issuer shall deliver a Note that does not bear the Restricted Note Legend in exchange for a Note that does bear the Restricted Note Legend; provided that each such Note shall only be issued in the

5

name of the Trust and shall be in a minimum $10.0 million Stated Principal Amount, unless Issuer consents in its sole and absolute discretion to a lesser Stated Principal Amount.

9. Events of Default.

(a) For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any one or more of the following conditions or events shall occur:

(i) Issuer defaults in payment of the Stated Principal Amount when due and payable;

(ii) either Issuer or SCE makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Issuer or SCE bankrupt or insolvent; or any order for relief with respect to Issuer or SCE is entered under the Bankruptcy Code; or Issuer or SCE petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Issuer, or of any substantial part of the assets of Issuer or SCE, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to Issuer or SCE under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Issuer or SCE and either (A) Issuer or SCE by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

(iii) any representation or warranty made by Issuer in Section 12 to the Trust in connection with the execution and delivery of this Note proves to have been incorrect in any material respect on the Issue Date;

(iv) Issuer defaults in the performance of any of its covenants or agreements contained in this Note (other than payment of the Stated Principal Amount when due and payable) and such default shall continue unremedied for 30 days after the Holders of at least 25% of Stated Principal Amount of all Notes then outstanding shall have given notice thereof to Issuer through the Holders’ Payment Agent, which notice shall include a certification from the Registrar that such Holders hold the required percentage of Notes then outstanding; or

(v) an intentional violation by Issuer of the implied covenant of good faith and fair dealing, which violation is designed to (i) reduce the value of the Notes or (ii) to render the Notes valueless.

The foregoing shall constitute “Events of Default” whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b) If an Event of Default of the type described in Section 9(a)(ii) has occurred, the stated principal amount at maturity of the Notes shall become immediately due and

6

payable without any action on the part of the Holders of the Notes, and Issuer shall immediately pay to the Holders’ Payment Agent all amounts due and payable with respect to the Notes. If any other Event of Default (other than an Event of Default described in Section 9(a)(i) or 9(a)(ii)) has occurred, the Majority Holders may declare by written notice to Issuer through the Holders’ Payment Agent, which notice shall include a certification from the Registrar that such Holders hold the required percentage of Notes then outstanding, the Notes to be immediately due and payable and may demand immediate payment of the Stated Principal Amount, which declaration of payment shall be binding on all of the Holders. The Holders’ Payment Agent shall give also give prompt written notice of any such demand to the other Holders.

10. Amendment and Waiver.

(a) The provisions of the Notes may be amended and Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Issuer has obtained the written consent of the Majority Holders; provided that, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder thereof):

(i) reduce the principal amount at maturity of the Notes outstanding whose Holders must consent to an amendment;

(ii) reduce the principal amount at maturity of any Note or extend the maturity of any Note;

(iii) make any Note payable in money other than that stated in the Note;

(iv) make any change to the amendment provisions of this Note which require each Holder’s consent or to the waiver provisions of this Note; or

(v) subordinate, in right of payment, the Notes to any other indebtedness for borrowed money of Issuer.

(b) The Majority Holders may on behalf of the Holders of all the Notes waive any past default under this Note and its consequences, except a default (i) in any payment in respect of the principal amount of or default interest on any Notes, or (ii) in respect of a covenant or provision hereof which under this Note that cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(c) It shall not be necessary for the consent of the Holders under this Section 10 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 10 becomes effective, Issuer shall mail to all Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.

(d) In determining whether the Holders of the required aggregate principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding

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11. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as may be amended from time to time.

“Business Day” means any day, other than a Saturday, Sunday, or any other date on which banks located in New York, New York are closed for business as a result of federal, state, or local holiday.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Issue Date” means [            ], 2014.

“Majority Holders” means, at any time, the holders of at least a majority of the Stated Principal Amount of Notes then outstanding.

“Material Adverse Effect” means (i) a change in the business, property, operations or financial condition of Issuer and its Subsidiaries taken as a whole that materially and adversely affects Issuer’s ability to perform its obligations under this Note or (ii) a material adverse effect on the validity or enforceability of this Note.

“Maturity Date” means September 30, 2016.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SCE” means Southern California Edison Company, a California corporation which is a majority-owned Subsidiary of Issuer.

“Stated Principal Amount” means the principal amount of this Note at maturity hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a

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majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Trust” means that certain Reorganization Trust created pursuant to the [Third Amended Joint Chapter 11 Plan of Reorganization confirmed in In re Edison Mission Energy, et al., Case No. 12-49219 (JPC), pending in the United States Bankruptcy Court for the Northern District of Illinois].

12. Representations and Warranties of the Issuer. Issuer represent and warrants as follows: (a) the execution, delivery, and performance by Issuer of the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, and do not violate (i) any provision of law, (ii) any agreement, indenture, note, or other instrument binding upon it or (iii) its charter or by-laws, except to the extent that such violation in the case of clauses (i) and (ii) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) all authorizations, approvals, and other actions by, and notices to and filings with all governmental authorities required for the due execution, delivery and performance of this Note have been obtained or made and are in full force and effect, except to the extent that the failure to obtain or make, or to have in full force and effect, such authorizations, approvals, other actions, notices and filings would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) each Note is a legally valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

13. Representations and Warranties of the Trust.

(a) The Trust, by its acceptance of this Note on the Issue Date, represents, warrants and agrees that:

(i) it is an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) by reason of paragraph (7) of Rule 501(a);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes except in compliance with the provisions set forth in the Restricted Note Legend and this Note.

(b) The Issuer has issued this Note in reliance upon the representations, warranties, and agreements of the Trust set forth in clause (a) of this Section.

14. Replacement. Upon receipt of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of this Note, upon receipt of an indemnity reasonably satisfactory to Issuer and, in the case of any such mutilation, upon the surrender and cancellation of this Note, Issuer shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note, which new Note or Notes shall only be issued in the name of the Trust notwithstanding the Holder of record of such new Note will be as reflected in the Register. Any Note in lieu of which any such new Note has been so executed and delivered by Issuer shall not be deemed to be an outstanding Note.

15. Notices. Each of the Issuer, the Trust and any other Holder of this Note, by its acceptance of this Note or any interest therein, agrees that (a) all notices hereunder shall be deemed given if in writing and delivered, if sent by courier, or by registered or certified mail (return receipt requested) to the addresses specified in this Section 15 (or at such other addresses as shall be specified by like notice), (b) all notices to any Holder hereunder shall be sent to such address as provided to the Registrar, and (c) all notices to Issuer and Holders’ Payment Agent hereunder shall be sent to:

Issuer:

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Attn.: Chief Financial Officer

With a copy to:

Munger Tolles & Olson LLP

355 South Grand Ave.

Los Angeles, California 90071

Attn.: Thomas B. Walper

Attn.: Seth Goldman

Holders’ Payment Agent and Registrar:

[to come]

With a copy to:

[to come]

16. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a Business Day, the payment shall be due and payable on, and the time

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period shall automatically be extended to, the next Business Day, without any adjustment for interest to such next Business Day.

17. Submission to Jurisdiction; Forum Non Conveniens. Each of the Issuer and Trust, by its acceptance of this Note on the Issue Date, agrees, which agreement shall be binding on each Holder, that any suit, action or proceeding arising out of this Note will be tried exclusively in any court located in the city and county of New York, and agrees to submit to the jurisdiction of, and to venue in, such courts, and hereby further irrevocably waives and agrees not to plead or claim that such court is not a convenient forum for any such suit, action or proceeding.

18. Governing Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of the Notes, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

19. Usury Laws. It is the intention of Issuer and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated automatically or by reason of an election by the Holder hereof resulting from an Event of Default, voluntary prepayment by Issuer or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder hereof either be rebated to Issuer or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Issuer. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Issuer or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Issuer.

20. Waiver of Jury Trial. Each of the Issuer, the Trust and any other Holder of this Note, by its acceptance of this Note or any interest therein, agrees that it hereby waives, to the fullest extent permitted by law, any right to jury trial of any claim, demand, action, or cause of action (i) arising under this Note or (ii) in any way connected with or related or incidental to the dealings in respect of this Note, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Issuer, Trust and any other Holder of this Note, by its acceptance of this Note, or any interest therein, hereby agree and consent that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that each of the Trust, any other Holder of this Note and Issuer may file an original counterpart or a

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copy of this Note with any court as written evidence of the consent of the Trust, the Holder of this Note or Issuer to the waiver of the Trust’s, any Holder of this Note’s, or the Issuer’s right to trial by jury.

21. No Waiver. The rights and remedies of the Holder of this Note expressly set forth in this Note are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No course of dealing between Issuer and the Trust or any other Holder of this Note or any of their respective Affiliates, agents or employees shall be effective to amend, modify or discharge any provision of this Note or to constitute a waiver of any Event of Default. No notice to or demand upon Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Trust on behalf of the Holder of this Note to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

22. Costs. Issuer agrees to pay all costs and expenses, including reasonable attorneys’ fees and disbursements, costs of collection and court costs, incurred or paid by any Holder of this Note in connection with enforcement of this Note following an Event of Default.

23. Assignment; Successors. The rights and obligations of Issuer and any Holder of this Note shall be binding upon and benefit the successors and permitted assigns and transferees of Issuer and any Holder of this Note, except that Issuer may not assign or transfer its rights hereunder or any interest herein or delegate its liabilities, obligations or duties hereunder without the prior written consent of the Majority Holders. Notwithstanding the foregoing, Issuer may enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, without the consent of the Holders; provided that (i) if Issuer is merged or consolidated with another Person, Issuer shall be the continuing or surviving corporation after giving effect to such merger or consolidation or the continuing or surviving corporation shall assume Issuer’s obligations hereunder expressly or by operation of law, and (ii) if Issuer conveys, sells, leases, assigns, transfers or otherwise disposes of all or substantially all of its property, business and assets to another Person, such Person shall assume expressly Issuer’s rights and obligations hereunder.

24. Waiver of Presentment, Demand and Dishonor. Issuer hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of this Note (and any and all obligations hereunder) and any and all extensions, renewals, and modifications hereof. In any action on this Note, the Holder of this Note need not produce or file the original

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of this Note, but need only file a photocopy of this Note certified by the Holder hereof to be a true and correct copy of this Note.

25. Usage. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

* * * * *

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IN WITNESS WHEREOF, Issuer has executed and delivered this Note on [                    ], 2014.

Edison International

By:
Name:
Its:

EXHIBIT A

TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes bearing the Restricted Note Legend, the undersigned registered owner of this Note hereby certifies with respect to $         principal amount at maturity of the above-captioned Notes for which registration of transfer is requested (the “Transferred Notes”), that such transfer complies with the Restricted Note Legend set forth on the face of the Transferred Notes for the reason checked below:

☐	A transfer of the Transferred Notes is made to Issuer or any of its subsidiaries; or

☐	The transfer of the Transferred Notes is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Transferred Notes complies with Rule 144A under the Securities Act; or

☐	The transfer of the Transferred Notes complies with Regulation S under the Securities Act; or

☐	The transfer of the Transferred Notes is made to an institutional “Accredited Investor” acquiring the Transferred Notes for its own account or for the account of an institutional “Accredited Investor”; or

☐	The transfer of the Transferred Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an Affiliate of Issuer.

☐	The transferee is an Affiliate of Issuer.

Capitalized terms used in this certificate have the meanings assigned to them in the Note.

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

A-1

EXHIBIT B

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Attention: Chief Financial Officer

Registrar

Re:	Edison International Promissory Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky Notes laws of any state of the United States.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-1

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

Edison International

2244 Walnut Grove Avenue

Rosemead, California 91770

Attention: Chief Financial Officer

Registrar:

Re:	Edison International Promissory Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $         aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore Notes market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

C-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-2

EXHIBIT D

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer $         in Stated Principal Amount of Notes represented by Certificate No.(s)              to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note in the Note Register. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears in the Note Register)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program).

D-1

EXHIBIT E

INFORMATION RELATING TO REGISTERED HOLDER

Name and Address of Holder	Stated Principal Amount of Notes*

* Must be at least $10 million

(1) All payments by wire transfer of immediately available funds to:

For the account of:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

(4) Tax ID No.:

E-1

Exhibit C

Escrow Agreement Term Sheet

Escrow Agreement

Term Sheet

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Settlement Agreement, dated as of February 18, 2014, by and among Edison Mission Energy, Edison International, and the Consenting Noteholders party thereto (the “Settlement Agreement”).

Parties	The Reorganization Trust Edison International Escrow agent to be mutually agreed between EIX and the Reorganization Trust (“Escrow Agent”)

Escrow Fund	The Reorganization Trust shall deposit with the Escrow Agent $50,000,000 in cash or an equivalent face amount of EIX Notes. At any time, at the option of the Reorganization Trust, it may deposit into the Escrow Fund an equivalent face amount of EIX Notes in lieu of a corresponding amount of cash or it may deposit cash in exchange for a corresponding face amount of EIX Notes.

Investments	Cash funds to be invested in cash equivalents to be agreed upon by EIX and the Reorganization Trust.

Notice of Claims	EIX may deliver a written notice (a “Claim Notice”) to the Escrow Agent and the Reorganization Trust at any time and from time to time prior to the distribution of all escrow funds, stating that it is making a claim for reimbursement of potential actual damages arising from a breach of the Reorganization Trust’s obligations under Section 8(b) of the Settlement Agreement (a “Claim”). Each Claim Notice shall (i) specify in reasonable detail all facts, conditions and events relevant to such Claim; (ii) identify the specific provision(s) of the Settlement Agreement that have been breached by the Reorganization Trust; (iii) include a statement of the amount of potential actual damages arising from the breach (the “Claim Amount”); and (iv) include copies of all written evidence thereof and third party correspondence related thereto.

Undisputed Claims	If the Escrow Agent does not receive within 30 days of the Escrow Agent’s receipt of any Claim Notice a written notice (a “Dispute Notice”) from the Reorganization Trust objecting to the payment of all of the Claim Amount specified in such Claim Notice, the Escrow Agent shall distribute to EIX from the cash portion of the Escrow Fund the undisputed portion of such Claim Amount specified in such Claim Notice. If the cash portion of the Escrow Fund is less than such undisputed Claim Amount, the Escrow Agent shall distribute to EIX all of the cash in the Escrow Fund and EIX shall be entitled to cancel EIX Notes deposited in the Escrow

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Fund having a face amount equal to the amount of such deficiency.

Disputed Claims	If the Escrow Agent receives a Dispute Notice with respect to any Claim, the Escrow Agent will not distribute from the Escrow Fund the portion of the Claim Amount that is disputed until it receives either a Joint Instruction or a final non-appealable order of the Bankruptcy Court directing the Escrow Agent to distribute such disputed portion of such Claim Amount. If the cash portion of the Escrow Fund is less than the amount to be distributed, the Escrow Agent shall distribute to EIX all of the cash in the Escrow Fund and EIX shall be entitled to cancel EIX Notes deposited in the Escrow Fund having a face amount equal to the amount of such deficiency.

Joint Instruction	At any time and from time to time, EIX and the Reorganization Trust may deliver to the Escrow Agent a joint written instruction signed by both of them, and the Escrow Agent shall distribute cash or EIX Notes from the Escrow Fund as indicated in such joint written instruction.

Automatic Releases

On December 31, 2014, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Fund to the Reorganization Trust such that the remaining amount then held in the Escrow Fund is the greater of (i) $25,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date (including any Claim Notice for which the 30-day period to deliver a Dispute Notice has not run) based on a third-party claim.

On September 30, 2015, the Escrow Agent shall release cash or EIX Notes, as applicable, from the Escrow Fund to the Reorganization Trust such that the remaining amount then held in the Escrow Fund is the greater of (i) $15,000,000 and (ii) the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date (including any Claim Notice for which the 30-day period to deliver a Dispute Notice has not run) based on a third-party claim.

On September 30, 2016, the Escrow Agent shall release all remaining cash and EIX Notes in the Escrow Fund to the Reorganization Trust, other than to the extent of the aggregate amount of all unresolved disputes relating to any Claim Notice delivered prior to such date (including any Claim Notice for which the 30-day period to deliver a Dispute Notice has not run) based on a third-party claim.

In no event shall the amount remaining in the Escrow Fund after any Automatic Release be greater than $50,000,000. If EIX Notes have been deposited into the Escrow Account, then the face amount of such EIX Notes shall be used for determining such remaining amount.

Final Distribution	At such time on or after September 30, 2016 as there are no outstanding

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Claim Notices, the Escrow Agent shall release all cash and EIX Notes remaining in the Escrow Fund to the Reorganization Trust for distribution pursuant to the terms of the Amended Plan of Reorganization, and following such distribution the Escrow Agreement shall automatically terminate.

Escrow Earnings	All taxes in respect of earnings on the Escrow Fund shall be the obligation of the Reorganization Trust.

Escrow Agent	The Escrow Agent shall have obligations and duties and an indemnity customary for agreements of this type and reasonably acceptable to the Escrow Agent. Each of EIX and the Reorganization Trust shall severally be liable for one-half of the Escrow Agent’s fees and any indemnity obligations with respect to the Escrow Agent.

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